Exhibit 4.3

Execution Version

Duke Energy Corporation

and

The Bank of New York Mellon Trust Company, N.A.,

as Purchase Contract Agent,

and

The Bank of New York Mellon Trust Company, N.A.,

as Collateral Agent, Custodial Agent and Securities Intermediary

Purchase Contract and Pledge Agreement

Dated as of August 13, 2026

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Section 15.15.	Force Majeure	134

Article XVI Miscellaneous

Section 16.01.	Security Interest Absolute	134
Section 16.02.	Notice of Termination Event	134
Section 16.03.	Reserved	134
Section 16.04.	Instructions to The Bank of New York Mellon Trust Company, N.A.	135
Section 16.05.	Calculations	135

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EXHIBITS

Exhibit A	-	Form of Corporate Units Certificate
Exhibit B	-	Form of Treasury Units Certificate
Exhibit C	-	Instruction to Purchase Contract Agent From Holder (To Create Treasury Units or Corporate Units)
Exhibit D	-	Notice from Purchase Contract Agent to Holders Upon Termination Event (Transfer of Collateral upon Occurrence of a Termination Event)
Exhibit E	-	Notice to Settle with Cash
Exhibit F	-	Instruction from Purchase Contract Agent to Collateral Agent (Creation of Treasury Units)
Exhibit G	-	Instruction from the Collateral Agent to the Securities Intermediary (Creation of Treasury Units)
Exhibit H	-	Instruction from Purchase Contract Agent to Collateral Agent (Recreation of Corporate Units)
Exhibit I	-	Instruction from Collateral Agent to Securities Intermediary (Recreation of Corporate Units)
Exhibit J	-	Notice to Settle with Cash from Purchase Contract Agent to Collateral Agent (Cash Settlement Amounts)
Exhibit K	-	Instruction to Custodial Agent Regarding Remarketing
Exhibit L	-	Instruction to Custodial Agent Regarding Withdrawal from Remarketing
Exhibit M	-	Notice to Settle with Cash After Failed Final Remarketing
Exhibit N	-	Notice from Purchase Contract Agent to Collateral Agent (Settlement with Separate Cash)
Exhibit O	-	Notice of Settlement with Separate Cash from Securities Intermediary to Purchase Contract Agent (Settlement with Separate Cash)
Exhibit P	-	Form of Remarketing Agreement

PURCHASE CONTRACT AND PLEDGE AGREEMENT, dated as of August 13, 2026, among Duke Energy Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), The Bank of New York Mellon Trust Company, N.A., a national banking association, acting as purchase contract agent for, and, for purposes of the Pledge created hereby, as attorney-in-fact of, the Holders from time to time of the Units (in such capacities, together with its successors and assigns in such capacities, the “Purchase Contract Agent”), and The Bank of New York Mellon Trust Company, N.A., as collateral agent hereunder for the benefit of the Company (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the “Securities Intermediary”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units;

WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done; and

WHEREAS, pursuant to the terms of this Agreement and the Purchase Contracts, the Holders have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders, as attorney-in-fact of such Holders, and to grant the Pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
Definitions and Other Provisions of General Application

Section 1.01.         Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(d)            the following terms, which are defined in the UCC, shall have the meanings set forth therein: “certificated security,” “control,” “financial asset,” “entitlement order,” “securities account” and “security entitlement”;

(e)            unless the context otherwise requires, any reference to an “Article” or “Section” or “Exhibit” refers to an Article or Section of, or an Exhibit to, as the case may be, this Agreement; and

(f)            the following terms have the meanings given to them in this Section 1.01(f):

“2032 RSNs” means the series of RSNs of the Company designated the 4.85% Remarketable Senior Notes due 2032 issued pursuant to the Thirty-sixth Supplemental Indenture.

“2036 RSNs” means the series of RSNs of the Company designated the 4.85% Remarketable Senior Notes due 2036 issued pursuant to the Thirty-seventh Supplemental Indenture.

“Account Agreement” has the meaning set forth in Section 12.05.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” has the meaning set forth in Section 1.05; provided that, solely for purposes of Section 15.03, “Agent” shall have the meaning set forth therein.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Law” has the meaning set forth in Section 10.07.

“Applicable Market Value” has the meaning set forth in Section 5.01(a).

“Applicable Ownership Interests in Notes” means a 1/40 undivided beneficial ownership interest in $1,000 principal amount of 2032 RSNs and a 1/40 undivided beneficial ownership interest in $1,000 principal amount of 2036 RSNs, each of which interest constitutes a component of a Corporate Unit.

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“Applicable Ownership Interests in the Treasury Portfolio” means:

(i) for a Remarketing Treasury Portfolio,

(A)            a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount at maturity of U.S. Treasury securities (or principal or interest strips thereof) included in the Remarketing Treasury Portfolio that mature on or prior to the Purchase Contract Settlement Date;

(B)            if the Optional Remarketing Settlement Date occurs prior to May 1, 2029, with respect to the originally-scheduled Interest Payment Dates on each series of the RSNs that would have occurred on May 1, 2029 and the Purchase Contract Settlement Date, an undivided beneficial interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the Interest Payment Date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the Interest Payment Date that would have occurred on the Purchase Contract Settlement Date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the Coupon Rate) that would have been paid on May 1, 2029 and the Purchase Contract Settlement Date, respectively, with respect to a 1/40 undivided beneficial ownership interest in $1,000 principal amount of each series of the RSNs; and

(C)            if the Optional Remarketing Settlement Date occurs on or after May 1, 2029, with respect to the originally-scheduled Interest Payment Date on each series of the RSNs that would have occurred on the Purchase Contract Settlement Date, an undivided beneficial interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date, in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the Coupon Rate) that would have been paid on the Purchase Contract Settlement Date with respect to a 1/40 undivided beneficial ownership interest in $1,000 principal amount of each series of the RSNs.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Remarketing Treasury Portfolio in connection with a Successful Optional Remarketing have a yield that is less than zero on the Optional Remarketing Date, the Remarketing Treasury Portfolio will consist of an amount in Cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (A) and (B) or (C) above. If the provisions set forth in this paragraph apply, for all purposes herein, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Remarketing Treasury Portfolio shall be deemed to be references to such aggregate amount of Cash, and any reference to “Applicable Ownership Interests in the Treasury Portfolio” or clauses (A) and (B) or (C) above shall be deemed to be a reference to the portion of such aggregate Cash amount equal to the aggregate principal amount at maturity of the undivided beneficial ownership interest in the U.S. Treasury securities described in clause (A), (B) or (C) above, as the case may be.

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(ii) for a Tax Credit Event Treasury Portfolio,

(A)            a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Tax Credit Event Treasury Portfolio that mature on or prior to August 1, 2029; and

(B)            with respect to each scheduled Interest Payment Date on each series of the RSNs that would have occurred after the Redemption Date for the Tax Credit Event Redemption and on or prior to August 1, 2029, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment that would be due with respect to a 2.5% beneficial ownership interest in a 2032 RSN in the principal amount of $1,000 and a 2.5% beneficial ownership interest in a 2036 RSN in the principal amount of $1,000 that would have each been components of the Corporate Units on that date (assuming no Tax Credit Event Redemption) and assuming that interest accrued from and including the immediately preceding Interest Payment Date to which interest has been paid.

If, in connection with a Tax Credit Event Redemption, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Tax Credit Event Treasury Portfolio have a yield that is less than zero, then an amount in Cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (A) and (B) above will be substituted for the RSNs that are components of the Corporate Units and the Cash attributable to clause (A) above will be pledged to the Company through the Collateral Agent to secure a Holder’s obligation to purchase shares of Common Stock under the Purchase Contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Tax Credit Event Treasury Portfolio shall be deemed to be references to such aggregate amount of Cash, and any reference to “Applicable Ownership Interests in the Treasury Portfolio” or clauses (A) or (B) above shall be deemed to be a reference to the portion of such aggregate Cash amount equal to the aggregate principal amount at maturity of the undivided beneficial ownership interest in the U.S. Treasury securities described in clause (A) or (B), as the case may be.

“Applicable Remarketing Period” means any of (i) any Optional Remarketing Period for which the Company has elected to conduct an Optional Remarketing pursuant to Section 5.02(a) or (ii) the Final Remarketing Period, as the context requires.

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“Authorized Officer” means any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary or any other Person duly authorized by the Company to act in respect of the matters relating to this Agreement; provided that, solely for purposes of Section 1.05, “Authorized Officers” shall have the meaning set forth therein.

“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Base Indenture” means the Indenture dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (including any provisions of the TIA that are deemed incorporated therein).

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

“Blackout Period” means the period (i) if the Company elects to conduct an Optional Remarketing, from 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the applicable Optional Remarketing Period until the Optional Remarketing Settlement Date or the date the Company announces that such Optional Remarketing was unsuccessful and (ii) after 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period.

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depository or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depository as described in Section 3.06.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office (as such term is defined in the Base Indenture) is closed for business.

“CAP Obligations” has the meaning set forth in Section 5.11(d).

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“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Cash Settlement” means any settlement by a Holder of its Obligations to pay the Purchase Price on the Purchase Contract Settlement Date with separate Cash pursuant to Section 5.02(b)(ix) or 5.03(a)(i).

“Certificate” means a Corporate Units Certificate or a Treasury Units Certificate, as the case may be.

“Clause (i) Distribution” has the meaning set forth in Section 5.05(a)(iv).

“Clause (ii) Distribution” has the meaning set forth in Section 5.05(a)(iv).

“Clause (iv) Distribution” has the meaning set forth in Section 5.05(a)(iv).

“Closing Price” has the meaning set forth in Section 5.01(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collective reference to:

(i)            the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto (other than the portions of the Applicable Ownership Interests in the Treasury Portfolio specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), including, without limitation, (A) the Applicable Ownership Interests in Notes and security entitlements relating thereto (and the RSNs and security entitlements relating thereto Transferred to the Securities Intermediary for credit to the Collateral Account in respect of such Applicable Ownership Interests in Notes), (B) the portions of the Applicable Ownership Interests in the Treasury Portfolio (specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) of the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) of the Holders with respect to the Remarketing Treasury Portfolio or the Tax Credit Event Treasury Portfolio, as applicable, that is a component of the Corporate Units from time to time and security entitlements relating thereto, (C) any Treasury Securities and security entitlements relating thereto Transferred to the Securities Intermediary for Credit to the Collateral Account from time to time in connection with the creation of Treasury Units in accordance with Section 3.13 and (D) payments made by Holders pursuant to Section 5.02(b)(ix) or 5.03;

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(ii)            all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor), other than interest payments on the RSNs of each series and any other income or distributions in respect of any RSNs, Pledged Applicable Ownership Interests in the Treasury Portfolio or the Permitted Investments that Holders are entitled to receive pursuant to Section 4.01(a); and

(iii)            all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

“Collateral Account” means the securities account of the Collateral Agent, maintained on the books of the Securities Intermediary and designated “Duke Energy Equity Units Collateral Account (No. 9017184)”, or any successor securities account of a successor Collateral Agent.

“Collateral Agent” means the Person named as “Collateral Agent” in the first paragraph of this Agreement, acting in its capacity as such hereunder, until a successor Collateral Agent shall have become such pursuant to this Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent hereunder.

“collateral event of default” has the meaning set forth in Section 13.01(b).

“Collateral Substitution” means (i) with respect to the Corporate Units, the substitution of the Pledged Applicable Ownership Interests in Notes included in such Corporate Units with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Applicable Ownership Interests in Notes, or (ii) with respect to the Treasury Units, the substitution of the Pledged Treasury Securities included in such Treasury Units with an equal amount of 2032 RSNs and 2036 RSNs together having a total aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities.

“Common Stock” means the common stock of the Company, par value $0.001 per share (as of the date hereof), subject to Section 5.05(b)(i).

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Compounded Contract Adjustment Payments” has the meaning set forth in Section 5.12(a).

“Contract Adjustment Payment Date” means February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026.

“Contract Adjustment Payments” means amounts payable by the Company on each Contract Adjustment Payment Date in respect of each Purchase Contract, at a rate per year of 2.90% on the Stated Amount per Purchase Contract.

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“Corporate Trust Office” means the designated office of the Purchase Contract Agent, which office at the date hereof is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Company, or a corporate trust office or agency of any successor Purchase Contract Agent, or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Company.

“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof (except that the portions of the Applicable Ownership Interests in the Treasury Portfolio as defined in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition thereof shall not be subject to the Pledge) and the related Purchase Contract.

“Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Coupon Rate” has the meaning set forth in the Supplemental Indentures.

“Current Market Price”

(i)            for purposes of Section 5.05(a)(ii) and Section 5.05(a)(iv) (except with respect to Spin-Offs), means, in respect of a share of Common Stock or any other security on any day of determination, the average VWAP of the Common Stock or such other security on the principal U.S. securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive Trading Days preceding the earlier of the Trading Day preceding the day in question and the Trading Day before the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii)            for purposes of Section 5.05(a)(v) means, in respect of a share of Common Stock, the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for the relevant cash dividend or distribution; and

(iii)            for purposes of Section 5.05(a)(vi), means, in respect of a share of Common Stock, the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer.

“Custodial Agent” means the Person named as Custodial Agent in the first paragraph of this Agreement, acting in its capacity as such hereunder, until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent hereunder.

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“Depository” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depository for the Units as contemplated by Sections 3.06 and 3.08.

“Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“DTC” means The Depository Trust Company.

“Early Settlement” has the meaning set forth in Section 5.08(a).

“Early Settlement Amount” has the meaning set forth in Section 5.08(b).

“Early Settlement Date” has the meaning set forth in Section 5.08(b).

“Effective Date” has the meaning set forth in Section 5.05(b)(iii).

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by an Agent, or another method or system specified by such Agent as available for use in connection with its services hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in the Indenture.

“Ex-Date,” with respect to any issuance or distribution on the Common Stock or any other security, means the first date on which the Common Stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time, without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Exchange Property Unit” has the meaning set forth in Section 5.05(b)(i).

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Expiration Time” has the meaning set forth in Section 5.05(a)(vi).

“Extension Period” has the meaning set forth in Section 5.12(a).

“Failed Final Remarketing” has the meaning set forth in Section 5.02(b)(ix).

“Failed Optional Remarketing” has the meaning set forth in Section 5.02(a)(ix).

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“Failed Remarketing” means, as applicable, a Failed Optional Remarketing or a Failed Final Remarketing.

“Fair Market Value” has the meaning set forth in Section 5.05(a)(iv).

“Final Remarketing” means any Remarketing of the RSNs that occurs during the Final Remarketing Period by the Remarketing Agent(s) pursuant to the Remarketing Agreement.

“Final Remarketing Date” means the date the Company prices the RSNs offered in the Final Remarketing.

“Final Remarketing Period” means the ten (10) Business Day period ending on, and including, the third Business Day immediately preceding the Purchase Contract Settlement Date.

“Fixed Settlement Rates” means the Minimum Settlement Rate and the Maximum Settlement Rate, collectively.

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i)            except in connection with transactions described in clause (ii) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(ii)            the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries;

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(iii)            the Common Stock (or other common stock underlying the Purchase Contracts) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) unless the Common Stock has been accepted for listing or admitted for trading on another Permitted Exchange; or

(iv)            the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (ii) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Purchase Contracts relate to such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which the Common Stock is replaced by the common stock or other common equity of another entity occurs, following the completion of the related Fundamental Change Exercise Period, references to the Company in this “Fundamental Change” definition shall instead be references to such other entity.

“Fundamental Change Early Settlement” has the meaning set forth in Section 5.05(b)(ii).

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 5.05(b)(ii).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 5.05(b)(ii).

“Fundamental Change Exercise Period” has the meaning set forth in Section 5.05(b)(ii).

“Global Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of the Depository or a nominee thereof.

“Global Note” has the meaning set forth in the Supplemental Indentures.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649.

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“Holder” means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Units have voted on any matter (and not for any other purpose hereunder), if the Unit remains in the form of one or more Global Certificates and if the Depository that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depository Participants to whose accounts the Units are credited on the record date, the term “Holder” shall mean such Depository Participant acting at the direction of the Beneficial Owners.

“Increased Principal Amount” has the meaning set forth in Section 3.05.

“Indemnitees” has the meaning set forth in Section 7.07(c).

“Indenture” means the Base Indenture, as amended and supplemented by the Thirty-sixth Supplemental Indenture and the Thirty-seventh Supplemental Indenture, as it may be further amended and/or supplemented from time to time.

“Initial Public Offering” has the meaning set forth in Section 5.05(a)(iv).

“Instructions” has the meaning set forth in Section 1.05.

“Interest Payment Date” has the meaning set forth in the Supplemental Indentures.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by an Authorized Officer of the Company, and delivered to the Purchase Contract Agent.

“Losses” has the meaning set forth in Section 15.08(b).

“Make-Whole Shares” has the meaning set forth in Section 5.05(b)(ii).

“Market Disruption Event” has the meaning set forth in Section 5.01(a).

“Market Value Averaging Period” has the meaning set forth in Section 5.01(a).

“Maximum Settlement Rate” has the meaning set forth in Section 5.01(a)(iii).

“Merger Common Stock” has the meaning set forth in Section 5.05(b)(i).

“Merger Valuation Percentage” means, with respect to any Reorganization Event:

(i)            if the Merger Common Stock is listed, quoted or traded on any securities exchange or quotation system during the Merger Valuation Period, a percentage equal to (x) the arithmetic average of the Closing Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Closing Price” were references to such Merger Common Stock), divided by (y) the arithmetic average of the Closing Prices of one share of Common Stock over the relevant Merger Valuation Period; and

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(ii)            otherwise, a percentage equal to (x) the Closing Price of one share of such Merger Common Stock (determined as if references to “Common Stock” in the definition of “Closing Price” were references to such Merger Common Stock), divided by (y) the value of one Exchange Property Unit (determined pursuant to Section 5.05(b)(i)), in each case, as of the effective date of such Reorganization Event (or, if such effective date is not a Trading Day, the immediately succeeding Trading Day).

“Merger Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Minimum Settlement Rate” has the meaning set forth in Section 5.01(a)(i).

“Minimum Stock Price” has the meaning set forth in Section 5.05(b)(iii).

“Obligations” means, with respect to each Holder, the obligation of such Holder under such Holder’s Unit (including the Purchase Contract contained therein) and this Agreement to pay the Purchase Price with respect to each Purchase Contract being settled, whether pursuant to an Early Settlement or a Fundamental Change Early Settlement or on the Purchase Contract Settlement Date.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Purchase Contract Agent, the Collateral Agent, the Custodial Agent or the Securities Intermediary, as applicable. Any Officer’s Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer’s Certificate provided for in Section 10.05) shall include the information set forth in Section 1.02.

“Opinion of Counsel” means a written opinion of counsel who is acceptable to the Purchase Contract Agent and which counsel may be counsel to the Company (and who may be an employee of the Company or any of its Affiliates). An opinion of counsel may rely on certificates as to matters of fact.

“Optional Remarketing” means any Remarketing of the RSNs that occurs during an Optional Remarketing Period by the Remarketing Agent(s) pursuant to the Remarketing Agreement.

“Optional Remarketing Date” means the date the Company prices the RSNs offered in an Optional Remarketing.

“Optional Remarketing Period” has the meaning set forth in Section 5.02(a).

“Optional Remarketing Settlement Date” means the Remarketing Settlement Date with respect to a Successful Optional Remarketing.

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“Outstanding” means, as of any date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i)            all Units, if a Termination Event has occurred;

(ii)            Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii)            Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company. For the avoidance of doubt, a Purchase Contract shall be considered “Outstanding” if the Unit containing such Purchase Contract is Outstanding.

“Paying Agent” has the meaning set forth in the Indenture.

“Payment Date” means each February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026.

“Period for Optional Remarketing” means the period beginning on, and including, January 30, 2029 (the second Business Day immediately preceding the February 1, 2029 Interest Payment Date) and ending on, and including, July 6, 2029 (the tenth calendar day immediately preceding the first day of the Final Remarketing Period).

“Permitted Exchange” means any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

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“Permitted Investments” means any one of the following, in each case maturing on the Business Day following the date of acquisition:

(i)            any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

(ii)            deposits, demand deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent);

(iii)            investments with an original maturity of 365 days or less of any Person that are fully and unconditionally guaranteed by a bank referred to in clause (ii) of this definition;

(iv)            repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;

(v)            investments in commercial paper, other than commercial paper issued by the Company or its Affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by S&P Global Ratings Inc. (“S&P”) or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and

(vi)            investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an Affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.

Obligations issued by the Purchase Contract Agent or any of its Affiliates shall qualify as Permitted Investments if they otherwise fall under the categories described above. Notwithstanding the foregoing, Permitted Investments shall be limited to those instruments readily obtainable and routinely offered by the Purchase Contract Agent. Permitted Investments may include investments for which the Collateral Agent or its Affiliates serve as manager, investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian and for which the Collateral Agent may receive fees.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any political subdivision, instrumentality or agency thereof.

“Plan” means (i) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or any applicable Similar Law, or (iii) any entity whose underlying assets are considered to include the assets of any of the foregoing described in clause (i) and (ii) pursuant to ERISA or otherwise.

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“Pledge” means the lien and security interest in the Collateral created by this Agreement.

“Pledge Indemnitees” has the meaning set forth in Section 15.08(b).

“Pledged Applicable Ownership Interests in Notes” means the portion of the Applicable Ownership Interests in Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Applicable Ownership Interests in the Treasury Portfolio” means the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of such term) and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Security” has the meaning set forth in Section 3.05.

“Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Predecessor Certificate” means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

“Predecessor Corporate Units Certificate” of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

“Predecessor Treasury Units Certificate” of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

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“Pro Rata” or “pro rata” shall mean, unless otherwise specified, pro rata to each Holder according to the aggregate number of the Units held by such Holder in relation to the aggregate number of all Units Outstanding.

“Proceeding” has the meaning set forth in Section 5.11(d).

“Proceeds” has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, Cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, any Remarketing), exchange, collection or disposition of any financial assets from time to time credited to the Collateral Account.

“Prospectus” means the prospectus relating to the shares or any securities deliverable in connection with an Early Settlement pursuant to Section 5.08 or a Fundamental Change Early Settlement of Purchase Contracts pursuant to Section 5.05(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

“Purchase Contract” means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase (with settlement on the Purchase Contract Settlement Date, unless a Termination Event, an Early Settlement Date or a Fundamental Change Early Settlement has previously occurred), a number of shares of Common Stock equal to the applicable Settlement Rate, and (ii) pay to the Holder thereof Contract Adjustment Payments, subject to the Company’s right to defer Contract Adjustment Payments pursuant to Section 5.12, in each case, on the terms and subject to the conditions set forth in Article V. Unless the context otherwise requires, any reference herein (x) to a Purchase Contract shall be deemed to refer to a Purchase Contract with a stated amount equal to the Stated Amount, or (y) to a particular number of Purchase Contracts shall be deemed to refer to Purchase Contract(s) with a stated amount equal to the product of such number and the Stated Amount.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement, acting in its capacity as such hereunder, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Purchase Contract Settlement Date” means August 1, 2029 (or if such day is not a Business Day, the following Business Day).

“Purchase Contract Settlement Fund” has the meaning set forth in Section 5.04.

“Purchase Price” has the meaning set forth in Section 5.01(a).

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“Put Price” has the meaning set forth in the Supplemental Indentures.

“Put Right” has the meaning set forth in the Supplemental Indentures.

“Quotation Agent” means any primary United States government securities dealer in New York City selected by the Company.

“ranking junior to the CAP Obligations” means, with respect to any obligation of the Company, that such obligation (a) ranks junior to, and not equally with or prior to, the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations) in right of payment upon the happening of any event of the kind specified in the second paragraph of Section 5.11(d) or (b) is specifically designated as ranking junior to the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations) by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, otherwise ranking junior to the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations), shall be deemed to prevent such obligations from constituting obligations ranking junior to the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations).

“ranking on a parity with the CAP Obligations” means, with respect to any obligation of the Company, that such obligation (a) ranks equally with and not prior to the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations) in right of payment upon the happening of any event of the kind specified in the second paragraph of Section 5.11(d) or (b) is specifically designated as ranking on a parity with the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations) by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, otherwise ranking on a parity with the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations), shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the CAP Obligations (or any other obligations of the Company ranking on a parity with the CAP Obligations).

“Record Date” for any distribution and any Contract Adjustment Payment and any deferred Contract Adjustment Payment (and any Compounded Contract Adjustment Payment thereon) payable on any Contract Adjustment Payment Date means the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the calendar month in which the relevant distribution date or Contract Adjustment Payment Date falls.

“Redemption Date” has the meaning set forth in the Supplemental Indentures.

“Reduced Principal Amount” has the meaning set forth in Section 3.05.

“Reference Dividend” has the meaning set forth in Section 5.05(a)(v).

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“Reference Price” means $50, divided by the Maximum Settlement Rate, such quotient being rounded to the nearest $0.0001.

“Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the securities deliverable by the Company in connection with an Early Settlement on the applicable Settlement Date under Section 5.08 or a Fundamental Change Early Settlement on the Fundamental Change Early Settlement Date under Section 5.05(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Released Security” has the meaning set forth in Section 3.05.

“Remarketing” means any remarketing of the RSNs pursuant to the Remarketing Agreement.

“Remarketing Agent(s)” has the meaning set forth in the Supplemental Indentures.

“Remarketing Agreement” means the Remarketing Agreement, in substantially the form set forth in Exhibit P, to be entered into among the Company, the Purchase Contract Agent and the Remarketing Agent(s), as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time.

“Remarketing Date” means each of the Business Days selected for Remarketing in an Optional Remarketing Period or the Final Remarketing Period.

“Remarketing Fee” means, in the event of a Successful Remarketing, a remarketing fee paid to the Remarketing Agent(s) to be agreed upon in writing by the Company and the Remarketing Agent(s) prior to any such Remarketing pursuant to the Remarketing Agreement.

“Remarketing Price” means (i) in the case of an Optional Remarketing, 100% of the aggregate of the Remarketing Treasury Portfolio Purchase Price and the Separate RSNs Purchase Price; and (ii) in the case of a Final Remarketing, 100% of the aggregate principal amount of RSNs underlying the Pledged Applicable Ownership Interests in Notes (other than any such RSNs that are not remarketed in such Final Remarketing, pursuant to Section 5.03) and Separate RSNs to be remarketed.

“Remarketing Price Per 2032 RSN” means, with respect to any Optional Remarketing, for each $1,000 principal amount of 2032 RSNs, an amount in Cash equal to the quotient of (i) the portion of the Remarketing Treasury Portfolio Purchase Price attributable to the components of the Remarketing Treasury Portfolio specified in clauses (i) and (iii) or (iv) of the definition of such term divided by (ii) (a) the aggregate principal amount of 2032 RSNs underlying the Pledged Applicable Ownership Interests in Notes that are held as components of Corporate Units and remarketed in such Optional Remarketing divided by (b) $1,000.

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“Remarketing Price Per 2036 RSN” means, with respect to any Optional Remarketing, for each $1,000 principal amount of 2036 RSNs, an amount in Cash equal to the quotient of (i) the portion of the Remarketing Treasury Portfolio Purchase Price attributable to the components of the Remarketing Treasury Portfolio specified in clauses (ii) and (v) or (vi) of the definition of such term divided by (ii) (a) the aggregate principal amount of 2036 RSNs underlying the Pledged Applicable Ownership Interests in Notes that are held as components of Corporate Units and remarketed in such Optional Remarketing divided by (b) $1,000.

“Remarketing Settlement Date” means (i) in the case of a Successful Optional Remarketing, (x) if the remarketed RSNs are priced before 4:30 p.m., New York City time, on the Optional Remarketing Date for such Successful Optional Remarketing, the second Business Day immediately following such Optional Remarketing Date and (y) otherwise, the third Business Day following the relevant Optional Remarketing Date, and (ii) in the case of a Final Remarketing, the Purchase Contract Settlement Date.

“Remarketing Treasury Portfolio” means:

(i)            United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the principal amount of the 2032 RSNs underlying Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date;

(ii)            United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the principal amount of the 2036 RSNs underlying Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date;

(iii)            if the Optional Remarketing Settlement Date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly Interest Payment Dates on the 2032 RSNs that would have occurred on May 1, 2029 and the Purchase Contract Settlement Date, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the Interest Payment Date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the Interest Payment Date that would have occurred on the Purchase Contract Settlement Date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the Coupon Rate) that would have been paid to the Holders of the Corporate Units on May 1, 2029 and the Purchase Contract Settlement Date, respectively, on the principal amount of the 2032 RSNs underlying the Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date;

(iv)            if the Optional Remarketing Settlement Date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the Coupon Rate) that would have been paid to the Holders of the Corporate Units on the Purchase Contract Settlement Date on the principal amount of the 2032 RSNs underlying the Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date;

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(v)            if the Optional Remarketing Settlement Date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly Interest Payment Dates on the 2036 RSNs that would have occurred on May 1, 2029 and the Purchase Contract Settlement Date, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the Interest Payment Date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the Interest Payment Date that would have occurred on the Purchase Contract Settlement Date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the Coupon Rate) that would have been paid to the Holders of the Corporate Units on May 1, 2029 and the Purchase Contract Settlement Date, respectively, on the principal amount of the 2036 RSNs underlying the Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date; and

(vi)            if the Optional Remarketing Settlement Date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the Purchase Contract Settlement Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the Coupon Rate) that would have been paid to the Holders of the Corporate Units on the Purchase Contract Settlement Date on the principal amount of the 2036 RSNs underlying the Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date;

provided that if on the Optional Remarketing Date United States Treasury Securities (or principal or interest strips thereof) that are to be included in the Remarketing Treasury Portfolio have a yield that is less than zero, “Remarketing Treasury Portfolio” means Cash in an amount equal to (i) the principal amount of the 2032 RSNs and the 2036 RSNs underlying Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date and (ii) the aggregate interest payments (assuming no reset of the Coupon Rate) that would have been paid to the Holders of the Corporate Units as provided in clauses (iii) and (v) or (iv) and (vi), as applicable, on the principal amount of the 2032 RSNs and the 2036 RSNs underlying the Applicable Ownership Interests in Notes included in the Corporate Units on the Optional Remarketing Date.

“Remarketing Treasury Portfolio Purchase Price” means, for purposes of a Successful Optional Remarketing, the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent selected by the Company between 9:00 a.m. and 4:00 p.m., New York City time, on the Optional Remarketing Date for the purchase of the Remarketing Treasury Portfolio for settlement on the Optional Remarketing Settlement Date; provided that if the Remarketing Treasury Portfolio consists of Cash, “Remarketing Treasury Portfolio Purchase Price” means the amount thereof.

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“Reorganization Event” means:

(i)            any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii)            any consolidation, merger, combination or similar transaction involving the Company;

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)            any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof).

“Reset Rates” means, in connection with each Remarketing, the rates per annum (as determined by the Remarketing Agent(s) in consultation with the Company pursuant to the Remarketing Agreement) rounded to the nearest one thousandth (0.001) of one percent that the 2032 RSNs and the 2036 RSNs shall bear as determined by the Remarketing Agent(s) in consultation with the Company pursuant to the Remarketing Agreement.

“Responsible Officer” means, when used with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned to the corporate trust department of the Purchase Contract Agent located at the Corporate Trust Office of the Purchase Contract Agent who has direct responsibility for the administration of this Agreement and also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject and who shall have direct responsibility for this Agreement.

“Rights” has the meaning set forth in Section 5.05(a)(x).

“Rights Plan” has the meaning set forth in Section 5.12(d)(i).

“RSNs” means the 2032 RSNs and the 2036 RSNs, either collectively or individually, as the context requires.

“Sanctions” has the meaning set forth in Section 1.17.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a Business Day.

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“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means the Person named as Securities Intermediary in the first paragraph of this Agreement, acting in its capacity as such hereunder, until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor.

“Security Register” and “Securities Registrar” have the respective meanings set forth in Section 3.05.

“Senior Indebtedness” means all obligations or indebtedness of, or guaranteed or assumed by, the Company, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such indebtedness or obligations or pursuant to which the same is outstanding it is specifically stated, at or prior to the time the Company becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not Senior Indebtedness; provided, however, that Senior Indebtedness shall not include: (x) any indebtedness owed by the Company to trade creditors incurred in connection with the purchase of goods, materials or services obtained in the ordinary course of business; (y) indebtedness owed by the Company to its Subsidiaries or (z) indebtedness owed by the Company to its employees, which, in each of (x), (y) and (z), shall rank equally with the Contract Adjustment Payments in right of payment, subject to the Company’s right to defer Contract Adjustment Payments pursuant to Section 5.12.

“Separate RSNs” means the Separate 2032 RSNs and the Separate 2036 RSNs, either collectively or individually, as the context requires.

“Separate 2032 RSNs” means the 2032 RSNs that have been released from the Pledge pursuant to the terms hereof and therefore no longer underlie Corporate Units.

“Separate 2036 RSNs” means the 2036 RSNs that have been released from the Pledge pursuant to the terms hereof and therefore no longer underlie Corporate Units.

“Separate RSNs Account” has the meaning set forth in Section 5.02(a)(v).

“Separate RSNs Purchase Price” means, for any Optional Remarketing, the amount in Cash equal to the sum of (i) the product of (A) the Remarketing Price Per 2032 RSN and (B) (x) the aggregate principal amount of Separate 2032 RSNs remarketed in such Optional Remarketing divided by (y) $1,000 and (ii) the product of (A) the Remarketing Price Per 2036 RSN and (B) (x) the aggregate principal amount of Separate 2036 RSNs remarketed in such Optional Remarketing divided by (y) $1,000.

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“Settlement Date” means, as applicable, (i) the Purchase Contract Settlement Date, (ii) the second Business Day following the Early Settlement Date or (iii) the Fundamental Change Early Settlement Date.

“Settlement Rate” has the meaning set forth in Section 5.01(a).

“Similar Laws” means the provisions under any federal, state, local, non-U.S. laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code.

“Spin-Off” has the meaning set forth in Section 5.05(a)(iv).

“Stated Amount” means $50.00.

“Stock Price” has the meaning set forth in Section 5.05(b)(iii).

“Subjected RSN” has the meaning set forth in Section 3.05.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successful Final Remarketing” has the meaning set forth in Section 5.02(b)(v).

“Successful Optional Remarketing” has the meaning set forth in Section 5.02(a)(v).

“Successful Remarketing” means, as applicable, a Successful Optional Remarketing or a Successful Final Remarketing.

“Supplemental Indentures” means the Thirty-sixth Supplemental Indenture and the Thirty-seventh Supplemental Indenture.

“Tax Credit Event” has the meaning set forth in the Supplemental Indentures.

“Tax Credit Event Redemption” has the meaning set forth in the Supplemental Indentures.

“Tax Credit Event Treasury Portfolio” means, as determined by the Company or on its behalf by an investment banking firm retained by the Company for such purpose:

(i)            United States Treasury securities (or principal or interest strips thereof) that mature on or prior to August 1, 2029 in an aggregate amount at maturity equal to the principal amount of the RSNs that are components of the Corporate Units; and

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(ii)            with respect to each scheduled Interest Payment Date on the RSNs that occurs after the Redemption Date for the Tax Credit Event Redemption and on or prior to August 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the RSNs of each series that would have been components of the Corporate Units on that date (assuming no Tax Credit Event Redemption) and assuming that interest accrued from and including the immediately preceding Interest Payment Date to which interest has been paid;

provided that if on the Redemption Date of the Tax Credit Event Redemption, United States Treasury Securities (or principal or interest strips thereof) that are to be included in the Tax Credit Event Treasury Portfolio have a yield that is less than zero, “Tax Credit Event Treasury Portfolio” means Cash in an amount equal to the principal amount of the RSNs of each series that are components of the Corporate Units and the aggregate interest payment that would be due as provided in clause (ii) on the principal amount of the RSNs of each series that are components of the Corporate Units.

“Tax Credit Event Treasury Portfolio Purchase Price” has the meaning set forth in the Supplemental Indentures.

“Term Sheet” means the pricing term sheet related to the offering of the Units, as filed with the Securities and Exchange Commission as a “free writing prospectus” on August 10, 2026.

“Termination Date” means the date, if any, on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following events:

(i)            at any time on or prior to the Purchase Contract Settlement Date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the Purchase Contract Settlement Date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(ii)            at any time on or prior to the Purchase Contract Settlement Date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the Purchase Contract Settlement Date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

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(iii)            at any time on or prior to the Purchase Contract Settlement Date, the Company shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Thirty-seventh Supplemental Indenture” means the Thirty-seventh Supplemental Indenture to the Base Indenture, dated as of August 13, 2026, pursuant to which the 2036 RSNs are issued.

“Thirty-sixth Supplemental Indenture” means the Thirty-sixth Supplemental Indenture to the Base Indenture, dated as of August 13, 2026, pursuant to which the 2032 RSNs are issued.

“Threshold Appreciation Price” means $50, divided by the Minimum Settlement Rate, such quotient being rounded to the nearest $0.0001.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

“TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

“Trading Day” has the meaning set forth in Section 5.01(a).

“Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective indorsement; (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities or RSNs, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account; and (iv) in the case of RSNs in registered form, in the manner contemplated by Section 2.03(a) of each of the Supplemental Indentures and Section 305 of the Base Indenture.

“Treasury Securities” means zero-coupon U.S. Treasury securities that mature on or prior to August 1, 2029 (including, without limitation, the U.S. Treasury securities with CUSIP No. 912821JL0).

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“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interests in Notes as Collateral to secure a Holder’s Obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

“Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

“Trigger Event” has the meaning set forth in Section 5.05(a)(iv).

“Trustee” means The Bank of New York Mellon Trust Company, N.A. as “Trustee” under the Indenture with respect to the RSNs, or any successor thereto as set forth in the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unit” means a Corporate Unit or a Treasury Unit, as the case may be.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VWAP” has the meaning set forth in Section 5.01(a).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02.            Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any written application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer’s Certificate provided for in Section 10.05) shall include:

(i)            a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

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(ii)            a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(iii)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.            Form of Documents Delivered to Purchase Contract Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.            Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company.

Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.

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(c)            The ownership of Units shall be proved by the Security Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)            The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder in the manner set forth in Section 1.06 prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05.            Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by email) mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by email or other electronic methods or personally delivered or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery.

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The Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary (collectively, the “Agent”) shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Company shall provide to the Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Agent Instructions using Electronic Means and the Agent in its discretion elects to act upon such Instructions, the Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Agent cannot determine the identity of the actual sender of such Instructions and that the Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Agent, including without limitation the risk of the Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Agreement or any Certificate, where this Agreement or any Certificate provides for notice of any event or any other communication to a Holder of a Global Certificate (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by email in accordance with accepted practices at the Depository.

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The Purchase Contract Agent (if other than the Trustee) shall send to the Trustee at the following address a copy of any notices in the form of Exhibits C, D, E, F, H, J, M, N or O it sends or receives:

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attn: Corporate Trust Administration

Section 1.06.            Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.            Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

Section 1.09.            Separability Clause. In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.            Benefits of Agreement. Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than (w) the parties hereto and their successors hereunder, (x) to the extent set forth in Section 5.11, the holders of Senior Indebtedness, (y) to the extent provided hereby, the Holders, and (z) to the extent set forth in Section 3.06, the Beneficial Owners, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

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Section 1.11.            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, THE UNITS AND THE PURCHASE CONTRACTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF). The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 1.12.            Legal Holidays. In any case where any Contract Adjustment Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments, deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon), and other distributions shall not be paid on such date, but Contract Adjustment Payments, deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon), and other distributions shall be paid on the next succeeding Business Day; provided that no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

In any case where the Purchase Contract Settlement Date or the Settlement Date relating to any Early Settlement Date or any Fundamental Change Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Fundamental Change Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Fundamental Change Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, the Settlement Date relating to such Early Settlement Date or such Fundamental Change Early Settlement Date, as applicable.

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Section 1.13.            Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 1.14.            Inspection of Agreement. Upon reasonable prior written notice, a copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.15.            Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

Section 1.16.            No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 1.17.            Office of Foreign Assets Control Sanctions Representations.

(a)            The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively “Sanctions”).

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(b)            The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions or (iii) in any other manner that will result in a violation of any applicable Sanctions by any person.

Article II
Certificate Forms

Section 2.01.            Forms of Certificates Generally. The Certificates shall be in substantially the form set forth in Exhibit A (in the case of Corporate Units Certificates) or Exhibit B (in the case of Treasury Units Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any Depository therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.

Each Certificate may be executed in one or more counterparts by the parties thereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 2.02.            Form of Purchase Contract Agent’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

Article III
The Units

Section 3.01.            Amount; Form and Denominations. The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder will initially consist of 40,000,000 Units, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates to the extent expressly permitted hereunder.

The Certificates shall be issuable only in registered form (which, for the avoidance of doubt, in the case of Global Certificates, shall be registered in the name of the Depository or its nominee) and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

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Section 3.02.            Rights and Obligations Evidenced by the Certificates. Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of an Applicable Ownership Interests in Notes or an Applicable Ownership Interests in the Treasury Portfolio, as the case may be, subject to the Pledge of such Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.

The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to Article XI, the Applicable Ownership Interests in Notes or the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) forming a part of such Corporate Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Applicable Ownership Interests in Notes or portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) to secure the Obligations of the Holder under each Purchase Contract to purchase shares of Common Stock. To effect such Pledge and grant such security interest, the Purchase Contract Agent on behalf of the Holders of Corporate Units has, on the date hereof, delivered to the Securities Intermediary for credit to the Collateral Account the RSNs underlying the Applicable Ownership Interests in Notes by delivering such RSNs indorsed in blank.

Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Units Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/20 undivided beneficial ownership interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to Article XI, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the Obligations of the Holder under each Purchase Contract to purchase shares of Common Stock.

Prior to the purchase and delivery of shares of Common Stock under each Purchase Contract, such Purchase Contract shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company.

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Section 3.03.            Execution, Authentication, Delivery and Dating. Subject to the provisions of Section 3.13 and Section 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

The Certificates shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of any such Authorized Officer on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual or electronic signature of an authorized signatory of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

Each Certificate shall be dated the date of its authentication.

No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Purchase Contract Agent by manual or electronic signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.04.            Temporary Certificates. Pending the preparation of definitive Certificates, the Company may execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or the Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

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If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Purchase Contract Agent or its agent, in Jacksonville, Florida, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

Section 3.05.            Registration; Registration of Transfer and Exchange. The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Securities Registrar”). The Securities Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Purchase Contract Agent or its agent in Jacksonville, Florida, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Purchase Contract Agent or its agent in Jacksonville, Florida. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, as its attorney-in-fact, and deliver to the Holder the Certificates which the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or the Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

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Every Certificate presented or surrendered for registration of transfer or exchange shall if so required by the Purchase Contract Agent be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges not involving any transfer to a person other than the Holder.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after any Early Settlement Date or any date on which the Fundamental Change Early Settlement Right is exercised with respect to such Certificate, any Termination Date or the Business Day immediately preceding the Purchase Contract Settlement Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i)            if the Purchase Contract Settlement Date or an Early Settlement Date or a Fundamental Change Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, cause to be delivered the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate (or portion thereof) on the applicable Settlement Date; and

(ii)            if a Termination Event, an Early Settlement, or a Fundamental Change Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the RSNs, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V.

The Purchase Contract Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Certificate (including any transfers between or among Beneficial Owners of interests in any Global Certificate or between or among Depository Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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In the event that any RSNs underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement (a “Released Security”), such release and delivery shall be evidenced by an endorsement by the Securities Intermediary, at the direction of the Collateral Agent, on the RSN held by the Securities Intermediary and credited to the Collateral Account (the “Pledged Security”) reflecting a reduction in the principal amount of such Pledged Security equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Security. The Collateral Agent shall confirm any such Reduced Principal Amount by delivering a PDF copy of such endorsement made on the Pledged Security evidencing such Reduced Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 1.05 (or at such other number, email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the email address or other address of the Company for notices to the Company on the signature page of this Agreement (or at such other email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent to instruct the Securities Intermediary to deliver the Pledged Security (which will be evidenced by the original definitive note held by the Securities Intermediary) to the Trustee along with an instruction to coordinate the specified decrease in the Pledged Security and the corresponding increase in the Global Note held by the Trustee with respect to the RSNs in an amount equal to the Reduced Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such increase. Except in the case of a release from the Pledge following a Termination Event, the Trustee shall then promptly return the Pledged Securities to the Securities Intermediary for credit to the Collateral Account. Other than the reasonable care in the handling of the Pledged Securities, neither the Collateral Agent nor the Trustee shall be responsible for perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement.

In the event that any RSN is transferred to the Securities Intermediary for credit to the Collateral Account pursuant to Section 3.14 (a “Subjected RSN”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Securities Intermediary, at the direction of the Collateral Agent, on the Pledged Security held by the Securities Intermediary reflecting an increase in the principal amount of such Pledged Security equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected RSN. The Collateral Agent shall confirm any such Increased Principal Amount by delivering a PDF copy of such endorsement made on the Pledged Security evidencing such Increased Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 1.05 (or at such other email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the email address or other address of the Company for notices to the Company on the signature page of this Agreement (or at such other email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent directing the Securities Intermediary to deliver the Pledged Security (which will be evidenced by the original definitive note held by the Securities Intermediary) to the Trustee along with an instruction to coordinate the specified increase in the Pledged Securities and the corresponding decrease in the Global Note held by the Trustee in an amount equal to the Increased Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such decrease. The Trustee shall then promptly return the Pledged Securities to the Securities Intermediary for credit to the Collateral Account.

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Section 3.06.            Book-Entry Interests. The Certificates will be initially issued in the form of one or more fully registered Global Certificates, to be delivered to the Depository or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depository. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depository, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depository as required by the Depository and in form and substance reasonably acceptable to the Purchase Contract Agent in connection herewith and if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive and fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

(i)            the provisions of this Section 3.06 shall be in full force and effect;

(ii)            the Company and the Agents shall be entitled to deal with the Depository for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units evidenced by Global Certificates and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depository of any kind, such Beneficial Owner’s right to receive a definitive Certificate representing the Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;

(iii)            to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv)            except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or the Depository Participants.

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The Depository will make book-entry transfers among Depository Participants and receive and transmit Contract Adjustment Payments to such Depository Participants. Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depository, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14, respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases set forth in such Global Certificate. None of the Company, the Purchase Contract Agent or any other Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 3.07.            Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depository or the nominee of the Depository, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08.            Appointment of Successor Depository. If the Depository elects to discontinue its services as securities depository with respect to the Units, the Company may, in its sole discretion, appoint a successor Depository with respect to the Units, as long as such successor Depository constitutes a “clearing agency” registered under Section 17A of the Exchange Act.

Section 3.09.            Definitive Certificates.

If:

(i)            the Depository notifies the Company that it is unwilling or unable to continue its services as securities depository with respect to the Units and no successor Depository has been appointed pursuant to Section 3.08 within 90 days after the Company’s receipt of such notice;

(ii)            the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depository is required to be so registered to act as the Depository and the Company receives notice of such cessation, and no successor Depository has been appointed pursuant to Section 3.08 within 90 days after the Company’s receipt of such notice or the Company’s becoming aware of such cessation; or

(iii)            any Event of Default with respect to the RSNs, or any event that after notice or lapse of time would constitute an Event of Default with respect to the RSNs, has occurred and is continuing, or the Company has failed to perform any of its obligations under this Agreement, the Units or the Purchase Contracts, and in each case any Beneficial Owner requests that its beneficial interest be exchanged for a definitive Certificate;

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then (x) definitive Certificates shall be prepared by the Company with respect to such Units and delivered to the Purchase Contract Agent, together with an Issuer Order for authentication and (y) upon surrender of the Global Certificates representing the Units by the Depository, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with instructions provided by the Depository; provided that in the case of clause (iii) only the beneficial interests of the Beneficial Owners so requesting shall be exchanged for definitive Certificates, and the aggregate number of Units represented by the Global Certificate will be reduced accordingly, in accordance with standing arrangements between the Purchase Contract Agent and the Depository. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate (or beneficial interests in a Global Certificate) so surrendered in respect thereof.

Section 3.10.            Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Purchase Contract Agent or its agent at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, with respect to such mutilated, destroyed, lost or stolen Certificate a new Certificate on or after the Business Day immediately preceding the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent, at the written direction of the Company, shall:

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(i)            if the Purchase Contract Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver or cause to be delivered the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; and

(ii)            if a Termination Event with respect to such mutilated, destroyed, lost or stolen Certificate shall have occurred prior to the Purchase Contract Settlement Date, transfer the RSNs, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V.

Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11.            Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the RSNs underlying the Applicable Ownership Interests in Notes, on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) or payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units (subject to the proviso contained in clause (ii) of Section 3.06), whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and none of the Company or the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

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None of the Purchase Contract Agent or the Securities Registrar shall have any responsibility or obligation to any Beneficial Owner of Units represented by a Global Certificate or other Person with respect to the accuracy of the records of the Depository or its nominee or of any agent member, with respect to any ownership interest in the Units or with respect to the delivery to any agent member, Beneficial Owner or other Person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Units. All notices and communications to be given to the Holders and all payments to be made to Holders pursuant to the Units and this Agreement shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Certificate). The rights of Beneficial Owners in the Units underlying a Global Certificate shall be exercised only through the Depository subject to its applicable procedures. The Purchase Contract Agent and the Securities Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any Beneficial Owners. The Purchase Contract Agent and the Securities Registrar shall be entitled to deal with the Depository, and any nominee thereof, that is the registered holder of any Global Certificate for all purposes of this Agreement relating to such Global Certificate (including the making of any payment or delivery hereunder and the giving of instructions or directions by or to the Beneficial Owner of any Units underlying such Global Certificate) as the sole Holder of such Global Certificate and shall have no obligations to the Beneficial Owners thereof (subject to the proviso contained in clause (ii) of Section 3.06). None of the Purchase Contract Agent or the Securities Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to any Units underlying such Global Certificate, for the records of the Depository, including records in respect of beneficial ownership interests in respect of Units underlying such Global Certificate, for any transactions between the Depository and any agent member or between or among the Depository, any such agent member and/or any Holder or Beneficial Owner of any Units underlying such Global Certificate, or for any transfers of beneficial interests in any Units underlying such Global Certificate.

Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depository (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depository and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depository (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.12.            Cancellation. All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Fundamental Change Early Settlement or for delivery of the RSNs underlying the Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement, a Fundamental Change Early Settlement or a Collateral Substitution, or upon the registration of transfer or exchange of a Unit, shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

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If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent for cancellation.

Section 3.13.            Creation of Treasury Units by Substitution of Treasury Securities. (a) Subject to the conditions set forth in this Agreement, a Holder of Corporate Units may, at any time from and after the date of this Agreement, other than during a Blackout Period or after a Successful Remarketing or a Tax Credit Event Redemption, effect a Collateral Substitution and separate the RSNs underlying the Pledged Applicable Ownership Interests in Notes in respect of such Holder’s Corporate Units by substituting for such Pledged Applicable Ownership Interests in Notes for which Collateral Substitution is being made, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying the Pledged Applicable Ownership Interests in Notes; provided that Holders may make Collateral Substitutions only in integral multiples of 40 Corporate Units. To effect such substitution, the Holder must:

(1)            Transfer to the Securities Intermediary, for credit to the Collateral Account, Treasury Securities or security entitlements with respect thereto having an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying the Pledged Applicable Ownership Interests in Notes for which such Collateral Substitution is made; and

(2)            Transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C, whereupon the Purchase Contract Agent shall promptly provide an instruction (in accordance with the instructions provided for in the aforementioned instructions from the Holder) to such effect to the Collateral Agent, substantially in the form of Exhibit F.

Upon confirmation that the Treasury Securities described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction to the Collateral Agent described in clause (2) above, the Collateral Agent shall promptly release such Pledged Applicable Ownership Interests in Notes from the Pledge by directing the Securities Intermediary by a notice, substantially in the form of Exhibit G, to Transfer the RSNs underlying such Pledged Applicable Ownership Interests in Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

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The substituted Treasury Securities will be pledged to the Collateral Agent as agent of and for the benefit of the Company to secure such Holder’s obligation to purchase shares of Common Stock under the related Purchase Contract.

Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the RSNs underlying the appropriate Pledged Applicable Ownership Interests in Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Upon receipt of the RSNs underlying such Pledged Applicable Ownership Interests in Notes, the Purchase Contract Agent shall promptly:

(i)            cancel the related Corporate Units;

(ii)            Transfer the RSNs to the Holder; and

(iii)            deliver Treasury Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder, as its attorney-in-fact, and deliver Treasury Units in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

Holders who elect to separate the RSNs by substituting Treasury Securities for Applicable Ownership Interests in Notes shall be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent) attributable to such Collateral Substitution, and neither the Company nor any Agent shall be responsible for any such taxes, governmental charges or other fees or expenses.

(b)            In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, for credit to the Collateral Account, any distributions on the RSNs underlying the Applicable Ownership Interests in Notes constituting a part of such Corporate Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

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(c)            Except as provided for in this Section 3.13, or in connection with a Cash Settlement, an Early Settlement, a Fundamental Change Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

Section 3.14.            Re-creation of Corporate Units. (a) Subject to the conditions set forth in this Agreement, a Holder of Treasury Units may effect a Collateral Substitution and recreate Corporate Units at any time from and after the date of this Agreement, other than during a Blackout Period or after a Successful Remarketing or a Tax Credit Event Redemption; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 40 Treasury Units. To recreate Corporate Units, the Holder must:

(1)            Transfer to the Securities Intermediary for credit to the Collateral Account an equal amount of 2032 RSNs and 2036 RSNs together having a total aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities to be released; and

(2)            Transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C, whereupon the Purchase Contract Agent shall (in accordance with the instruction provided for in the aforementioned notice from the Holder) promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit H.

Upon confirmation that the RSNs described in clause (1) above have been credited to the Collateral Account and receipt of the instruction from the Purchase Contract Agent described in clause (2) above, the Collateral Agent shall promptly release such Pledged Treasury Securities from the Pledge by directing the Securities Intermediary by a notice, substantially in the form of Exhibit I, to Transfer such Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, in accordance with the terms provided for herein, free and clear of the Pledge created hereby.

The substituted RSNs will be pledged to the Collateral Agent as agent of and for the benefit of the Company to secure such Holder’s obligation to purchase shares of Common Stock under the related Purchase Contract.

Upon credit to the Collateral Account of RSNs delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, in accordance with the terms provided for herein, free and clear of the Pledge created hereby.

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Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i)            cancel the related Treasury Units;

(ii)            Transfer the Treasury Securities to the Holder; and

(iii)            deliver Corporate Units in book-entry form or, if applicable, authenticate, execute on behalf of such Holder, as its attorney-in-fact, and deliver Corporate Units in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

Holders who elect to recreate Corporate Units shall be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent) attributable to such Collateral Substitution and neither the Company nor any Agent shall be responsible for any such taxes, governmental charges or other fees or expenses.

(b)            Except as provided in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Fundamental Change Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the interest in the Treasury Security and Purchase Contract composing such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

Section 3.15.            Transfer of Collateral Upon Occurrence of Termination Event. (a) Upon receipt by the Collateral Agent of written notice from the Company pursuant to Section 5.07 or from the Purchase Contract Agent following its receipt of such written notice from the Company or from Holders of not less than 25% of the aggregated Stated Amount of Units pursuant to this Section 3.15 that a Termination Event has occurred, the Collateral Agent shall promptly release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:

(i)            any RSNs underlying Pledged Applicable Ownership Interests in Notes or security entitlements with respect thereto or Applicable Ownership Interests in the Treasury Portfolio or security entitlements with respect thereto;

(ii)            any Pledged Treasury Securities or security entitlements with respect thereto;

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(iii)            any payments made by Holders (or the Permitted Investments, if any, of such payments) pursuant to Section 5.02(b)(ix) or 5.03; and

(iv)            any Proceeds and all other payments the Collateral Agent receives in respect of the foregoing, to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with the terms provided for herein, in accordance with their respective interests, free and clear of the Pledge created hereby; provided, however, if any Holder or Beneficial Owner shall be entitled to receive RSNs in an aggregate principal amount of less than $1,000 per series, or greater than $1,000 but not in an integral multiple of $1,000 per series, the Company shall issue RSNs in denominations of $25, or integral multiples thereof, in exchange for RSNs in denominations of $1,000 or integral multiples thereof; and provided further, if any Holder shall be entitled to receive, with respect to its Applicable Ownership Interests in the Treasury Portfolio or its Pledged Treasury Securities, any securities having a principal amount at maturity of less than $1,000, the Collateral Agent shall dispose (or cause the disposal) of such Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities for Cash and deliver such Cash to the Purchase Contract Agent to be paid to the Holder in lieu of delivering the Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be.

(b)            Notwithstanding anything to the contrary in Section 3.15(a), if such Termination Event shall result from the Company becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all RSNs underlying Pledged Applicable Ownership Interests in Notes, Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and payments by Holders (or the Permitted Investments purchased with such payments) pursuant to Section 5.02(b)(ix) or 5.03 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided by this Section 3.15, the Company shall use its reasonable best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 3.15, and shall deliver or cause to be delivered such opinion to the Collateral Agent within 10 days after the occurrence of such Termination Event, and if (A) the Company shall fail to obtain such opinion within 10 days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all RSNs underlying Pledged Applicable Ownership Interests in Notes, Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments, if any, of such payments) pursuant to Section 5.02(b)(ix) or 5.03 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided in this Section 3.15, then the Purchase Contract Agent shall within 15 days after receipt by the Purchase Contract Agent of written notice from the Company pursuant to Section 5.07 or notice from Holders of not less than 25% of the aggregate Stated Amount of the Units of the occurrence of such Termination Event, and upon being indemnified by the Company or such Holders, as the case may be, to its satisfaction, commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all RSNs underlying Pledged Applicable Ownership Interests in Notes, Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments, if any, purchased with such payments) pursuant to Section 5.02(b)(ix) or 5.03 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, or as the case may be, as provided by this Section 3.15.

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(c)            Following receipt by the Purchase Contract Agent of written notice from the Company pursuant to Section 5.07 or notice from a Holder pursuant to Section 3.15(b) of the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the RSNs underlying Pledged Applicable Ownership Interests in Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio and/or the Pledged Treasury Securities, as the case may be, pursuant to this Section 3.15, the Purchase Contract Agent shall request transfer instructions with respect to such RSNs, Applicable Ownership Interests in the Treasury Portfolio and/or Pledged Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D, delivered to such Holder at its address as it appears in the Security Register.

(d)            Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or a Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions in connection with a Termination Event, the Purchase Contract Agent shall transfer the RSNs underlying Pledged Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and, in the case of the RSNs underlying Pledged Applicable Ownership Interests in Notes, in accordance with the terms of the Indenture. In the event a Holder of Corporate Units or Treasury Units fails to deliver transfer instructions or effect such transfer or delivery, the RSNs underlying Pledged Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)            the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or the Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

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(ii)            the expiration of the time period specified by the applicable law governing abandoned property in the state in which the Purchase Contract Agent holds such property.

Section 3.16.      No Consent to Assumption. Each Holder of a Unit, by acceptance thereof, shall be deemed to have expressly withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

Section 3.17.      Substitutions. Whenever a Holder has the right to substitute Treasury Securities or RSNs underlying Applicable Ownership Interests in Notes, as the case may be, or security entitlements for any of them, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

Article IV
The RSNs

Section 4.01.      Interest Payments; Rights to Interest Payments Preserved. (a) The Collateral Agent shall transfer all income and distributions (other than those described in Section 4.02(a)) received by it on account of the RSNs underlying Pledged Applicable Ownership Interests in Notes (if the RSNs underlying Pledged Applicable Ownership Interests in Notes are registered in the name of the Collateral Agent), the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Permitted Investments from time to time held in the Collateral Account to the Purchase Contract Agent, according to transfer instructions to be provided by the Purchase Contract Agent to the Collateral Agent in writing, for distribution to the applicable Holders as provided in this Agreement and the Purchase Contracts, free and clear of the Pledge created hereby.

(b)            Any payment on any RSN underlying Applicable Ownership Interests in Notes or any distribution of the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) (in each case other than those described in Section 4.02(a)), as the case may be, which is paid in respect of any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company or from the Collateral Agent as provided in Section 4.01(a), be paid on such Payment Date to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Applicable Ownership Interests in Notes or portion of the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date. If the book-entry system for the Units has been terminated, any such payment will be payable by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to an account such Person shall have designated in writing to the Purchase Contract Agent at least five Business Days prior to the relevant Payment Date.

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(c)            Each Corporate Units Certificate evidencing Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrued interest or distributions, which were carried by Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio underlying such other Corporate Units Certificate.

(d)            In the case of any Corporate Unit with respect to which (1) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(b)(ix) or 5.03(a), (2) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.08, (3) Fundamental Change Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.05(b)(ii) or (4) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest in respect of the RSNs underlying Applicable Ownership Interests in Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Fundamental Change Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

(e)            Except as otherwise expressly provided in Section 4.01(d), in the case of any Corporate Unit with respect to which Cash Settlement, Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution is properly effected, payments attributable to the RSNs underlying Applicable Ownership Interests in Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the applicable Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate RSNs or Applicable Ownership Interests in the Treasury Portfolio that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate RSNs or distributions on such Applicable Ownership Interests in the Treasury Portfolio, as applicable.

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Section 4.02.      Payments Prior to or on Purchase Contract Settlement Date. (a) Subject to the provisions of Section 5.03(a), Section 5.05(b)(ii) and Section 5.08, and except as provided in Section 4.02(b), if no Termination Event shall have occurred, all payments received by the Securities Intermediary in respect of (1) the Put Price for, or the proceeds received in a Successful Final Remarketing attributable to, RSNs underlying Pledged Applicable Ownership Interests in Notes, (2) the Pledged Applicable Ownership Interests in the Treasury Portfolio, and (3) the Pledged Treasury Securities shall be credited to the Collateral Account to be invested as directed in writing by the Company (if applicable) in Permitted Investments until the Purchase Contract Settlement Date, and such payments (or the proceeds of such Permitted Investments, if applicable) shall be transferred to the Company on the Purchase Contract Settlement Date as provided in Sections 5.02 and 5.03 to the extent necessary to satisfy the Holder’s obligation pursuant to Section 5.01 to pay the Purchase Price to settle the Purchase Contracts. Any balance thereafter remaining in the Collateral Account shall be released from the Pledge and transferred to the Purchase Contract Agent for distribution to the applicable Holders for distribution to such Holders in accordance with their respective interests pursuant to Section 11.02, free and clear of the Pledge created hereby. If the Company fails to deliver investment instructions by 10:30 a.m., New York City time, on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in the Permitted Investments (if any), which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded. If no such standing instruction exists or is not clear, such funds shall remain uninvested and the Collateral Agent shall have no liability for payment of interest on such uninvested funds. In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses, fees, taxes or other charges incurred thereon or in connection with any reinvestment or liquidation of an investment hereunder. The Collateral Agent and the Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

(b)            All payments received by the Securities Intermediary in respect of (i) the RSNs, (ii) the Applicable Ownership Interests in the Treasury Portfolio and (iii) the Treasury Securities or security entitlements with respect thereto, that, in each case, have been released from the Pledge hereunder shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

Section 4.03.      Notice and Voting. (a) Subject to Section 4.03(b), the Purchase Contract Agent shall have no responsibility to exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the RSNs underlying Pledged Applicable Ownership Interests in Notes or any part thereof. Upon receipt of any notices and other communications in respect of any RSNs underlying Pledged Applicable Ownership Interests in Notes, including either notice of any meeting at which holders of the RSNs are entitled to vote or the solicitation of consents, waivers or proxies of holders of the RSNs, the Collateral Agent shall use commercially reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, to execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such RSNs underlying Pledged Applicable Ownership Interests in Notes as are timely prepared by the Company and delivered to the Purchase Contract Agent with respect to the RSNs underlying Pledged Applicable Ownership Interests in Notes.

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(b)            Upon receipt of notice of any meeting at which holders of RSNs are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of RSNs, the Purchase Contract Agent shall, as soon as practicable thereafter, subject to Section 1.05, mail, first class, postage prepaid, to the Holders of Corporate Units a notice:

(i)            containing such information as is contained in the notice or solicitation;

(ii)            stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date set by the Company for determining the holders of RSNs entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such RSNs underlying the Applicable Ownership Interests in Notes that are a component of their Corporate Units; and

(iii)            stating the manner in which such instructions may be given.

Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of RSNs (rounded down to the nearest integral multiple of $1,000) as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting the RSNs underlying Applicable Ownership Interests in Notes that are a component of such Corporate Units. The Company hereby agrees to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent as to the exercise of such voting rights in order to enable the Purchase Contract Agent to vote such RSNs.

(c)            The Holders of Corporate Units and the Holders of Treasury Units, in their capacity as such Holders, shall have no voting or other rights in respect of the Common Stock.

Section 4.04.      Payments and Deliveries to Purchase Contract Agent. The Securities Intermediary shall use commercially reasonable efforts to deliver any payments required to be made by it to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 10:00 a.m., New York City time, on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:00 a.m., New York City time, on the next succeeding Business Day. In connection with the Transfer of any Treasury Securities to the Purchase Contract Agent hereunder, the Collateral Agent shall cause such Transfer to be made at the Corporate Trust Office.

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Section 4.05.      Payments Held in Trust. If the Purchase Contract Agent or any Holder shall receive any payments on account of the repayment of principal with respect to financial assets credited to the Collateral Account (other than, for the avoidance of doubt, interest on the RSNs or distributions on the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition thereof)) and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall, upon receipt of an Officer’s Certificate of the Company so directing, promptly deliver such payments to the Securities Intermediary for credit to the Collateral Account or, if the Obligations have become due and payable, to the Company for application to the Obligations of the applicable Holder or Holders.

Article V
The Purchase Contracts

Section 5.01.      Purchase of Shares of Common Stock. (a) Each Purchase Contract shall obligate the Holder of the related Unit to purchase, and the Company to issue and deliver, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of shares of Common Stock equal to the Settlement Rate, together with Cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 5.09, unless an Early Settlement Date, a Fundamental Change Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred, subject to Section 5.05(b)(ii).

The “Settlement Rate” is determined by the Company as follows:

(i)            If the Applicable Market Value is equal to or greater than the Threshold Appreciation Price, the Settlement Rate will be 0.3301 shares of Common Stock (such Settlement Rate, subject to adjustment as provided in Section 5.05(a), being referred to as the “Minimum Settlement Rate”);

(ii)            if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be a number of shares of Common Stock equal to the Stated Amount divided by the Applicable Market Value, rounded to the nearest 1/10,000th of a share; and

(iii)            if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be 0.4126 shares of Common Stock (such Settlement Rate, subject to adjustment as provided in Section 5.05(a), being referred to as the “Maximum Settlement Rate”).

The Maximum Settlement Rate, the Minimum Settlement Rate and the Applicable Market Value are subject to adjustment as provided in Section 5.05 (and, in the case of each Fixed Settlement Rate, shall be rounded upward or downward to the nearest 1/10,000th of a share).

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The “Applicable Market Value” means, as determined by the Company, the average VWAP of the Common Stock on each Trading Day during the Market Value Averaging Period, subject to Section 5.05(b)(i); provided that if 20 Trading Days for the Common Stock have not occurred during the Market Value Averaging Period, all remaining Trading Days shall be deemed to occur on the third Scheduled Trading Day immediately prior to the Purchase Contract Settlement Date and the VWAP for each of the remaining Trading Days will be the VWAP on such third Scheduled Trading Day or, if such day is not a Trading Day, the Closing Price of the Common Stock as of such day.

The “VWAP” means, in respect of Common Stock, for the relevant Trading Day, the per share volume weighted average price on the principal exchange or quotation system on which the Common Stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “DUK US <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume weighted-average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose). Following a Fundamental Change described in clause (ii) of such definition where the holders of Common Stock receive only Cash in such Fundamental Change, the “VWAP” shall be equal to the Cash amount paid per share of Common Stock.

The “Market Value Averaging Period” means the 20 consecutive Scheduled Trading Days ending on, and including, the third Scheduled Trading Day immediately preceding the Purchase Contract Settlement Date.

The “Closing Price” per share of Common Stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price per share of Common Stock on the principal U.S. securities exchange on which the Common Stock is listed, or if the Common Stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

A “Trading Day” means, for purposes of determining a VWAP or Closing Price, a day (i) on which the principal exchange or quotation system on which the Common Stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a Market Disruption Event.

A “Market Disruption Event” means any of the following events:

(i)            any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which the Common Stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or, for purposes of determining a VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system; or

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(ii)            any event (other than a failure to open or, except for purposes of determining a VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which the Common Stock is listed or admitted for trading (or, for purposes of determining a VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system; or

(iii)            the failure to open of the principal exchange or quotation system on which futures or options contracts relating to the Common Stock are traded or, except for purposes of determining a VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

(b)            Each Holder of a Corporate Unit or a Treasury Unit, by purchasing such Unit shall be deemed to have:

(i)            irrevocably appointed the Purchase Contract Agent as its attorney-in-fact to enter into and perform the related Purchase Contract, this Agreement and the Remarketing Agreement, substantially in the form of Exhibit P hereto, on its behalf and in the name of and on behalf of such Holder (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii)            agreed to be bound by the terms and provisions of such Unit, including, but not limited to, the terms and provisions of the Purchase Contract and this Agreement, for so long as such Holder remains a Holder of such Unit;

(iii)            consented to, and agreed to be bound by, the Pledge of such Holder’s right, title and interest in and to its applicable portion of the Collateral, including the Pledged Applicable Ownership Interests in Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio, the Pledged Treasury Securities or the Put Price, as the case may be, pursuant to this Agreement, and the delivery of such Collateral by the Purchase Contract Agent to the Collateral Agent; and

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(iv)            agreed that to the extent and in the manner provided herein, but subject to the terms hereof, on the Purchase Contract Settlement Date, Proceeds of the Pledged Applicable Ownership Interests in Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as applicable, equal to the Purchase Price shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under the Purchase Contract included in such Unit.

(c)            [Reserved].

(d)            Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement and the Purchase Contracts underlying such Certificate and the transferor shall be released from the obligations under this Agreement and the Purchase Contracts underlying the Certificate so transferred. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise shall be deemed to have covenanted and agreed, to be bound by the provisions of this paragraph.

(e)            Promptly after the calculation of the Settlement Rate and the Applicable Market Value, the Company shall give the Purchase Contract Agent notice thereof. All calculations and determinations of the Settlement Rate and the Applicable Market Value and any adjustments to the Reference Price or the Threshold Appreciation Price shall be made by the Company based on its good faith calculations, and the Purchase Contract Agent shall have no responsibility with respect thereto. The Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Purchase Contract Agent shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

(f)            If a Market Disruption Event occurs on any Scheduled Trading Day during the Market Value Averaging Period, the Company shall give the Holders and the Purchase Contract Agent written notice thereof on the calendar day on which such event occurs.

Section 5.02.      Remarketing.

(a)            Optional Remarketing. (i) Unless a Termination Event or a Successful Optional Remarketing has previously occurred or the RSNs have been previously redeemed pursuant to a Tax Credit Event Redemption, the Company may elect, at its option, to engage the Remarketing Agent(s), pursuant to the terms of the Remarketing Agreement, to remarket the aggregate RSNs underlying the aggregate Applicable Ownership Interests in Notes that are components of Corporate Units, along with any Separate RSNs of either series, the holders of which have elected to participate in such remarketing pursuant to the Indenture and Section 5.02(d), on any Optional Remarketing Date occurring during the Period for Optional Remarketing (any such period of up to 15 Business Days selected by the Company for an Optional Remarketing, an “Optional Remarketing Period”);

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(ii)            The Company shall request that the Depository notify the Depository Participants holding Corporate Units, Treasury Units and Separate RSNs of the Company’s election to conduct an Optional Remarketing no later than five Business Days prior to the first day of the applicable Optional Remarketing Period, and the Company shall provide a copy of such request to the Purchase Contract Agent, the Collateral Agent and the Custodial Agent.

(iii)            If the Company elects to conduct an Optional Remarketing on an Optional Remarketing Date, by 4:00 p.m., New York City time, on the Business Day immediately preceding the first day of the applicable Optional Remarketing Period, the Company shall notify the Purchase Contract Agent and the Collateral Agent in writing, and upon receipt of such notice, at the written request of the Company, the Purchase Contract Agent shall notify the Remarketing Agent(s) in writing of the aggregate principal amount of RSNs underlying the Pledged Applicable Ownership Interests in Notes that are a part of the Corporate Units to be remarketed, and the Custodial Agent, at the written request of the Company, shall notify in writing the Remarketing Agent(s) of the aggregate principal amount of Separate RSNs of each series (if any) to be remarketed pursuant to Section 5.02(d). Pursuant to the Remarketing Agreement, upon receipt of such notices from the Purchase Contract Agent and the Custodial Agent, the Remarketing Agent(s) will use its commercially reasonable efforts to remarket such RSNs at the applicable Remarketing Price.

(iv)            [Reserved].

(v)            If the Remarketing Agent(s) is able to remarket the RSNs being remarketed for at least the applicable Remarketing Price in any Optional Remarketing in accordance with the Remarketing Agreement (a “Successful Optional Remarketing”), the Collateral Agent shall cause the Securities Intermediary to Transfer to the Remarketing Agent(s) the remarketed RSNs underlying the Pledged Applicable Ownership Interests in Notes upon confirmation of deposit to the Collateral Account of proceeds of such Successful Optional Remarketing attributable to such RSNs underlying the Pledged Applicable Ownership Interests in Notes, and the Custodial Agent shall Transfer the remarketed Separate RSNs to the Remarketing Agent(s) upon confirmation of deposit to the account established by the Custodial Agent for the purpose of receiving such proceeds (the “Separate RSNs Account”) of receipt of proceeds of such Successful Optional Remarketing attributable to such Separate RSNs. Settlement shall occur on the Optional Remarketing Settlement Date. Upon deposit in the Collateral Account of such proceeds attributable to the remarketed RSNs underlying the Pledged Applicable Ownership Interests in Notes, the Collateral Agent shall (a) unless the Remarketing Treasury Portfolio shall consist of Cash, (x) instruct the Securities Intermediary to apply an amount equal to the Remarketing Treasury Portfolio Purchase Price to purchase the Remarketing Treasury Portfolio from the dealer identified by the Quotation Agent pursuant to the definition of “Remarketing Treasury Portfolio Purchase Price” (the amount and issue of the U.S. Treasury securities (or principal or interest strips thereof) constituting the Remarketing Treasury Portfolio to be determined by the Remarketing Agent(s), who shall provide such information to the Collateral Agent and the Quotation Agent, who will then determine, and notify the Collateral Agent of, the Remarketing Treasury Portfolio Purchase Price) and (y) credit to the Collateral Account the Applicable Ownership Interests in the Treasury Portfolio, (b) if the Remarketing Treasury Portfolio shall consist of Cash, credit to the Collateral Account Cash in an amount equal to the Remarketing Treasury Portfolio Purchase Price and (c) promptly remit any remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Optional Remarketing Settlement Date to such Holders pro rata in accordance with their interests. With respect to any Separate RSNs remarketed, upon receipt of proceeds of such Successful Optional Remarketing attributable to the remarketed Separate RSNs, the Custodial Agent shall remit (i) to each holder of Separate 2032 RSNs included in the Optional Remarketing, an amount in Cash equal to the Remarketing Price Per 2032 RSN for each $1,000 principal amount of such RSNs held by such holder and (ii) to each holder of Separate 2036 RSNs included in the Optional Remarketing, an amount in Cash equal to the Remarketing Price Per 2036 RSN for each $1,000 principal amount of such RSNs held by such holder, in each case in accordance with the instructions provided in the form of Exhibit K.

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(vi)            If there is a Successful Optional Remarketing, the Company shall cause a notice of the Successful Optional Remarketing to be published no later than 9:00 a.m., New York City time, on the Business Day immediately following the Optional Remarketing Date. This notice shall include the Reset Rates. This notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

(vii)            Following the occurrence of a Successful Optional Remarketing, the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) of such term with respect to the Remarketing Treasury Portfolio) will be substituted as Collateral for the Pledged Applicable Ownership Interests in Notes and will be held by the Collateral Agent in accordance with the terms hereof to secure the Obligations of each Holder of Corporate Units, and the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to such portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) of such term with respect to the Remarketing Treasury Portfolio) as the Holder of Corporate Units and the Collateral Agent had in respect of the Pledged Applicable Ownership Interests in Notes and the underlying RSNs, subject to the Pledge thereof. Unless the context otherwise requires, any reference in this Agreement or the Certificates to the Pledged Applicable Ownership Interests in Notes shall thereupon be deemed to be a reference to such portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) of such term with respect to the Remarketing Treasury Portfolio). The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) of such term with respect to the Remarketing Treasury Portfolio) for the Pledged Applicable Ownership Interests in Notes as Collateral. On the Purchase Contract Settlement Date, the Collateral Agent shall instruct the Securities Intermediary to (1) remit to the Company from the proceeds at maturity of the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) of such term with respect to the Remarketing Treasury Portfolio) the amount necessary to satisfy in full the Obligations of Holders of the related Corporate Units to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts and (2) promptly remit the balance of such proceeds, if any, to the Purchase Contract Agent for payment to the Holders of such Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Purchase Contract Settlement Date to such Holders pro rata in accordance with their interests. In addition, on each of May 1, 2029 (if the applicable Optional Remarketing occurs prior to May 1, 2029) and on the Purchase Contract Settlement Date, the Collateral Agent shall instruct the Securities Intermediary to promptly remit the proceeds at maturity of the Applicable Ownership Interests in the Treasury Portfolio with respect to the Remarketing Treasury Portfolio (as specified in clauses (iii) and (v) of the term Remarketing Treasury Portfolio if such Optional Remarketing occurs prior to May 1, 2029 or clauses (iv) and (vi) of the term Remarketing Treasury Portfolio if such Optional Remarketing occurs on or after May 1, 2029, as applicable) to the Purchase Contract Agent for payment to the Holders of such Corporate Units, whereupon the Purchase Contract Agent shall make such payment on May 1, 2029 (if the applicable Optional Remarketing occurs prior to May 1, 2029) and on the Purchase Contract Settlement Date, as applicable, to such Holders pro rata in accordance with their interests.

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(viii)            Following a Successful Optional Remarketing, the Remarketing Agent(s) shall remit (1) the proceeds attributable to the remarketed RSNs underlying the Pledged Applicable Ownership Interests in Notes to the Securities Intermediary for credit to the Collateral Account and (2) the proceeds attributable to the remarketed Separate RSNs to the Custodial Agent for the benefit of the Holders of Separate RSNs that had their RSNs remarketed.

(ix)            If, in spite of its commercially reasonable efforts, the Remarketing Agent(s) cannot remarket the RSNs as set forth above during the applicable Optional Remarketing Period at a price not less than the applicable Remarketing Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, such Optional Remarketing will be deemed to have failed (a “Failed Optional Remarketing”).

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(x)            If the Company elects to remarket the RSNs during any Optional Remarketing Period and a Successful Optional Remarketing has not occurred on or prior to the last day of the applicable Optional Remarketing Period, the Company shall cause notice of the Failed Optional Remarketing to be provided to the Custodial Agent, the Collateral Agent and the Purchase Contract Agent and to be published no later than 9:00 a.m., New York City time, on the Business Day immediately following the last date of the applicable Optional Remarketing Period. Any such notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

(xi)            Promptly after a Failed Optional Remarketing and receipt of notice thereof from the Company, the Custodial Agent will return Separate RSNs that were to be subject to such Optional Remarketing to the appropriate holders pursuant to the instructions provided in the form of Exhibit K.

(xii)            The Company will pay any Remarketing Fee in connection with any Successful Optional Remarketing. Holders whose RSNs are part of a Successful Optional Remarketing will not be responsible for payment of any Remarketing Fee.

(xiii)            On each Business Day during any Optional Remarketing Period, the Company has the right in its sole and absolute discretion to determine whether or not an Optional Remarketing will be attempted. At any time and from time to time during any Optional Remarketing Period, prior to the announcement of a Successful Optional Remarketing, the Company has the right to postpone such Optional Remarketing in the Company’s sole and absolute discretion.

(b)            Final Remarketing. (i) Unless a Termination Event or a Successful Optional Remarketing has previously occurred or the RSNs have been previously redeemed pursuant to a Tax Credit Event Redemption, in order to dispose of the RSNs underlying Pledged Applicable Ownership Interests in Notes of any Holders of Corporate Units who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in Section 5.03(a)(i), or who have so notified the Purchase Contract Agent but failed to make such payment as required by Section 5.03(a)(ii), the Company shall engage the Remarketing Agent(s), pursuant to the terms of the Remarketing Agreement, to remarket such RSNs, along with any Separate RSNs of either series, the holders of which have elected to participate in a Final Remarketing pursuant to Section 5.02(d), over a period of one or more days selected by the Company that fall during the Final Remarketing Period.

(ii)            The Company shall request that the Depository notify the Depository Participants holding Corporate Units, Treasury Units and Separate RSNs of the Final Remarketing no later than seven calendar days prior to the first day of the Final Remarketing Period, and the Company shall provide a copy of such request to the Purchase Contract Agent, the Collateral Agent and the Custodial Agent. In such notice, the Company shall set forth the dates of the Final Remarketing Period, the applicable procedures for holders of Separate RSNs to participate in the Final Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units, the applicable procedures for Holders of Treasury Units to recreate Corporate Units, the applicable procedures for Holders of Corporate Units to effect Early Settlement with respect to their Purchase Contracts and any other applicable procedures, including the procedures that must be followed by a holder of a Separate RSN in the case of a Failed Remarketing if such holder of Separate RSNs wishes to exercise its Put Right.

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(iii)            The Purchase Contract Agent, based on the notices specified pursuant to Section 5.03(a)(iv), shall notify the Remarketing Agent(s) in writing, promptly after 4:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period, of the aggregate principal amount of RSNs underlying the Pledged Applicable Ownership Interests in Notes that are to be remarketed, and the Custodial Agent shall notify in writing the Remarketing Agent(s) of the aggregate principal amount of Separate RSNs of each series (if any) to be remarketed pursuant to Section 5.02(d). Upon receipt of notice from the Purchase Contract Agent and the Custodial Agent, in each case, as set forth in this Section 5.02(b)(iii), the Remarketing Agent shall, on each Remarketing Date in the Final Remarketing Period, use commercially reasonable efforts to remarket, as provided in the Remarketing Agreement, such RSNs and such Separate RSNs at the applicable Remarketing Price.

(iv)            [Reserved].

(v)            If the Remarketing Agent(s) is able to remarket such RSNs and the Separate RSNs of each series (if any) for at least the applicable Remarketing Price in any Final Remarketing in accordance with the Remarketing Agreement (a “Successful Final Remarketing”), the Collateral Agent shall cause the Securities Intermediary to Transfer to the Remarketing Agent(s) the remarketed RSNs underlying the Pledged Applicable Ownership Interests in Notes upon confirmation of deposit to the Collateral Account of proceeds of such Successful Final Remarketing attributable to such RSNs, and the Custodial Agent shall Transfer the remarketed Separate RSNs to the Remarketing Agent(s) upon confirmation of deposit to the Separate RSNs Account of proceeds of such Successful Final Remarketing attributable to such Separate RSNs. Settlement shall occur on the Remarketing Settlement Date. Upon deposit in the Collateral Account of such proceeds attributable to the remarketed RSNs underlying the Pledged Applicable Ownership in Notes, the Collateral Agent shall, on the Purchase Contract Settlement Date, instruct the Securities Intermediary to (1) remit to the Company a portion of such proceeds equal to the aggregate principal amount of remarketed RSNs underlying Pledged Applicable Ownership Interests in Notes to satisfy in full the Obligations of Holders of the related Corporate Units to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts and (2) promptly remit the balance of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Purchase Contract Settlement Date to such Holders pro rata in accordance with their interests. In addition, on the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Collateral Agent for distribution to the Holders of Corporate Units who have elected Cash Settlement, and paid the Purchase Price as required by Section 5.03(a)(ii), the RSNs underlying the Applicable Ownership Interests in Notes underlying such Corporate Units. With respect to any Separate RSNs remarketed, upon receipt of proceeds attributable to remarketed Separate RSNs, the Custodial Agent shall remit such proceeds of the Successful Final Remarketing received from the Remarketing Agent(s) pro rata to the holders of such Separate RSNs on the Purchase Contract Settlement Date in accordance with the instructions provided in the form of Exhibit K.

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(vi)            Following a Successful Final Remarketing, the Remarketing Agent(s) shall remit (1) the proceeds attributable to the remarketed RSNs underlying the Pledged Applicable Ownership Interests in Notes to the Securities Intermediary for credit to the Collateral Account and (2) the proceeds attributable to the remarketed Separate RSNs to the Custodial Agent for the benefit of the Holders of Separate RSNs that had their RSNs remarketed.

(vii)            If there is a Successful Final Remarketing, the Company shall cause a notice of the Successful Final Remarketing to be provided to the Purchase Contract Agent, the Collateral Agent and the Custodial Agent and to be published no later than 9:00 a.m., New York City time, on the Business Day immediately following the Final Remarketing Date. This notice shall include the Reset Rates. This notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

(viii)            In connection with any Successful Final Remarketing, the Company shall cause all accrued and unpaid interest to be paid to the Holders of the RSNs, as of the relevant Regular Record Date (as defined in the Indenture) (whether or not such RSNs were remarketed in such Successful Final Remarketing), on the Purchase Contract Settlement Date in Cash.

(ix)            If, in spite of its commercially reasonable efforts, the Remarketing Agent(s) cannot remarket the RSNs during the Final Remarketing Period at a price equal to or greater than the applicable Remarketing Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Remarketing will be deemed to have failed (a “Failed Final Remarketing”).

Following a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Applicable Ownership Interests in Notes, unless such Holder has (A) provided written notice in substantially the form of Exhibit M prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date of its intention to settle the related Purchase Contract with separate Cash, (B) surrendered the Certificate evidencing the Corporate Units (if they are in certificated form) or the related Book-Entry Interests, to the Purchase Contract Agent prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date and (C) prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date delivered the Purchase Price in Cash to the Securities Intermediary for deposit in the Collateral Account by certified or cashier’s check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary (which settlement may only be effected in integral multiples of 40 Corporate Units), shall be deemed to have exercised such Holder’s Put Right with respect to the RSNs underlying such Pledged Applicable Ownership Interests in Notes and to have elected to apply the proceeds of the exercise of the Put Right against such Holder’s obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holder’s Obligations under such Purchase Contracts. Following such application, each such Holder’s Obligations will be deemed to be satisfied in full, and the Collateral Agent shall cause the Securities Intermediary to release the RSNs underlying such Pledged Applicable Ownership Interests in Notes from the Collateral Account and shall promptly transfer such RSNs to the Company.

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Upon (x) receipt by the Collateral Agent of a notice from the Purchase Contract Agent in substantially the form of Exhibit N promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with the first sentence of the immediately preceding paragraph, to settle the related Purchase Contract with separate Cash and (y) payment by such Holder to the Securities Intermediary for credit to the Collateral Account of the Purchase Price in accordance with the first sentence of the immediately preceding paragraph, in lieu of exercise of such Holder’s Put Right, the Securities Intermediary shall give the Purchase Contract Agent and the Collateral Agent notice of the receipt of such payment in substantially the form of Exhibit O and the Collateral Agent shall, and is hereby authorized to, or to cause the Securities Intermediary to (X) deposit the separate Cash received from such Holder in the Collateral Account and, if the Company so requests in writing and the Collateral Agent and the Securities Intermediary consent thereto, invest such separate Cash received in Permitted Investments consistent with the written instructions of the Company with respect to Cash Settlement, (Y) promptly release from the Pledge the RSNs underlying the Applicable Ownership Interests in Notes related to the Corporate Units as to which such Holder has paid such separate Cash and (Z) promptly Transfer all such RSNs to the Purchase Contract Agent for distribution to such Holder, in each case, free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall Transfer such RSNs in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such RSNs, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such RSNs and interest payments thereon, if any, are held. On the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company the separate Cash amount or such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which separate Cash has been paid as provided in this Section 5.02(b)(ix), as the case may be, to the Company, and (B) release any amounts in excess of such amount earned from such Permitted Investments (if any) to the Purchase Contract Agent for distribution to the Holders who have paid such separate Cash pro rata in proportion to the amount paid by such Holders under this Section 5.02(b)(ix), as adjusted to reflect the period of time that each such Holder’s Cash was invested in such Permitted Investments. The Company shall be responsible for calculating such adjustment and shall notify the Purchase Contract Agent in writing of the amount to be paid to such Holders. For the avoidance of doubt, nothing in this Section 5.02(b)(ix) shall prevent holders of Separate RSNs from exercising their Put Right after a Failed Final Remarketing.

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(x)            The Company has the right to postpone the Final Remarketing in the Company’s sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

(xi)            If a Successful Remarketing has not occurred on or prior to the last day of the Final Remarketing Period, the Company shall cause a notice of the Failed Remarketing to be provided to the Purchase Contract Agent, the Collateral Agent and the Custodial Agent and to be published no later than 9:00 a.m., New York City time, on the Business Day immediately following the last day of the Final Remarketing Period. This notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

(xii)            The Company will pay any Remarketing Fee in connection with any Successful Final Remarketing. Holders whose RSNs are part of a Successful Final Remarketing will not be responsible for payment of any Remarketing Fee.

(xiii)            Following the occurrence of a Successful Final Remarketing, proceeds attributable to the remarketed RSNs underlying the Pledged Applicable Ownership in Notes will be substituted as Collateral for the Pledged Applicable Ownership Interests in Notes and will be held by the Collateral Agent in accordance with the terms hereof to secure the Obligations of each Holder of Corporate Units, and the Collateral Agent shall have such security interests, rights and obligations with respect to such proceeds as the Collateral Agent had in respect of the Pledged Applicable Ownership Interests in Notes.

(c)            [Reserved].

(d)            At any time following notice by the Company of a Remarketing, other than during a Blackout Period, holders of Separate RSNs may elect to have their Separate RSNs of either or both series remarketed in such Remarketing in the same manner as the RSNs included in Corporate Units by delivering their Separate RSNs along with a notice of this election, substantially in the form of Exhibit K, to the Custodial Agent. The Custodial Agent shall hold the Separate RSNs in an account separate from the Collateral Account in which any Pledged Applicable Ownership Interests in Notes and/or any Pledged Treasury Securities shall be held. Holders electing to have their Separate RSNs remarketed shall also have the right to withdraw the election, other than during a Blackout Period, by written notice to the Collateral Agent, substantially in the form of Exhibit L, at any time prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period. In the event of a Successful Remarketing during an Optional Remarketing Period, each holder of Separate RSNs that elects to have its RSNs remarketed shall receive for each $1,000 principal amount of RSNs, the Remarketing Price Per 2032 RSN or the Remarketing Price Per 2036 RSN, as applicable. In the event of a Successful Remarketing during the Final Remarketing Period, each holder of Separate RSNs that elects to have its RSNs remarketed shall receive its pro rata portion of the proceeds of such Successful Remarketing attributable to remarketed Separate RSNs pursuant to Section 5.02(b)(v)(1), which shall be, for each $1,000 principal amount of RSNs, at least equal to $1,000 in Cash. Any accrued and unpaid interest on such RSNs shall be paid in Cash by the Company on the Purchase Contract Settlement Date.

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(e)            For the avoidance of doubt, the right of each holder of the RSNs underlying the aggregate Applicable Ownership Interests in Notes that are components of Corporate Units (who, in the case of a Final Remarketing, have not elected Cash Settlement, and paid the Purchase Price in Cash to the Securities Intermediary, pursuant to Section 5.03) and the Separate RSNs, the holders of which have elected to participate in any Remarketing, to have such RSNs remarketed during the Applicable Remarketing Period and sold on the Optional Remarketing Date or the Final Remarketing Date, as the case may be, shall be subject to the conditions that (i) (1) the Remarketing Agent(s) conducts an Optional Remarketing or (2) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred, each pursuant to the terms of this Agreement, (ii) a Termination Event or a Tax Credit Event Redemption has not occurred prior to the Optional Remarketing Date or the Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) is able to find a purchaser or purchasers for such RSNs at the applicable Remarketing Price based on the Reset Rates and (iv) each condition precedent to settlement of the remarketed RSNs set forth in the Remarketing Agreement is satisfied or waived.

(f)            The Company agrees to use its commercially reasonable efforts to ensure that, if required by applicable law, a Registration Statement, including a prospectus, under the Securities Act with regard to the full amount of the RSNs to be remarketed in any Remarketing shall be effective with the Securities and Exchange Commission in a form that may be used by the Remarketing Agent(s) in connection with such Remarketing (unless such Registration Statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any Remarketing in accordance with an exemption under the Securities Act).

Section 5.03.      Cash Settlement; Payment of Purchase Price. (a) (i) Unless (1) a Termination Event has occurred, (2) the RSNs have been redeemed upon the occurrence of a Tax Credit Event, (3) a Holder effects an Early Settlement or a Fundamental Change Early Settlement of the underlying Purchase Contract or (4) a Successful Remarketing has occurred, each Holder of Corporate Units shall have the right, subject to the conditions set forth below, to satisfy such Holder’s Obligations on the Purchase Contract Settlement Date with separate Cash. Each Holder of Corporate Units who intends to pay separate Cash to satisfy such Holder’s Obligations under the Purchase Contract on the Purchase Contract Settlement Date must so notify the Purchase Contract Agent by presenting and surrendering at the Corporate Trust Office (or the office of the Purchase Contract Agent’s agent in Jacksonville, Florida) (1) the Certificate evidencing the Corporate Units (if they are in certificated form) or the related Book-Entry Interests and (2) a “Notice to Settle with Cash” substantially in the form of Exhibit E completed and executed as indicated, in each case, at any time on or after the date the Company gives notice of a Final Remarketing and prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period. Corporate Units Holders may only effect such a Cash Settlement pursuant to this Section 5.03(a) in integral multiples of 40 Corporate Units.

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(ii)            A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement in accordance with Section 5.03(a)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 4:00 p.m., New York City time, on the first Business Day immediately preceding the first day of the Final Remarketing Period, in Cash by certified or cashier’s check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary.

(iii)            If a Holder of a Corporate Unit fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.03(a)(i), or does notify the Purchase Contract Agent as provided in Section 5.03(a)(i) of its intention to pay the Purchase Price with separate Cash but fails to make such payment as required by Section 5.03(a)(ii), such Holder shall be deemed to have consented to the disposition of the RSNs underlying the Pledged Applicable Ownership Interests in Notes pursuant to any Remarketing occurring in the Final Remarketing Period as set forth in Section 5.02(b) or to have exercised such Holder’s Put Right, in each case, as applicable.

(iv)            Promptly after 4:00 p.m., New York City time, on the first Business Day immediately preceding the first day of the Final Remarketing Period, the Purchase Contract Agent, based on notices received by the Purchase Contract Agent pursuant to Section 5.03(a)(i) and notice from the Securities Intermediary regarding Cash received by it prior to such time, shall notify the Collateral Agent of the aggregate principal amount of RSNs to be remarketed in any Remarketing occurring in the Final Remarketing Period in a notice substantially in the form of Exhibit J.

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(v)            Upon (1) receipt by the Collateral Agent of a notice in the form of Exhibit J from the Purchase Contract Agent (delivered pursuant to clause (iv) above) after the receipt by the Purchase Contract Agent of a notice in the form of Exhibit E from a Holder of Corporate Units that such Holder has elected, in accordance with Section 5.03(a)(i), to effect a Cash Settlement and (2) the payment by such Holder of the Purchase Price in accordance with Section 5.03(a)(ii) above, then the Collateral Agent shall:

(A)            if the Company so requests in writing, instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for below in this Section 5.03(a)(v);

(B)            release from the Pledge the RSNs underlying the Applicable Ownership Interests in Notes related to the Corporate Units as to which such Holder has effected a Cash Settlement; and

(C)            instruct the Securities Intermediary to Transfer all such RSNs to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall promptly Transfer such RSNs in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such RSNs, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such RSNs and interest payments thereon, if any, are held.

The Company shall instruct the Collateral Agent in writing as to the specific investment, which shall be a type of Permitted Investments (if any) in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such written instructions by 9:00 a.m., New York City time, on the day such Cash is received by the Securities Intermediary or to be reinvested by the Securities Intermediary, the Collateral Agent may instruct the Securities Intermediary to invest such Cash in the specific investment, which shall be Permitted Investments (if any) which have been designated by the Company in writing from time to time in a standing instruction to the Collateral Agent which shall be effective until revoked or superseded. If no such standing instruction exists or is not clear, such funds shall remain uninvested and the Collateral Agent shall have no liability for payment of interest on such uninvested funds. In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses, fees, taxes or other charges incurred thereon or in connection with any reinvestment or liquidation of an investment hereunder. The Collateral Agent and the Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

On the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized and directed to, (A) instruct the Securities Intermediary to remit to the Company the separate Cash amount or such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which Cash Settlement has been effected as provided in this Section 5.03, as the case may be, and (B) release any amounts in excess of such amount earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have effected Cash Settlement, pro rata in proportion to the amount paid by such Holders under Section 5.03(a)(ii), as adjusted by the Company to reflect the period of time that each such Holder’s Cash was invested in such Permitted Investments.

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(b)            In the case of a Treasury Unit or a Corporate Unit (if Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of such Corporate Unit), if the Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio held by the Securities Intermediary mature during the period from, and including, the fifth Business Day immediately preceding the Purchase Contract Settlement Date to, and including, the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio received by the Securities Intermediary may be invested in Permitted Investments (if any), which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded. If no such standing instruction exists or the Securities Intermediary determines in its sole discretion that any such standing instruction is not clear, such Cash shall remain uninvested. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price for all related Purchase Contracts shall be remitted to the Company as payment of such Holder’s Obligations under such Purchase Contracts without receiving any instructions from the Holder. In the event the sum of the Proceeds from either the related Pledged Treasury Securities or the related Pledged Applicable Ownership Interests in the Treasury Portfolio and the Proceeds from such Permitted Investments is in excess of the aggregate Purchase Price, the Collateral Agent shall cause the Securities Intermediary to distribute such excess, when received by the Securities Intermediary, to the Purchase Contract Agent for the benefit of the Holders of the related Treasury Units or Corporate Units, as applicable.

(c)            The Obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Fundamental Change Early Settlement or Cash Settlement or terminated upon a Termination Event, are payable solely out of the proceeds of any Collateral pledged to secure the Obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

(d)            The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates in respect thereof to the Holder of the related Units unless the Company shall have received payment of the aggregate Purchase Price for the Common Stock to be purchased thereunder in the manner set forth herein (whether under Section 5.01, 5.02, 5.03, 5.05(b)(ii) or 5.08 or otherwise).

Section 5.04.      Issuance of Shares of Common Stock. Unless a Termination Event, an Early Settlement or a Fundamental Change Early Settlement shall have occurred, subject to Section 5.05(b), on the Purchase Contract Settlement Date, upon the Company’s receipt of the aggregate Purchase Price payable on all Outstanding Units in accordance with Section 5.02 or 5.03, the Company shall deliver in book-entry form, for the benefit of the Holders of the Outstanding Units, newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders or their designees (such newly issued shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.

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Subject to the foregoing, following book-entry transfer of a Unit or surrender of a Certificate, as the case may be, to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, the Early Settlement Date or the date on which the Fundamental Change Early Settlement Right is exercised, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of the relevant Unit shall on the applicable Settlement Date (or, if later, the date of such book-entry transfer of the Unit or such surrender of the Certificate) be entitled to receive forthwith in exchange therefor book-entry transfer of beneficial interests in that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Units then held by such Holder), together with Cash in lieu of fractional shares as provided in Section 5.09 and, in the case of a settlement on the Purchase Contract Settlement Date, any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the number of Units represented by the Global Certificate shall be appropriately reduced in accordance with standing arrangements between the Depository and the Purchase Contract Agent. Such book-entry interests therein shall be transferred to the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any beneficial interests of any shares of Common Stock issued in respect of a Purchase Contract are transferred to a Person other than the beneficial owner thereof, no such transfer shall be made unless and until the Person requesting such transfer shall have paid to the Company the amount of any transfer and other taxes (including any applicable stamp taxes) required by reason of such transfer or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 5.05.      Adjustment of Each Fixed Settlement Rate. (a) Each Fixed Settlement Rate shall be subject to the following adjustments:

(i)            If the Company pays or makes a dividend or other distribution on the Common Stock in shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing each Fixed Settlement Rate by a fraction,

(A)            the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

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(B)            the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Any adjustment made under this clause (i) shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each new Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)            If the Company issues to all or substantially all holders of the Common Stock rights, options, warrants or other securities (other than pursuant to a stockholder rights plan or a dividend reinvestment, share purchase or similar plan) entitling them to subscribe for or purchase shares of the Common Stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of Common Stock less than the Current Market Price calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each Fixed Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing each Fixed Settlement Rate by a fraction,

(A)            the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise of such rights, options, warrants or other securities would purchase at such Current Market Price; and

(B)            the denominator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.

Any increase in the Fixed Settlement Rates made pursuant to this clause (ii) shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities. To the extent such rights, options, warrants or other securities are not exercised or converted prior to their expiration of the exercisability or convertibility thereof (and as a result no additional shares of Common Stock are delivered or issued pursuant to such right, option, warrant or other security), each new Fixed Settlement Rate shall be readjusted, effective as of the date of such expiration, to the Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered.

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For purposes of this clause (ii), in determining whether any rights, options, warrants or other securities entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration the Company receives for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Company.

(iii)            If outstanding shares of the Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of the Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(iv)            If the Company, by dividend or otherwise, distributes to all or substantially all holders of the Common Stock evidences of the Company’s indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of the Company’s indebtedness, other assets or property of the Company or other securities (but excluding (A) any rights, options, warrants or other securities referred to in clause (ii) of this Section 5.05(a), (B) any dividend or distribution paid exclusively in Cash referred to in clause (v) below of this Section 5.05(a) (whether or not an adjustment to the Fixed Settlement Rates is required by such clause), (C) any Spin-Off, (D) any dividends or distributions referred to in clause (i) of this Section 5.05(a) and (E) any distribution of Exchange Property Units in exchange for, or upon conversion of, shares of Common Stock in connection with a Reorganization Event), each Fixed Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing each Fixed Settlement Rate by a fraction,

(A)            the numerator of which shall be the Current Market Price calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by the Company) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Common Stock; and

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(B)            the denominator of which shall be such Current Market Price.

Any increase made under the portion of this clause (iv) shall become effective immediately after the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution. Notwithstanding the foregoing, if the fair market value (as determined in good faith by the Company) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Common Stock exceeds the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each Holder shall receive, for each Purchase Contract included in such Holder’s Units, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of such distributed assets, securities or evidences of indebtedness that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Maximum Settlement Rate on the record date for such dividend or distribution.

In the case of the payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system (a “Spin-Off”), each Fixed Settlement Rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing each Fixed Settlement Rate by a fraction,

(A)            the numerator of which is the Current Market Price; and

(B)            the denominator of which is such Current Market Price plus the Fair Market Value (determined as set forth below) of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock.

The adjustment to each Fixed Settlement Rate under the immediately preceding paragraph will occur on (A) the 10th Trading Day from, and including, the effective date of the Spin-Off; or (B) if the Spin-Off is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off and the Ex-Date for the Spin-Off occurs on or before the date that the Initial Public Offering price of the securities being distributed in the Spin-Off is determined, the issue date of the securities being offered in such Initial Public Offering. For purposes of this section, “Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for Cash.

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Subject to the immediately following paragraph, the “Fair Market Value” of the securities to be distributed to holders of Common Stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 Trading Days following the effective date of the Spin-Off. For purposes of such a Spin-Off, the “Current Market Price” of the Common Stock means the average of the closing sale prices of the Common Stock on the principal U.S. securities exchange or quotation system on which the Common Stock is listed or quoted at that time over the first 10 Trading Days following the effective date of the Spin-Off.

If, however, an Initial Public Offering of the securities being distributed in the Spin-Off is to be effected simultaneously with the Spin-Off and the Ex-Date for the Spin-Off occurs on or before the date that the Initial Public Offering price of the securities being distributed in the Spin-Off is determined, the “Fair Market Value” of the securities being distributed in the Spin-Off means the Initial Public Offering price, while the “Current Market Price” of the Common Stock means the closing sale price of the Common Stock on the principal U.S. securities exchange or quotation system on which the Common Stock is listed or quoted at that time on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-Off is determined.

If any dividend or distribution described in this clause (iv) is declared but not so paid or made, the new Fixed Settlement Rates shall be readjusted, as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Settlement Rates that would then be in effect if such dividend or distribution had not been declared.

For purposes of this clause (iv) (and subject in all respect to clause (x) below), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (a) are deemed to be transferred with such shares of the Common Stock; (b) are not exercisable; and (c) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Settlement Rates under this clause (iv) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Settlement Rates shall be made under this clause (iv). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Settlement Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Settlement Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Settlement Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Settlement Rates shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable also includes one or both of:

(A)            a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause (i) Distribution”); or

(B)            a dividend or distribution of rights, options or warrants to which clause (ii) is applicable (the “Clause (ii) Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause (i) Distribution and the Clause (ii) Distribution, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause (iv) Distribution”) and any Fixed Settlement Rate adjustment required by this clause (iv) with respect to such Clause (iv) Distribution shall then be made, and (2) the Clause (i) Distribution and Clause (ii) Distribution shall be deemed to immediately follow the Clause (iv) Distribution and any Fixed Settlement Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (I) the record date of the Clause (i) Distribution and the Clause (ii) Distribution shall be deemed to be the record date of the Clause (iv) Distribution and (II) any shares of Common Stock included in the Clause (i) Distribution or Clause (ii) Distribution shall be deemed not to be “outstanding at the close of business on the date fixed for such determination” within the meaning of clause (i) or clause (ii).

(v)            If the Company, by dividend or otherwise, makes distributions to all or substantially all holders of the Common Stock exclusively in Cash during any quarterly period in an amount that exceeds $1.085 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “Reference Dividend,” which shall be adjusted proportionally for any change in frequency of the Company’s regular dividends), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each Fixed Settlement Rate in effect immediately prior to the close of business on such date shall be increased by dividing each Fixed Settlement Rate by a fraction,

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(A)            the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the Reference Dividend; and

(B)            the denominator of which shall be equal to such Current Market Price.

Such increase shall become effective immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution. If such dividend or distribution is declared but not so paid or made, each new Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend will be subject to an inversely proportional adjustment whenever each Fixed Settlement Rate is adjusted, other than pursuant to this clause (v). For the avoidance of doubt, the Reference Dividend shall be zero in the case of a Cash dividend that is not a regular quarterly dividend.

(vi)            In the case that a tender offer or exchange offer (other than an odd-lot tender offer) made by the Company or any Subsidiary thereof for all or any portion of shares of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of shares of the Common Stock in such tender offer or exchange offer) of an aggregate consideration having a fair market value per share of the Common Stock that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each Fixed Settlement Rate in effect immediately prior to the close of business on the date of the Expiration Time shall be increased by dividing each Fixed Settlement Rate, by a fraction,

(A)            the numerator of which shall be equal to the product of (x) the Current Market Price on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

(B)            the denominator of which shall be equal to the sum of (x) the aggregate value of all Cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer and (y) the product of (i) the Current Market Price on the date of the Expiration Time and (ii) the number of shares of Common Stock outstanding (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer).

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In the event the Company is, or one of the Company’s Subsidiaries is, obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is, or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall be readjusted to the Fixed Settlement Rate that would then be in effect if such tender or exchange offer had not been made.

(vii)            If any adjustments are made to the Fixed Settlement Rates pursuant to this Section 5.05(a), an adjustment shall also be made to the Reference Price and the Threshold Appreciation Price solely to determine which of the clauses of the definition of Settlement Rate in Section 5.01(a) will be applicable to determine the Settlement Rate with respect to the Purchase Contract Settlement Date or any Fundamental Change Early Settlement Date. Such adjustment shall be made by multiplying the Reference Price by a fraction, the numerator of which is the Maximum Settlement Rate immediately before such adjustment and the denominator of which shall be the Maximum Settlement Rate immediately after such adjustment and by multiplying the Threshold Appreciation Price by a fraction, the numerator of which is the Minimum Settlement Rate immediately before such adjustment and the denominator of which shall be the Minimum Settlement Rate immediately after such adjustment (rounded, in each case, to the nearest $0.0001). In addition, if any adjustment to the Fixed Settlement Rates becomes effective, or any effective date, Expiration Time, Ex-Date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required Fixed Settlement Rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first Trading Day of the Market Value Averaging Period or (ii) in the case of Early Settlement or Fundamental Change Early Settlement, the relevant Early Settlement Date or the date on which the Fundamental Change Early Settlement Right is exercised and, in each case, ending on, and including, the date on which the Company delivers shares of Common Stock under the related Purchase Contract, the Company shall make appropriate adjustments to the Fixed Settlement Rates and/or the number of shares of Common Stock deliverable upon settlement of the Purchase Contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above in paragraphs (a)(i) to (a)(vi) of this Section 5.05. If any adjustment to the Fixed Settlement Rates becomes effective, or any effective date, Expiration Time, Ex-Date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required Fixed Settlement Rate adjustment) occurs, during the period used to determine the Stock Price or any other valuation period hereunder, the Company shall make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above in paragraphs (a)(i) to (a)(vi) of this Section 5.05. No adjustment to the Fixed Settlement Rates will be made pursuant to this Section 5.05(a) if Holders participate, as a result of holding the Units and without having to settle the Purchase Contracts that form part of the Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of the Common Stock per Unit equal to the Maximum Settlement Rate, at the same time and upon the same terms as the holders of Common Stock participate in the transaction.

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(viii)            All adjustments to the Fixed Settlement Rate shall be calculated by the Company to the nearest 1/10,000th of a share of Common Stock. No adjustment to the Fixed Settlement Rates shall be required unless such adjustment would require an increase or decrease of at least one percent in one or both Fixed Settlement Rates; provided that if any adjustment is not required to be made because it would not change one or both of the Fixed Settlement Rates by at least one percent, the adjustment shall be carried forward and taken into account in any subsequent adjustment; provided further that notwithstanding whether or not such one percent threshold shall have been met, all such adjustments under this Section 5.05(a) shall be made no later than each day of any Market Value Averaging Period and the time at which the Company is otherwise required to determine the relevant Settlement Rate or amount of Make-Whole Shares (if applicable) in connection with any settlement of the Purchase Contracts pursuant to Section 5.01, Section 5.05(b)(ii) or Section 5.08.

(ix)            The Company may increase the Fixed Settlement Rates, in addition to those increases required by this Section 5.05(a), if the Board of Directors deems it advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each Fixed Settlement Rate. Any such discretionary adjustment must be in effect for at least 20 Business Days, and the Company shall deliver written notice of the amount of such increase and the number of days for which it will be in effect to the Holders and Purchase Contract Agent at least 15 days prior to such adjustment taking effect. If the Company or another applicable withholding agent pays withholding taxes on behalf of a Holder or beneficial owner of a Purchase Contract as a result of an adjustment to the Fixed Settlement Rate, the Company or such other applicable withholding agent may withhold such payments from, or set off such payments against, payments on such Purchase Contract, including any Common Stock received upon purchase on the Settlement Date.

(x)            To the extent the Company has a stockholders rights plan involving the issuance of share purchase rights or other similar rights (the “Rights”) to all or substantially all holders of the Common Stock in effect upon settlement of a Purchase Contract, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock under the stockholders rights plan, unless prior to such settlement, such Rights under the stockholders rights plan have separated from the Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation as if the Company made a distribution to all holders of the Common Stock as provided in Section 5.05(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of the Rights.

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(b)            (i) Following the effective date of a Reorganization Event, the Settlement Rate shall be determined by reference to the value of an Exchange Property Unit, and the Company shall deliver, upon settlement of any Purchase Contract, a number of Exchange Property Units equal to the number of shares of Common Stock that the Company would otherwise be required to deliver hereunder. An “Exchange Property Unit” is the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the Exchange Property Unit that Holders of the Corporate Units or the Treasury Units would have been entitled to receive upon settlement shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock in such Reorganization Event.

In the event of such a Reorganization Event, the issuer of the Exchange Property Units following such Reorganization Event shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Unit that remains Outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 5.05(b). Such supplemental agreement shall provide, to the extent the Exchange Property Units are comprised (in whole or in part) of common equity securities, for adjustments to the amount of any such securities constituting all or a portion of an Exchange Property Unit and/or adjustments to the Fixed Settlement Rates, which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.05. The provisions of this Section 5.05(b)(i) shall similarly apply to successive Reorganization Events.

When the Company executes a supplemental agreement pursuant to this Section 5.05(b)(i), the Company shall promptly file with the Purchase Contract Agent (i) an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise an Exchange Property Unit after any such Reorganization Event, any adjustments to be made with respect thereto and that all conditions precedent have been complied with and (ii) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. Failure to deliver such notice shall not affect the legality or validity of such supplemental agreement. The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 5.05(b)(i). For the avoidance of doubt, in no event shall the Purchase Contract Agent have any obligation to determine whether the terms of any Reorganization Event are consistent with or otherwise comply with this Section 5.05(b)(i).

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In connection with any Reorganization Event, the Reference Dividend shall be subject to adjustment as described in clause (A), clause (B) or clause (C) below, as the case may be.

(A)            In the case of a Reorganization Event in which the Exchange Property Unit (determined, as appropriate, as set forth above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Reference Dividend at and after the effective time of such Reorganization Event will be equal to (x) the Reference Dividend immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded to the nearest $0.0001).

(B)            In the case of a Reorganization Event in which the Exchange Property Unit (determined, as appropriate, as set forth above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Reference Dividend at and after the effective time of such Reorganization Event will be equal to (x) the Reference Dividend immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such Reorganization Event (such product rounded to the nearest $0.0001).

(C)            For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property Unit (determined, as appropriate, as set forth above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Reference Dividend at and after the effective time of such Reorganization Event will be equal to zero.

For purposes of calculating the “value” of an Exchange Property Unit, or any Cash, securities or other property included therein, for purposes of (I) this Section 5.05(b)(i) and (II) the definitions of “Merger Valuation Percentage” and “Fundamental Change,” (x) the value of any Cash shall be the face amount thereof, (y) the value of any common stock shall be (A) in the case of clause (I) above, the average of the volume-weighted average prices of such common stock on each Trading Day during the Market Value Averaging Period (subject to Section 5.05(a)(vii)) and (B) in the case of clause (II) above, the Closing Price of such common stock (determined as if references in the definition of “Closing Price” to “Common Stock” referred instead to such common stock) on the relevant effective date (or, if such day is not a Trading Day, the immediately following Trading Day) and (z) the value of any other property, including securities other than any such common stock, included in the Exchange Property Unit, shall be the fair market value of such property over the Market Value Averaging Period, in the case of clause (I) above, or on the applicable effective date (or, if such day is not a Trading Day, the immediately following Trading Day), in the case of clause (II) above (in each case, as determined in good faith by the Company, whose determination shall be described in an Officer’s Certificate delivered to the Purchase Contract Agent).

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(ii)            If a Fundamental Change occurs prior to the 30th Scheduled Trading Day preceding the Purchase Contract Settlement Date, then following such Fundamental Change, each Holder of a Purchase Contract shall have the right (“Fundamental Change Early Settlement Right”) to accelerate and settle (“Fundamental Change Early Settlement”) such Purchase Contract, upon the conditions set forth below, on the Fundamental Change Early Settlement Date at the Settlement Rate determined as if the Applicable Market Value were determined, for such purpose, based on the Market Value Averaging Period starting on the 22nd Scheduled Trading Day prior to the Fundamental Change Early Settlement Date and ending on, and including, the third Scheduled Trading Day immediately preceding the Fundamental Change Early Settlement Date, plus an additional make-whole amount of shares of Common Stock (the “Make-Whole Shares”), subject to adjustment under Section 5.05(a)(vii), and receive payment of Cash in lieu of any fraction of a share, as provided in Section 5.09; provided that if 20 Trading Days have not occurred during such deemed Market Value Averaging Period, all remaining Trading Days shall be deemed to occur on the third Scheduled Trading Day immediately prior to the Fundamental Change Early Settlement Date and the VWAP for each of the remaining Trading Days will be the VWAP on such third Scheduled Trading Day or, if such day is not a Trading Day, the Closing Price of the Common Stock as of such day; provided further that no Fundamental Change Early Settlement will be permitted pursuant to this Section 5.05(b)(ii) unless, at the time such Fundamental Change Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Fundamental Change Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, (A) the Company shall, promptly after the date on which the Holder attempts to effect a Fundamental Change Early Settlement, so notify such Holder, and (B) the Company agrees to use its commercially reasonable efforts to (x) have in effect throughout the Fundamental Change Exercise Period a Registration Statement covering the Common Stock and other securities, if any, to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case, in a form that may be used in connection with such Fundamental Change Early Settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company shall not be required to file such Registration Statement or provide such a Prospectus, and a Fundamental Change Early Settlement Right shall not be available, until the Company has publicly disclosed such transaction or development; provided that the Company shall use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a Holder seeks to exercise its Fundamental Change Early Settlement Right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective or a Blackout Period is continuing, the Holder’s exercise of such right shall be void unless and until such a Registration Statement is effective and no Blackout Period is continuing. The Fundamental Change Exercise Period shall be extended by the number of days during such period on which no such Registration Statement is effective or a Blackout Period is continuing (provided that the Fundamental Change Exercise Period shall not be extended beyond the third Scheduled Trading Day preceding the Purchase Contract Settlement Date) and the Fundamental Change Early Settlement Date shall be postponed to the third Scheduled Trading Day following the end of the Fundamental Change Exercise Period. The Company shall provide written notice to Holders of Units and the Purchase Contract Agent of any such extension and postponement at least 23 Scheduled Trading Days prior to such extension and postponement.

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The Company shall provide written notice to Holders of Units and the Purchase Contract Agent of the completion of a Fundamental Change within four Scheduled Trading Days after the Effective Date (as hereinafter defined) of a Fundamental Change, which shall specify (1) a related early settlement date in respect of such Fundamental Change (subject to postponement, as set forth above, the “Fundamental Change Early Settlement Date”), which shall be at least 26 Scheduled Trading Days after the date of such notice and one Business Day prior to the Purchase Contract Settlement Date, on which date the Company shall deliver shares of Common Stock to Holders who exercise the Fundamental Change Early Settlement Right, (2) the date by which Holders must exercise the Fundamental Change Early Settlement Right, which shall be no earlier than the second Scheduled Trading Day before the Fundamental Change Early Settlement Date, (3) the first Scheduled Trading Day of the deemed Market Value Averaging Period described in the first sentence of Section 5.05(b)(ii), which shall be the 22nd Scheduled Trading Day prior to the Fundamental Change Early Settlement Date, (4) the Reference Price, the Threshold Appreciation Price and the Fixed Settlement Rates, (5) the amount and kind (per share of Common Stock) of Cash, securities and other consideration receivable by the Holder upon settlement and (6) the amount of accrued and unpaid Contract Adjustment Payments (including any deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon), if any, that shall be paid upon settlement to Holders exercising the Fundamental Change Early Settlement Right.

Corporate Units Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.05(b)(ii) in integral multiples of 40 Corporate Units and Treasury Units Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.05(b)(ii) in integral multiples of 20 Treasury Units, as the case may be; provided that if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component of the Corporate Units, Corporate Units Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.05(b)(ii) in multiples of 160,000 Corporate Units.

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In order to exercise the Fundamental Change Early Settlement Right with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver to the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent or its agent in Jacksonville, Florida, during the period beginning on, and including, the date the Company delivers notice that a Fundamental Change has occurred and ending at 4:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Early Settlement Date (such period, subject to extension as set forth above, the “Fundamental Change Exercise Period”) a notice of such election in the form attached thereto and such Certificate evidencing its Corporate Units or Treasury Units if they are held in certificated form, duly endorsed for transfer to the Company or in blank with the form of Election to Fundamental Change Early Settlement on the reverse thereof duly completed, and payment of the Purchase Price for each Purchase Contract being settled in immediately available funds.

In the event that Units are held by or through DTC or another Depository, the exercise of the right to effect Fundamental Change Early Settlement shall occur in conformity with the standing arrangements between DTC or such Depository and the Purchase Contract Agent.

Upon receipt of any such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and, at the Company’s written request, notify the Collateral Agent that all the conditions necessary for a Fundamental Change Early Settlement by a Holder of Units have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company, as confirmed in writing by the Company, the related Purchase Price.

Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the RSNs underlying the Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, in the case of a Holder of Corporate Units, or (2) the Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case relating to the Units containing the Purchase Contracts as to which such Holder has elected to effect Fundamental Change Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or RSNs underlying Pledged Applicable Ownership Interests in Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

If a Holder exercises the Fundamental Change Early Settlement Right in accordance with the provisions of this Section 5.05(b)(ii), the Company will deliver (or, except for the Prospectus referred to in clause (D) below, which shall in all events be delivered by the Company, will cause the Purchase Contract Agent to deliver) to the Holder on the Fundamental Change Early Settlement Date for each Purchase Contract with respect to which such Holder has elected Fundamental Change Early Settlement:

(A)            a number of shares of Common Stock (or Exchange Property Units, if applicable) equal to the Settlement Rate determined pursuant to the first paragraph of this Section 5.05(b)(ii) plus the applicable Make-Whole Shares determined by the Company as set forth in Section 5.05(b)(iii);

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(B)            the amount of any accrued and unpaid Contract Adjustment Payments (including any deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) to, but excluding, the Fundamental Change Early Settlement Date, unless the date on which the Fundamental Change Early Settlement Right is exercised occurs following any Record Date and prior to the related scheduled Contract Adjustment Payment Date, and the Company is not deferring the related Contract Adjustment Payment, in which case the Company shall instead pay all accrued and unpaid Contract Adjustment Payments to the Holder as of such Record Date; provided that if the date on which the Fundamental Change Early Settlement Right is exercised occurs following any Record Date and prior to the related scheduled Contract Adjustment Payment Date, and the Company is deferring the related Contract Adjustment Payment, the Company shall pay such Holder any accrued and unpaid Contract Adjustment Payments (including any accrued and unpaid deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) to, but excluding, the Fundamental Change Early Settlement Date on the Fundamental Change Early Settlement Date;

(C)            the RSNs, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, related to each Unit with respect to which the Holder is effecting a Fundamental Change Early Settlement, free and clear of the Pledge created hereby; and

(D)            if so required under the Securities Act, a Prospectus as contemplated by this Section 5.05(b)(ii).

The Corporate Units or the Treasury Units of the Holders who do not elect Fundamental Change Early Settlement in accordance with the foregoing will continue to remain Outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof. In the event that Fundamental Change Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Fundamental Change Early Settlement, the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Fundamental Change Early Settlement was not effected.

(iii)            The number of Make-Whole Shares per Purchase Contract deliverable upon a Fundamental Change Early Settlement will be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price in such Fundamental Change. The “Stock Price” in such Fundamental Change will be:

(A)            if holders of Common Stock receive only Cash in a Fundamental Change described in clause (ii) of the definition of Fundamental Change, the Cash amount paid per share of the Common Stock; or

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(B)            otherwise, the average of the Closing Prices of the Common Stock over the 20 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Fundamental Change.

The Stock Prices set forth in the second row of the table (that is, the column headers) shall be adjusted upon the occurrence of those events set forth in Section 5.05(a) requiring anti-dilution adjustments to the Fixed Settlement Rates. Each of the Make-Whole Share amounts in the table will be subject to adjustment in the same manner and at the same time as the Fixed Settlement Rates as set forth under Section 5.05(a). The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Fixed Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the same Fixed Settlement Rate as so adjusted.

	Stock Price
Effective Date	$20.00	$40.00	$60.00	$80.00	$100.00	$121.19	$140.00	$151.47	$160.00	$180.00	$200.00	$220.00	$240.00
August 13, 2026	0.3361	0.1481	0.0917	0.0615	0.0331	0.0000	0.0324	0.0487	0.0425	0.0328	0.0272	0.0235	0.0209
August 1, 2027	0.2182	0.0985	0.0618	0.0425	0.0221	0.0000	0.0225	0.0382	0.0320	0.0231	0.0188	0.0163	0.0144
August 1, 2028	0.1053	0.0490	0.0312	0.0223	0.0122	0.0000	0.0123	0.0259	0.0192	0.0119	0.0096	0.0084	0.0075
August 1, 2029	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date applicable to a Fundamental Change may not be set forth on the table, in which case:

(1)            if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Make-Whole Shares will be determined by straight line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(2)            if the Stock Price is in excess of $240.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the second row of the table as set forth above), then the number of Make-Whole Shares will be zero; and

(3)            if the Stock Price is less than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the second row of the table as set forth above) (the “Minimum Stock Price”), then the number of Make-Whole Shares will be determined as if the Stock Price equaled the Minimum Stock Price, using straight line interpolation, as set forth in clause (1) above, if the Effective Date is between two Effective Dates on the table.

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(c)            The Fixed Settlement Rates shall not be adjusted (subject to Section 5.05(a)(ix)):

(1)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)            upon the issuance of options, restricted stock or other awards in connection with any present or future employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

(3)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;

(4)            upon the repurchase of any shares of Common Stock, including without limitation pursuant to an open-market share repurchase program, a structured derivative transaction or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 5.05(a)(vi);

(5)            for a change to par value, or from par value to no par value of the Common Stock; or

(6)            for accumulated and unpaid Contract Adjustment Payments.

(d)            Each adjustment to each Fixed Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon Early Settlement.

(e)            All calculations and determinations pursuant to this Section 5.05 shall be made by the Company in good faith and the Purchase Contract Agent shall have no responsibility with respect to such calculations and determinations.

Section 5.06.      Notice of Adjustments and Certain Other Events. (a) Whenever the Fixed Settlement Rates are adjusted as herein provided, the Company shall, promptly following the occurrence of an event that requires an adjustment pursuant to Section 5.05 (or if the Company is not aware of such occurrence, promptly after becoming so aware):

(i)            compute each adjusted Fixed Settlement Rate in accordance with Section 5.05 and prepare and transmit to the Purchase Contract Agent an Officer’s Certificate setting forth each adjusted Fixed Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

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(ii)            provide a written notice to the Holders of the Units and the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth each adjusted Fixed Settlement Rate.

(b)            The Purchase Contract Agent shall not at any time be under any duty or responsibility to determine whether any facts exist which may require any adjustment of each Fixed Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 5.06(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.

Section 5.07.      Termination Event; Notice.

(a)            The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including the Holders’ obligation and right to purchase and receive shares of Common Stock and to receive accrued and unpaid Contract Adjustment Payments (including any deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon)), shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred. In the event of such a termination of the Purchase Contracts as a result of a Termination Event, Holders of such Purchase Contracts will not have a claim in bankruptcy under the Purchase Contract with respect to the Company’s issuance of shares of Common Stock or the right to receive Contract Adjustment Payments.

(b)            Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the RSNs (or security entitlements with respect thereto) underlying the Applicable Ownership Interests in Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of such Units, and any other Collateral, in each case, in accordance with the provisions of Section 3.15. Upon the occurrence of a Termination Event, (i) the Company shall promptly thereafter and to the extent permitted by law give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register and (ii) the Collateral Agent shall, in accordance with Section 3.15, release the RSNs (or security entitlements with respect thereto) underlying the Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) forming a part of each Corporate Unit or the Treasury Securities forming a part of each Treasury Unit, as the case may be, and any other Collateral from the Pledge.

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Section 5.08.      Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.08, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (“Early Settlement”) at any time prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, other than during a Blackout Period in the case of Corporate Units; provided that no Early Settlement will be permitted unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, (A) the Company shall, promptly after the date on which the Holder attempts to effect an Early Settlement, so notify such Holder, and (B) the Company agrees to use its commercially reasonable efforts to (i) have in effect a Registration Statement covering those shares of Common Stock and other securities, if any, to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case, in a form that may be used in connection with such Early Settlement (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company shall not be required to file such Registration Statement or provide such a Prospectus, and the right to effect Early Settlement shall not be available, until the Company has publicly disclosed such transaction or development; provided that the Company shall use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a Holder seeks to exercise its right to effect Early Settlement and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective.

(b)            In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units (in the case of Certificates in definitive certificated form) shall deliver, at any time prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, other than during a Blackout Period in the case of Corporate Units, such Certificate to the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent or its agent in Jacksonville, Florida, duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early in the form attached thereto duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to:

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(i)            (A) the Stated Amount, multiplied by (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement in accordance with this Section 5.08, plus

(ii)            if the Early Settlement Date occurs during the period from the close of business on any Record Date next preceding any Contract Adjustment Payment Date to the opening of business on such Contract Adjustment Payment Date, an amount equal to the Contract Adjustment Payments payable on such Contract Adjustment Payment Date, unless the Company elected to defer Contract Adjustment Payments which would otherwise be payable on such Contract Adjustment Payment Date.

In the case of Book-Entry Interests, each Beneficial Owner electing Early Settlement must deliver the Early Settlement Amount to the Purchase Contract Agent along with the Election to Settle Early form duly completed, make book-entry transfer of such Book-Entry Interests and comply with the applicable procedures of the Depository.

If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units prior to 4:00 p.m., New York City time, on a Business Day, such day shall be the “Early Settlement Date” with respect to such Units and if such requirements are first satisfied at or after 4:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the “Early Settlement Date” with respect to such Units shall be the next succeeding Business Day.

Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. Upon written confirmation of such payment by the Company to the Purchase Contract Agent, the Purchase Contract Agent shall then notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, and (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount.

Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) in the case of a Holder of Corporate Units, the RSNs underlying the Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, relating to the Purchase Contracts to which Early Settlement is effected, or (2) in the case of a Holder of Treasury Units, Pledged Treasury Securities, in each case relating to the Units containing the Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or RSNs underlying such Pledged Applicable Ownership Interests in Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

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Holders of Corporate Units and Treasury Units may only effect Early Settlement pursuant to this Section 5.08 in integral multiples of 40 Corporate Units or 20 Treasury Units, as the case may be; provided that if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component of the Corporate Units, Corporate Units Holders may only effect Early Settlement pursuant to this Section 5.08 in integral multiples of 160,000 Corporate Units.

(c)            Upon Early Settlement of Purchase Contracts by a Holder of the related Units, on the applicable Settlement Date:

(i)            such Holder shall be entitled to receive, and the Company will deliver to the Purchase Contract Agent for delivery to such Holder, a number of shares of Common Stock (or in the case of an Early Settlement following a Reorganization Event, a number of Exchange Property Units) equal to the applicable Minimum Settlement Rate as in effect on the Early Settlement Date for each Purchase Contract as to which Early Settlement is effected, subject to adjustment under Section 5.05(a)(vii), together with payment in lieu of any fraction of a share, as provided in Section 5.09;

(ii)            such Holder shall be entitled to receive, and the Securities Intermediary will deliver to the Purchase Contract Agent for delivery to such Holder, the RSNs, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, related to the Corporate Units or the Treasury Units free and clear of the Company’s security interest pursuant to the terms set forth herein; and

(iii)            the Holder will be entitled to receive, and the Company shall be obligated to pay, any accrued and unpaid Contract Adjustment Payments (including any accrued and unpaid deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) to, but excluding, the Contract Adjustment Payment Date immediately preceding the Early Settlement Date.

Upon any Early Settlement, the Holder’s right to receive future Contract Adjustment Payments and any accrued and unpaid Contract Adjustment Payments for the period since the most recent Contract Adjustment Payment Date (including any accrued and unpaid deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) will terminate.

(d)            [Reserved].

(e)            Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock or Exchange Property Units from the Company and the RSNs, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall on the applicable Settlement Date, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

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(i)            Transfer to the Holder (or its designee) the RSNs, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, related to such Units,

(ii)            cause to be delivered to the Holder (or its designee) a certificate or certificates for the full number of shares of Common Stock or Exchange Property Units (or cause such shares of Common Stock or Exchange Property Units to be delivered by book-entry) deliverable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, and

(iii)            if so required under the Securities Act, as shall be determined by the Company and set forth in a written instruction to the Purchase Contract Agent, and to the extent provided to the Purchase Contract Agent, deliver or cause to be delivered a Prospectus for the shares of Common Stock or other securities deliverable upon such Early Settlement as contemplated by Section 5.08(a); provided that, for the avoidance of doubt, the Purchase Contract Agent shall have no obligation to determine whether delivering such Prospectus is required under the Securities Act.

(f)            In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and, upon receipt of an Issuer Order, the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

Section 5.09.      No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Fundamental Change Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement of such Purchase Contracts shall be computed by the Company on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered (including any Global Certificate, to the extent permitted by, and practicable under, the depository procedures). The Purchase Contract Agent, in its capacity as Security Registrar, shall provide the Company with such information as may be reasonably requested in writing by the Company with respect to the Certificates being surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Fundamental Change Early Settlement, the Company, through the Purchase Contract Agent, shall make a Cash payment in respect of such fractional interest in an amount equal to the percentage of a whole share represented by such fractional share multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Purchase Contract Settlement Date (or, in the case of any Early Settlement or Fundamental Change Early Settlement, the Closing Price of the Common Stock on the Trading Day immediately preceding the relevant Settlement Date). The Company shall provide the Purchase Contract Agent from time to time with sufficient funds and instructions to permit the Purchase Contract Agent to make all Cash payments required by this Section 5.09 in a timely manner.

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Section 5.10.      Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder or Beneficial Owner of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder or Beneficial Owner, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 5.11.      Contract Adjustment Payments. (a) Subject to the provisions of this Section 5.11 and Section 5.12, the Company shall pay, on each Contract Adjustment Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the relevant Certificate is registered at the close of business on the Record Date relating to such Contract Adjustment Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent or its agent in Jacksonville, Florida, maintained for that purpose; provided that, subject to any applicable laws and regulations, as long as the Units are in global form, the Contract Adjustment Payments shall be payable in accordance with applicable procedures of the Depository. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or, if such Person so requests and designates an account in writing to the Purchase Contract Agent at least five Business Days prior to the Contract Adjustment Payment Date, by wire transfer to such account. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay). Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from the date of this Agreement. For the avoidance of doubt, subject to the Company’s right to defer Contract Adjustment Payments pursuant to Section 5.12, each Holder on any Record Date shall be entitled to receive the full Contract Adjustment Payment due on the related Contract Adjustment Payment Date regardless of whether such Holder elects to settle the relevant Purchase Contract early (whether pursuant to Section 5.05(b)(ii) or Section 5.08) following such Record Date.

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(b)            Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) and any deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) shall cease.

(c)            Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-creation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) that was carried by the Purchase Contracts underlying such other Certificates.

(d)            The Company’s obligations (collectively, the “CAP Obligations”) with respect to Contract Adjustment Payments and deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon), if any, shall rank junior and be subordinated in right of payment and upon liquidation to all of the Company’s Senior Indebtedness.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company (each such event, if any, referred to as a “Proceeding”), the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or to become due on or in respect of all Senior Indebtedness (including any interest accruing thereon after the commencement of any such Proceeding, whether or not allowed as a claim against the Company in such Proceeding), before the Holders of the Units are entitled to receive any payment or distribution, if any, on account of the CAP Obligations.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company by the Company on account of the CAP Obligations shall be received by the Purchase Contract Agent or any Holder of the Units before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment on account of the CAP Obligations shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

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For purposes of the provisions of Section 5.11(d) through (p), “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 5.11 with respect to the CAP Obligations to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article IX shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of the provisions of Section 5.11(d) through (p) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article IX. Nothing in this Section 5.11(d) shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

(e)            Any failure by the Company to make any payment on or perform any other obligation in respect of Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section 5.11 shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (d) of this Section 5.11 if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(f)            Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received Cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the rights of the Holders of the Units shall be subrogated to the rights of the holders of Senior Indebtedness to receive any further payments or distributions of Cash, property or securities of the Company applicable to Senior Indebtedness until the CAP Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Units or the Purchase Contract Agent would be entitled except for the provisions of Section 5.11(d) through 5.11(p), and no payments pursuant to the provisions of Section 5.11(d) through 5.11(p) to the holders of Senior Indebtedness by Holders of the Units or the Purchase Contract Agent, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Units, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of Section 5.11(d) through (p) are and are intended solely for the purpose of defining the relative rights of the Holders of the Units, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

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(g)            Nothing contained in the provisions of Section 5.11(d) through (p) or elsewhere in this Agreement, the Units or the Purchase Contracts is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Units, the obligation of the Company, which is absolute and unconditional, to satisfy the CAP Obligations as and when the same shall become due and payable in accordance with this Agreement, the Units or the Purchase Contracts, or is intended to or shall affect the relative rights against the Company of the Holder and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon a failure of the Company to satisfy the CAP Obligations under this Agreement, the Units or the Purchase Contracts, subject to the rights, if any, under the provisions of Section 5.11(d) through (p) of the holders of Senior Indebtedness in respect of Cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in the provisions of Section 5.11(d) through (p), the Purchase Contract Agent, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to the provisions of Section 5.11(d) through (p).

The Purchase Contract Agent, subject to the provisions of Article VII, and the Holders of the Units shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such representative or trustee on behalf of such holder. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to the provisions of Section 5.11(d) through 5.11(p), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under the provisions of Section 5.11(d) through (p), and, if such evidence is not furnished, the Purchase Contract Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

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(h)            No payment of any CAP Obligations shall be made if (i) any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist; (ii) the maturity of any Senior Indebtedness has been accelerated because of a default; or (iii) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Purchase Contract Agent or any Holder of Units prohibited by this Section 5.11(h), then in such event such payment shall be held in trust and paid over and delivered forthwith to the holders of the Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

The provisions of this Section 5.11(h) shall not apply to any payment with respect to which Section 5.11(d) would apply.

(i)            The Purchase Contract Agent in its individual capacity shall be entitled to all rights set forth in the provisions of Section 5.11(d) through (p) with respect to any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness. Nothing in the provisions of Section 5.11(d) through (p) shall deprive the Purchase Contract Agent of any of its rights as such holder.

Nothing in the provisions of Section 5.11(d) through (p) shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

(j)            [Reserved].

Notwithstanding the provisions of Section 5.11(d) through (p) or any other provision of this Agreement, the Units or the Purchase Contracts, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Purchase Contract Agent unless and until the Purchase Contract Agent shall have received written notice thereof at the address specified in Section 1.05 from the Company, from a Holder or from a holder of any Senior Indebtedness or from any representative or representatives of such holder or any trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued and, prior to the receipt of any such written notice, the Purchase Contract Agent shall be entitled, subject to Section 7.01, in all respects to assume that no such facts exist; provided, however, that, if prior to the second Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under the provisions of Section 5.11(d) through (p) of the persons receiving such moneys from the Purchase Contract Agent.

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(k)            The holders of Senior Indebtedness may, without affecting in any manner the subordination of the CAP Obligations, at any time or from time to time and in their absolute discretion, agree with the Company to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend or supplement any instrument pursuant to which any Senior Indebtedness is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Purchase Contract Agent.

(l)            With respect to the holders of Senior Indebtedness, the Purchase Contract Agent undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Agreement, the Units or the Purchase Contracts, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Agreement, the Units or the Purchase Contracts against the Purchase Contract Agent. The Purchase Contract Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of the provisions of Section 5.11(d) through (p) or otherwise.

(m)            In case at any time any Paying Agent other than the Purchase Contract Agent shall have been appointed by the Company and be then acting hereunder, the term “Purchase Contract Agent” as used in the provisions of Section 5.11(d) through (p) shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in the provisions of Section 5.11(d) through (p) in addition to or in place of the Purchase Contract Agent; provided, however, that Sections 5.11(i), (j) and (l) shall not apply to the Company if it acts as Paying Agent.

(n)            No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, the Units or the Purchase Contracts, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

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(o)            Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Agreement, the Units or the Purchase Contracts shall be subject to the provisions of Section 5.11(d) through (p), so far as the same may be applicable thereto.

Notwithstanding anything contained herein to the contrary, the provisions of Section 5.11(d) through (p) shall be of no further effect, and the CAP Obligations shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness, if, and to the extent, the Company shall have delivered to the Purchase Contract Agent a notice to such effect. Any such notice delivered by the Company shall not be deemed to be a supplemental indenture for purposes of Article Nine of the Base Indenture.

(p)            The failure of the Company to make a payment with respect to the CAP Obligations by reason of any provision in Section 5.11(d) through (p) shall not be construed as preventing the occurrence of a default under this Agreement, the Units or the Purchase Contracts.

Section 5.12.      Deferral of Contract Adjustment Payments. (a) The Company has the right at any time, and from time to time, to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract by extending the period for payment of Contract Adjustment Payments to any subsequent Contract Adjustment Payment Date (an “Extension Period”), but not beyond the Purchase Contract Settlement Date (or, with respect to Purchase Contracts for (i) which an effective Fundamental Change Early Settlement has occurred, the Fundamental Change Early Settlement Date or (ii) which an effective Early Settlement has occurred, the Contract Adjustment Payment Date immediately preceding the Early Settlement Date). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Contract Adjustment Payment Date, but not beyond the Purchase Contract Settlement Date (or any applicable Fundamental Change Early Settlement Date or Contract Adjustment Payment Date immediately preceding the Early Settlement Date, as the case may be).

If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to 7.75% per annum, compounded on each Contract Adjustment Payment Date to, but excluding, the Contract Adjustment Payment Date on which such deferred Contract Adjustment Payments are paid (the accrued additional Contract Adjustment Payments thereon, being referred to herein as the “Compounded Contract Adjustment Payments”). The Company may pay any such deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) on any scheduled Contract Adjustment Payment Date to the Holder on the related Record Date, subject to sub-section (c) below.

(b)            The Company shall give written notice to the Purchase Contract Agent and to Holders of Purchase Contracts of its election to extend any period for the payment of Contract Adjustment Payments, the expected length of any such Extension Period and any extension of any Extension Period, at least one Business Day before the earlier of (i) the Record Date for the Payment Date on which Contract Adjustment Payments would have been payable except for the election to begin or extend the Extension Period or (ii) the date the Purchase Contract Agent is required to give notice to Holders of Purchase Contracts of such Record Date or such Payment Date.

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(c)            Company shall give written notice to the Purchase Contract Agent and to Holders of Purchase Contracts of the end of an Extension Period (other than on the Purchase Contract Settlement Date) or its election to pay any portion of the deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) on a Payment Date prior to the end of an Extension Period, at least one Business Day before the earlier of (i) the Record Date for the Payment Date on which such Extension Period shall end or such payment of deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) shall be made or (ii) the date the Purchase Contract Agent is required to give notice to Holders of Purchase Contracts of such Record Date or such Payment Date.

(d)            In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until all deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) have been paid, the Company shall not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to any shares of its Capital Stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with the CAP Obligations or junior to the CAP Obligations, or (3) make any guarantee payments under any guarantee by the Company of securities of any of its Subsidiaries in the case of a guarantee ranking on a parity with the CAP Obligations or ranking junior to the CAP Obligations; provided that the foregoing does not apply to:

(i)            the declaration and payment of dividends or distributions payable solely in shares of Common Stock or options, warrants or rights to subscribe for or purchase shares of Common Stock;

(ii)            the declaration and payment of any dividend in connection with the implementation of a plan (for purposes of this Section, a “Rights Plan”) providing for the issuance by the Company to all holders of Common Stock of rights entitling them to subscribe for or purchase Common Stock or any class or series of the Company’s preferred stock, which rights (A) are deemed to be transferred with such Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events;

(iii)            the issuance of any shares of the Company’s Capital Stock under any Rights Plan or redemption or repurchase any rights distributed pursuant to a Rights Plan;

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(iv)            the reclassification of the Company’s Capital Stock or exchange or conversion of one class or series of the Company’s Capital Stock for another class or series of the Company’s Capital Stock;

(v)            the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; or

(vi)            the purchase of Common Stock related to the issuance of Common Stock or rights under the Company’s dividend reinvestment plan or any of the Company’s benefit plans for its directors, officers, employees, consultants or advisors.

Article VI
Rights and Remedies of Holders

Section 6.01.      Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock. Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) except upon and following a Termination Event and subject to Article V, to receive each Contract Adjustment Payment and deferred Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit on the respective Contract Adjustment Payment Date for such Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to the Purchase Contract comprising part of such Unit and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock (including, without limitation, by effecting an Early Settlement or a Fundamental Change Early Settlement in accordance with the terms hereof), and such right shall not be impaired without the consent of such Holder.

Section 6.02.      Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Custodial Agent and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.03.      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 6.04.      Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VI or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.05.      Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit and provided further that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of any interest on any RSNs owed pursuant to such Holder’s Applicable Ownership Interests in Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Unit held by such Holder (including, without limitation, by effecting an Early Settlement or a Fundamental Change Early Settlement in accordance with the terms hereof).

Section 6.06.      Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article VII
The Purchase Contract Agent

Section 7.01.      Certain Duties and Responsibilities.

(a)            The Purchase Contract Agent:

(i)            undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

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(ii)            may conclusively rely, in the absence of bad faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)            No provision of this Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)            this Section 7.01(b) shall not be construed to limit the effect of Section 7.01(a) and Section 7.01(c); and

(ii)            the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts.

(c)            No provision of this Agreement or the Remarketing Agreement, or any other document or instrument referred to or provided for herein or in connection herewith, shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein expressly so provided, every provision of this Agreement and the Remarketing Agreement, or any other document or instrument referred to or provided for herein or in connection herewith, relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

(e)            The Purchase Contract Agent is authorized to execute and deliver the Remarketing Agreement in its capacity as Purchase Contract Agent. The rights, privileges, protections, immunities and benefits afforded to the Purchase Contract Agent and each Indemnitee under this Agreement, including, without limitation, its and their rights to be compensated, reimbursed and indemnified, shall also extend to and cover the Purchase Contract Agent and each Indemnitee with respect to the role of the Purchase Contract Agent as Purchase Contract Agent under, including action taken, omitted to be taken or suffered by the Purchased Contract Agent pursuant to, the Remarketing Agreement, or any other document or instrument referred to or provided for herein or in connection herewith.

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(f)            On or prior to the date that is 20 days prior to the first day of the Final Remarketing Period or, if the Company shall have elected to conduct an Optional Remarketing, the date that is five Business Days prior to the first day of the applicable Optional Remarketing Period, at the Company’s written request given at least three Business Days prior to such 20th day, the Purchase Contract Agent shall deliver to the Company and the Remarketing Agent(s) an executed counterpart of the Remarketing Agreement, signed by an authorized signatory of the Purchase Contract Agent.

Section 7.02.      Notice of Default. Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has received a written notice at its Corporate Trust Office specifying this Agreement and the Units, the Purchase Contract Agent shall transmit or deliver by mail to the Company and the Holders, as their names and addresses appear in the Security Register, notice of such default hereunder, unless a Responsible Officer of the Purchase Contract Agent has received a written notice at its Corporate Trust Office specifying this Agreement and the Units that such default shall have been cured or waived. The term “default” for purposes of this Section 7.02 shall mean the failure by the Company to make any payment with respect to the Certificates when the same shall become due and payable, or any default by the Company in the performance of any of its obligations hereunder, including, without limitation, its covenants set forth in Article X.

Section 7.03.      Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 7.01:

(a)            the Purchase Contract Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, RSN, note, other evidence of indebtedness or other paper or document (whether in its original or electronic form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Agreement or the Remarketing Agreement, or any other document or instrument referred to or provided for herein or in connection herewith, the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder or thereunder, the Purchase Contract Agent (unless other evidence be herein or therein specifically prescribed) may conclusively rely upon an Officer’s Certificate of the Company or an Opinion of Counsel;

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(d)            the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, RSN, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Company of any of its covenants in this Agreement, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f)            the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or an Affiliate of the Purchase Contract Agent and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, or Affiliate appointed with due care by it hereunder;

(g)            the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)            the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of gross negligence or willful misconduct by it, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and believed by it to be authorized and within the discretion or rights or powers conferred upon it by this Agreement;

(i)            the Purchase Contract Agent shall not be deemed to have notice of any adjustment to the Fixed Settlement Rate, the occurrence of a Termination Event or any default hereunder unless specific written notice of any such adjustment, Termination Event, or occurrence or event which is in fact a default is received by a Responsible Officer of the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement;

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(j)            the Purchase Contract Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement along with specimen signatures, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)            the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be compensated, reimbursed and indemnified as provided in Section 7.07 hereof and its rights under Section 7.13 hereof, are extended to and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder (including, for the avoidance of doubt, as Collateral Agent, Securities Intermediary and Custodial Agent) and each agent of, custodian of, and other Person employed by (in each case, as permitted under this Agreement), the Purchase Contract Agent or any other Agent to act hereunder and shall survive the resignation or removal of the Purchase Contract Agent or such Agent and the termination of this Agreement;

(l)            the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder, in each case, except as expressly set forth herein;

(m)            the permissive right of the Purchase Contract Agent to take or refrain from taking action hereunder shall not be construed as a duty;

(n)            the duties of the Purchase Contract Agent hereunder and under the Remarketing Agreement and under any other document or instrument referred to or provided for herein or in connection herewith are solely ministerial and administrative in nature;

(o)            for the avoidance of doubt, the Purchase Contract Agent shall not be deemed to have any obligation with respect to matters addressed in the Indenture or the Supplemental Indentures that are not expressly set forth in this Agreement;

(p)            the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(q)            beyond the exercise of reasonable care in the custody thereof, the Purchase Contract Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, the Purchase Contract Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral and the Purchase Contract Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Purchase Contract Agent in good faith; and

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(r)            the Purchase Contract Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Purchase Contract Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, the Purchase Contract Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Indenture or the Remarketing Agreement by the Company, the Holders, the Trustee or the Remarketing Agent(s) and in no event shall the Purchase Contract Agent be liable for any amount in excess of the value of the Collateral.

Section 7.04.      Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Remarketing Agreement, in any other document or instrument referred to or in connection herewith and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units or the Pledge or the Collateral or the Remarketing Agreement or of any other document or instrument referred to or provided for herein or in connection herewith and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral nor for making any calculations hereunder. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts or for funds received and disbursed in accordance with this Agreement. The Purchase Contract Agent shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of the Units.

Section 7.05.      May Hold Units. Any Securities Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Securities Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Units.

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Section 7.06.      Money and Property Held in Custody. Money or other property held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein; provided, however, that when the Purchase Contract Agent holds Cash as a component of the Remarketing Treasury Portfolio or the Tax Credit Event Treasury Portfolio, as applicable, or a Treasury Unit, such Cash shall be held in a segregated account hereunder. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representations or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s lien thereon or any certificate prepared by the Company in connection therewith, nor shall the Collateral Agent be responsible or liable to the Holders or any other Person for any failure to monitor any portion of the Collateral. Beyond the exercise of reasonable care in the custody thereof and except as otherwise specifically set forth herein, no Agent shall have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Agent (A) shall be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Agent in good faith and with reasonable care, and (B) shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Agent accords its own property.

Neither the Purchase Contract Agent nor any other Agent shall be under any obligation to invest or pay interest on any money received by it hereunder except as agreed in writing with the Company. If no standing instruction exists at the time any funds are received by the Purchase Contract Agent, the Securities Intermediary or the Collateral Agent, such funds shall remain uninvested without liability for interest or other compensation thereon.

Section 7.07.      Compensation and Reimbursement.

The Company agrees:

(a)            to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b)            to reimburse the Purchase Contract Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by its gross negligence or willful misconduct; and

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(c)            indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and each of its directors, officers, agents and employees (collectively, with the Purchase Contract Agent, the “Indemnitees”) for, and to hold each Indemnitee harmless against, any loss, claim, damage, liability, or expense (including reasonable fees and expenses of outside counsel and taxes (other than taxes based upon, measured by or determined by the income of the Purchase Contract Agent)) reasonably incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Remarketing Agreement, including the Indemnitees’ reasonable out-of-pocket costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, or any Holder or any other Person) in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder or of enforcing the provisions of this Section. The Purchase Contract Agent shall promptly notify the Company of any third-party claim of which a Responsible Officer has received written notice and which may give rise to the indemnity hereunder; provided, that failure of the Purchase Contract Agent to promptly notify the Company of such claim shall not relieve the Company of its obligations hereunder.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction or discharge of the Units and the Purchase Contracts and the termination of this Agreement.

When the Purchase Contract Agent incurs expenses or renders services in connection with an “Event of Default” specified in Section 501(5) or Section 501(6) of the Base Indenture or any event specified in the second and third paragraphs of Section 5.11(d), the expenses (including the reasonable fees and expenses of its outside counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. “Purchase Contract Agent” for the purposes of this Section 7.07 shall include any predecessor Purchase Contract Agent and the Purchase Contract Agent in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided however, that the gross negligence or willful misconduct of any Purchase Contract Agent hereunder shall not affect the rights of any other Purchase Contract Agent hereunder.

Section 7.08.      Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal, state or District of Columbia authority and having or having an agent having a corporate trust office in the continental United States, if there be such a Person in the continental United States, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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Section 7.09.      Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b)            The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)            The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d)            If at any time:

(i)            the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii)            the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)            the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

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(e)            If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)            The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent in the manner provided in Section 1.06. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10.      Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of amounts owed to it pursuant to Section 7.07, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b)            Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in clause (a) of this Section 7.10.

(c)            No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article VII.

Section 7.11.      Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent (including the administration of this Agreement), shall be the successor of the Purchase Contract Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

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Section 7.12.      Preservation of Information. The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Securities Registrar.

Section 7.13.      No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement or the Remarketing Agreement for (i) indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action or (ii) any failure or delay in the performance of its obligations under this Agreement because of circumstances beyond its control, including, without limitation, acts of God; earthquake; fires; floods; nuclear or natural catastrophes; wars; civil or military disturbances; terrorist acts; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; labor disputes; acts of civil or military authority or governmental actions; or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility, in each case, which delay, restrict or prohibit the providing of services contemplated by this Agreement; it being understood that the Purchase Contract Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under such circumstances.

Section 7.14.      Acknowledgement of Appointment. The Company hereby acknowledges the appointment of The Bank of New York Mellon Trust Company, N.A. to act as Purchase Contract Agent on behalf of the Holders hereunder and under the Remarketing Agreement or under any other document or instrument referred to or provided for herein or in connection herewith, as applicable, and as their attorney-in-fact hereunder and under the Remarketing Agreement or under any other document or instrument referred to or provided for herein or in connection herewith, as applicable. The Company accepts the authorizations, appointments, acknowledgments and other actions taken by the Purchase Contract Agent in accordance with this Agreement, the Remarketing Agreement or any other document or instrument referred to or provided for herein or in connection herewith.

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Article VIII
Supplemental Agreements

Section 8.01.      Supplemental Agreements without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, to:

(a)            evidence the succession of another Person to the Company’s obligations in accordance with Article IX;

(b)            add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(c)            evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent, Collateral Agent, Securities Intermediary or Custodial Agent in accordance with Article VII or Article XV, as the case may be;

(d)            make provision with respect to the rights of Holders pursuant to the requirements of Section 5.05(b)(i);

(e)           cure any ambiguity or to correct or supplement any provisions herein that may be inconsistent with any other provision herein; or

(f)            to make such other provisions in regard to matters or questions arising under this Agreement that do not adversely affect the interests of any Holders; provided, that, in each case, any amendment made to conform the provisions of this Agreement to the description of this Agreement, the Units and the Purchase Contracts contained in the preliminary prospectus supplement dated August 10, 2026, relating to the Units (including, without limitation, under the sections entitled “Description of the Equity Units”, “Description of the Purchase Contracts”, “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes”), as supplemented and/or amended by the Term Sheet, shall be deemed not to adversely affect the interests of the Holders.

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Section 8.02.      Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Units, with Holders of Corporate Units and Treasury Units voting together as a single class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Purchase Contract affected thereby:

(a)            subject to the Company’s right to defer Contract Adjustment Payments, change any Payment Date;

(b)            impair the Holders’ right to institute suit for the enforcement of any Purchase Contract or payment of any Contract Adjustment Payments or deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon);

(c)            except as required pursuant to Section 5.05(a), reduce the number of shares of Common Stock purchasable pursuant to any Purchase Contract, increase the Purchase Price of the shares of Common Stock upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or change the right to effect an Early Settlement or a Fundamental Change Early Settlement in a manner adverse to the right of the Holder or otherwise adversely affect the Holder’s rights under any Purchase Contract, this Agreement or any Remarketing Agreement in any respect;

(d)            increase the amount or change the type of Collateral required to be Pledged to secure a Holder’s Obligations;

(e)            impair the right of the Holder of any Purchase Contract to receive distributions on the Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral;

(f)            reduce any Contract Adjustment Payments or any deferred Contract Adjustment Payments (including Compounded Contract Adjustment Payments thereon) or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

(g)            reduce the percentage of the Outstanding Purchase Contracts or the Units, as the case may be, whose Holder’s consent is required for any modification, amendment or waiver of the provisions of this Agreement or the Purchase Contracts or the Units;

provided that if any such supplemental agreement would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such supplemental agreement, and such supplemental agreement shall not be effective except with the consent of Holders of not less than a majority of such class or, in the case of any supplemental agreement having the effects specified in clauses (a) through (g) of this Section 8.02, each Holder affected thereby.

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It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.      Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by any supplemental agreement permitted by this Article VIII or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent shall be provided, and (subject to Section 7.01 with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects their own rights, duties or immunities under this Agreement or otherwise.

Section 8.04.      Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article VIII, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05.      Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for Outstanding Certificates.

Article IX
Consolidation, Merger, Conveyance, Transfer or Lease

Section 9.01.      Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions. The Company shall not consolidate with, merge with or into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless

(a)            either the Company is the continuing entity, or the successor entity or acquiring entity (if other than the Company) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of the Company’s responsibilities and liabilities under the Purchase Contracts, the Corporate Units, the Treasury Units, this Agreement and the Remarketing Agreement (if any) by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary and that complies with Article VIII hereof or the applicable provisions of the Remarketing Agreement, as the case may be, executed and delivered to the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary by such corporation; and

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(b)            the Company or such successor or acquiring corporation, as the case may be, will not, immediately after such consolidation, merger, conveyance, transfer or lease, be in default in the performance of any of its obligations or covenants under such agreements.

Section 9.02.      Rights and Duties of Successor Person. In case of any such consolidation, merger, conveyance, transfer or lease, and upon any such assumption by the successor or acquiring corporation in accordance with Section 9.01, such successor or acquiring corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Purchase Contracts, the Corporate Units, the Treasury Units, this Agreement and the Remarketing Agreement (if any) as the Company, and (other than in the case of a lease) the Company shall be relieved of any further obligation under the Purchase Contracts, the Corporate Units, the Treasury Units, this Agreement and the Remarketing Agreement (if any). Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the written order of such successor instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such consolidation, merger, conveyance, transfer or lease, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

Section 9.03.      Officer’s Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel and rely thereon as conclusive evidence that any such merger, consolidation, conveyance or sale, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such merger, consolidation, conveyance or sale have been met.

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Article X
Covenants

Section 10.01.      Performance under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02.      Maintenance of Office or Agency. (a) The Company will maintain in the continental United States of America an office or agency, which may be the office of the Purchase Contract Agent or its agent, where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon an Early Settlement or a Fundamental Change Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, an Early Settlement or a Fundamental Change Early Settlement, where Certificates may be surrendered for registration of transfer or exchange, or for a Collateral Substitution and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the foregoing Corporate Trust Office and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands. The Company initially designates the Corporate Trust Office as such office of the Company.

(b)            The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States of America for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.      Company to Reserve Common Stock. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable against payment (including the maximum number of Make-Whole Shares issuable upon a Fundamental Change Early Settlement) in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

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Section 10.04.      Covenants as to Common Stock; Listing. (a) The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

(b)            The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon settlement of Purchase Contracts.

(c)            The Company shall use its commercially reasonable efforts to effect the listing of the Corporate Units on The New York Stock Exchange within 30 days of the date of the initial issuance of the Corporate Units.

Section 10.05.      Statements of Officers of the Company as to Default. The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Agreement, the Units or the Purchase Contracts and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.06.      ERISA. Each Holder, by acceptance of the Units, any shares of Common Stock issuable upon settlement of the Purchase Contract, will be deemed to have represented and warranted that from and including the date of its acquisition of any such securities through and including the date of the satisfaction of the obligation under the Purchase Contract and/or the disposition of any such securities either (i) no portion of the assets used by such Holder to acquire or hold the Units, shares of Common Stock issuable upon settlement of the Purchase Contract (or by any Beneficial Owner with a Book-Entry Interest in such Units that is a Plan or that used assets of a Plan to acquire such Book-Entry Interest) constitutes assets of any Plan or (ii) (1) its acquisition, holding and disposition of the Units, shares of Common Stock issuable upon settlement of the Purchase Contract (a) complies with all applicable requirements under Title I of ERISA, Section 4975 of the Code and Similar Laws applicable to the Plan and (b) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws, and (2) it acknowledges and agrees that neither the remarketing agent or Company or any of its Affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan’s acquisition, holding or disposition of the Units, shares of Common Stock issuable upon settlement of the Purchase Contract.

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Section 10.07.      Tax Treatment. The Company, the Purchase Contract Agent and the Collateral Agent covenant and agree, and by acceptance of a Unit or Book-Entry Interest, each Holder and Beneficial Owner will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (i) to treat each Beneficial Owner of a Corporate Unit or a Treasury Unit as the owner, separately, of each of the applicable Purchase Contract and the applicable interests in the Collateral, including the RSNs underlying the Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, (ii) to treat the RSNs as indebtedness, (iii) to allocate, as of the date hereof, 100% of the purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Beneficial Owner’s initial tax basis in each Purchase Contract as $0.00 and each Beneficial Owner’s initial tax basis in each Applicable Ownership Interests in Notes as $50 (allocated equally between the interest in each series of RSNs), and (iv) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

The Company agrees (i) to provide the Purchase Contract Agent and the Collateral Agent with such reasonable information as it has in its possession to enable the Purchase Contract Agent and the Collateral Agent to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Purchase Contract Agent and the Collateral Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Purchase Contract Agent and the Collateral Agent shall not have any liability.

Section 10.08.      Remarketing Agreement. On or prior to the date that is 20 days prior to the first day of the Final Remarketing Period or, if the Company shall have elected to conduct an Optional Remarketing, on or prior to the date that is five Business Days prior to the first day of the applicable Optional Remarketing Period, the Company shall have entered into, and shall have caused the Purchase Contract Agent and the Remarketing Agent to have entered into, the Remarketing Agreement.

Article XI
Pledge

Section 11.01.      Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority perfected security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral, whether now existing or hereafter arising, to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement or other applicable law.

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Section 11.02.      Termination. As to each Holder, the Pledge created hereby shall terminate upon the payment and performance in full of such Holder’s Obligations, or (if earlier) upon any Termination Event. Promptly after any such termination (in the case of termination upon a Termination Event, as notified to the Collateral Agent in writing by the Company pursuant to Section 5.07 or by the Purchase Contract Agent following receipt of such notice from the Company or receipt of notice from Holders of at least 25% of the aggregate Stated Amount of the Units in accordance with Section 3.15(b)), the Collateral Agent shall instruct the Securities Intermediary to Transfer the portion of the Collateral attributable to such Holder to the Purchase Contract Agent for distribution to such Holder, in accordance with the terms provided for herein, free and clear of the Pledge created hereby. As promptly as practicable following the termination of the Pledge with respect to all of the Collateral upon any Termination Event pursuant to this Section 11.02 or any other provision of this Agreement, the Company shall terminate any UCC financing statements that have been filed that relate to such Collateral (with written confirmation to the Collateral Agent and the Purchase Contract Agent), and take any other action that the Purchase Contract Agent or any Holder reasonably requests, to evidence the termination of the Pledge, in each case, at the sole expense of the Company.

Article XII
Administration of Collateral

Section 12.01.      Initial Deposit of RSNs. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Applicable Ownership Interests in Notes and the RSNs underlying such Applicable Ownership Interests in Notes by delivering such RSNs indorsed in blank to the Securities Intermediary. The Securities Intermediary shall indicate on its records in accordance with its customary procedures that a security entitlement with respect to such Applicable Ownership Interests in Notes (and the RSNs underlying such Applicable Ownership Interests in Notes) has been credited to the Collateral Account.

Section 12.02.      Establishment of Collateral Account. The Securities Intermediary hereby confirms that:

(a)            the Securities Intermediary has established the Collateral Account;

(b)            the Collateral Account shall be maintained by the Securities Intermediary as a “securities account” as defined in Section 8-501(a) of the UCC and a “securities account” as defined in Article 1(b) of the Hague Securities Convention;

(c)            subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

(d)            all property delivered to the Securities Intermediary pursuant to this Agreement, including any Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities and the Permitted Investments, will be credited promptly to the Collateral Account;

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(e)            all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent (in its capacity as such) or any Holder or specially indorsed to the Purchase Contract Agent (in its capacity as such) or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank; and

(f)            the Securities Intermediary is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and an “intermediary” (as defined in Article 1(c) of the Hague Securities Convention) in respect of the Collateral Account.

Section 12.03.      Treatment as Financial Assets. The Securities Intermediary hereby confirms and agrees that each item of property (whether investment property, financial asset, security, instrument or Cash) credited to the Collateral Account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC).

Section 12.04.      Sole Control by Collateral Agent. Except as provided in Section 15.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

Section 12.05.      Jurisdiction. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the internal laws of the State of New York. Regardless of any provision in any other agreement, the Securities Intermediary’s jurisdiction in respect of the Collateral Account is the State of New York for purposes of the UCC. The Securities Intermediary, the Collateral Agent and the Purchase Contract Agent each confirms that this Agreement constitutes the sole agreement to which they are a party governing the Collateral Account.

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Section 12.06.      No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If the Securities Intermediary receives written notice at its Corporate Trust Office identified on the signature page hereto that any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will as soon as practicable notify the Collateral Agent and the Purchase Contract Agent.

Section 12.07.      Investment and Release. Proceeds of financial assets from time to time credited to the Collateral Account shall be invested and reinvested to the extent provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

Section 12.08.      Statements and Confirmations. The Securities Intermediary will as soon as practicable send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

Section 12.09.      [Reserved].

Section 12.10.      No Other Agreements. The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

Section 12.11.      Powers Coupled with an Interest. The rights and powers granted in this Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Agreement shall continue in effect until the termination of the Pledge.

Section 12.12.      Waiver of Lien; Waiver of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Company.

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Article XIII
Rights and Remedies of the Collateral Agent

Section 13.01.      Rights and Remedies of the Collateral Agent. (a) In addition to the rights (including, without limitation, the rights extended pursuant to Section 7.03(k)) and remedies set forth herein or otherwise available at law or in equity, after a collateral event of default (as specified in Section 13.01(b)), the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) causing any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees, (2) retention of the RSNs underlying Pledged Applicable Ownership Interests in Notes, the Pledged Treasury Securities and/or the Pledged Applicable Ownership Interests in the Treasury Portfolio in full satisfaction of the Holders’ obligations under the Purchase Contracts and this Agreement and/or (3) sale of the RSNs underlying Pledged Applicable Ownership Interests in Notes, the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio in one or more public or private sales.

(b)            Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent or under applicable law, in the event the Collateral Agent is unable to make payments to the Company on account of Proceeds of (i) the RSNs underlying Pledged Applicable Ownership Interests in Notes (other than any interest payments thereon), (ii) Pledged Applicable Ownership Interests in the Treasury Portfolio, or (iii) the Pledged Treasury Securities as provided in this Agreement in satisfaction of the Obligations of the Holder of the Units of which such RSNs underlying Pledged Applicable Ownership Interests in Notes, such Pledged Applicable Ownership Interests in the Treasury Portfolio or such Pledged Treasury Securities are a part under the related Purchase Contracts, the inability to make such payments shall constitute a “collateral event of default” hereunder and the Collateral Agent shall, for the benefit of the Company, have and may exercise, at the written direction of the Company, with reference to such RSNs underlying Pledged Applicable Ownership Interests in Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any applicable law.

(c)            Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent or under applicable law, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments with respect to (i) the RSNs underlying Pledged Applicable Ownership Interests in Notes (other than any interest payments thereon), (ii) the Pledged Treasury Securities and (iii) the Pledged Applicable Ownership Interests in the Treasury Portfolio, subject, in each case, to the provisions of this Agreement, and as otherwise provided herein.

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(d)            The Purchase Contract Agent and each Holder agrees that, from time to time, upon the written request of the Collateral Agent (acting at the written direction of the Company), the Purchase Contract Agent, on behalf of such Holder, as attorney-in-fact of such Holder, shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder; provided that in no event shall the Purchase Contract Agent be required to file any financing or continuation statements or recording of any documents or instruments in any public office at any time or times. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own grossly negligent acts, its own grossly negligent failure to act or its own willful misconduct. In addition to and without limiting the generality of the foregoing, the Purchase Contract Agent, each Holder and the Collateral Agent each hereby irrevocably constitutes and appoints the Company, with full power of substitution, as its attorney-in-fact to take on its behalf and in its name, place and stead, any action necessary or desirable to perfect or maintain the perfection and priority of the Pledge and any actions related thereto, including any actions with respect to the filing or termination of any UCC financing statements.

Article XIV
Representations and Warranties to Collateral Agent; Holder Covenants

Section 14.01.      Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent and the Company (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder effects a Transfer of Collateral, that:

(a)            such Holder has the power to grant a security interest in and lien on the Collateral;

(b)            such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article XI;

(c)            upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and (with respect to the Collateral Agent and the Securities Intermediary, at the written direction of the Company) under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article XII); and

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(d)            the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral (other than the security interest and lien granted under Article XI) or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

Section 14.02.      Covenants. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent and the Company that for so long as the Collateral remains subject to the Pledge:

(a)            neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b)            neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with a Transfer of the Units.

Article XV
The Collateral Agent, the Custodial Agent and the Securities Intermediary

Section 15.01.      Appointment, Powers and Immunities. The Company hereby appoints The Bank of New York Mellon Trust Company, N.A. to act on its behalf as the Collateral Agent, the Custodial Agent and the Securities Intermediary hereunder, and the Company hereby (i) authorizes each of the Collateral Agent, the Custodial Agent and the Securities Intermediary to take such actions on its behalf and to exercise such powers as are delegated to such the Collateral Agent, the Custodial Agent and the Securities Intermediary by the terms hereof. The Collateral Agent, the Custodial Agent and the Securities Intermediary each hereby agrees to act in its respective capacity as such upon the express conditions contained herein. The Company accepts the authorizations, appointments, acknowledgments and other actions taken by the Collateral Agent, the Custodial Agent and the Securities Intermediary in accordance with this Agreement. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall act solely as agent for the Company hereunder (and not as a fiduciary), shall not assume any obligation or relationship of agency or trust for or with any of the Holders, except for the obligations owed by a pledgee of property to the owner of the property under this Agreement and applicable law, and shall have such powers as are specifically vested in the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, by the terms of this Agreement. Each Agent’s duties hereunder and under the other documents executed in connection herewith are solely ministerial and administrative in nature. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall:

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(a)            have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent or the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto (to which the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, is not a party) beyond the specific terms hereof;

(b)            not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or the Units, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Units, any Collateral or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

(c)            not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 15.02, subject to Section 15.08);

(d)            not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

(e)            not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

(f)  beyond the exercise of reasonable care in the custody thereof, not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent, Custodial Agent nor Securities Intermediary shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral except as expressly provided herein. The Collateral Agent, Custodial Agent and Securities Intermediary shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent, Custodial Agent or Securities Intermediary in good faith; and

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(g)            not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent, Custodial Agent and Securities Intermediary shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Indenture or the Remarketing Agreement by the Company, the Holders, the Trustee or the Remarketing Agent(s).

Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral.

Section 15.02.      Instructions of the Company. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 15.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing or continuation statements.

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Section 15.03.      Reliance by the Collateral Agent, the Custodial Agent and the Securities Intermediary. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent (solely for purposes of this paragraph, the “Agents”) shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means) believed by it in good faith to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any discretionary action or matters not expressly provided for by this Agreement, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions given by the Company or the Holders, as the case may be, or by another Agent, as the case may be, in accordance with the terms of this Agreement; provided, however, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written direction from the Company or the Holders (acting in accordance with this Agreement) or from another Agent, as such Agent deems appropriate. This provision is intended solely for the benefit of the Agents and their successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 15.04.      Certain Rights. (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking, or omitting to take, or suffering any action hereunder, or suffering to exist any state of events, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance thereon.

(b)            The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document that it reasonably believes to be genuine.

(c)            The authorizations, rights, privileges, protections and benefits given to each of the Collateral Agent, the Custodial Agent or the Securities Intermediary are extended to, and shall be enforceable by, each such Collateral Agent, Custodial Agent or Securities Intermediary under any document to which it is a party. In the event any claim of inconsistency between this Agreement and the terms of any other document arises with respect to the duties, liabilities and rights of the Collateral Agent, the Custodial Agent or the Securities Intermediary, the terms of this Agreement shall control.

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Section 15.05.      Merger, Conversion, Consolidation or Succession to Business. Any Person or national association into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person or national association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any Person or national association succeeding to all or substantially all of the corporate trust business of the Collateral Agent (including the administration of this Agreement), the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 15.06.      Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their Affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder (and any of their respective Subsidiaries or Affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their Affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder without having to account for the same to the Company; provided that each of the Collateral Agent, the Custodial Agent and the Securities Intermediary covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

Section 15.07.      Non-reliance on the Collateral Agent, the Custodial Agent and the Securities Intermediary. None of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of this Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder (or any of their respective Affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective Affiliates.

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Section 15.08.      Compensation and Indemnity. The Company agrees to:

(a)            pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

(b)            indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents, partners, members, trustees, advisors, sub-officers and employees (collectively, the “Pledge Indemnitees”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and out-of-pocket expenses of outside counsel and taxes (other than taxes based upon, measured by or determined by the income of the Pledge Indemnitees) (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Pledge Indemnitees or any of them for following any instructions or other directions upon which any of the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought; and

(c)            in addition to and not in limitation of paragraph (b) of this Section 15.08, indemnify and hold the Pledge Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Pledge Indemnitees or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement; provided, the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought, including the Pledge Indemnitee’s reasonable out-of-pocket costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, any Holder of Units, or otherwise) in connection with the exercise or performance of any of the Collateral Agent’s, the Custodial Agent’s or Securities Intermediary’s powers or duties hereunder or thereunder or of enforcing the provisions of this Section 15.08 and Section 15.14.

The provisions of this Section 15.08 and Section 15.14 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary and the termination of this Agreement.

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Section 15.09.      Failure to Act. In the event that, in the good faith, reasonable belief of the Collateral Agent, the Custodial Agent or the Securities Intermediary, an ambiguity in the provisions of this Agreement arises or any actual dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder has been asserted in writing, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. In such event, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:

(a)            such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing reasonably satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or

(b)            the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to personal liability.

Section 15.10.      Resignation of the Collateral Agent, the Custodial Agent and the Securities Intermediary. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:

(i)            the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders;

(ii)            the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company upon 30 days’ written notice; and

(iii)            if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the written direction of Holders of a majority of the Units.

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The Purchase Contract Agent shall promptly notify the Company upon the transmission of notice as contemplated by clause (iii) of this Section 15.10 and any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (iii) of this Section 15.10. Upon any such resignation or removal under this Section 15.10, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, which shall not be an Affiliate of the Purchase Contract Agent. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association (which has an office or agency in the continental United States) with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article XV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary. Any resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder, at a time when such Person is also acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, the Securities Intermediary or the Custodial Agent, as the case may be.

Section 15.11.      Right to Appoint Agent or Advisor. The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or advisors and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or advisor appointed with due care by it hereunder.

132

Section 15.12.      Survival. The provisions of this Article XV shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

Section 15.13.      Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action.

Section 15.14.      Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:

(a)            all reasonable costs, fees and out-of-pocket expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of outside counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary) in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement (excluding taxes that are based on or measured by income in whole or in part (including franchise taxes)) and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

(b)            all reasonable costs, fees and out-of-pocket expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of outside counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 15.14;

(c)            all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;

(d)            all reasonable fees and out-of-pocket expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 15.11 and

(e)            any other out-of-pocket costs and expenses (excluding taxes based upon, measured by or determined by the income of the Collateral Agent, the Custodial Agent and the Securities Intermediary) reasonably incurred by the Collateral Agent, the Custodial Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

133

Section 15.15.      Force Majeure. In no event shall any of the Collateral Agent, the Custodial Agent and the Securities Intermediary be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by circumstances beyond its control, including, without limitation, acts of God; earthquake; fires; floods; nuclear or natural catastrophes; wars; civil or military disturbances; terrorist acts; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) services; labor disputes; acts of civil or military authority or governmental actions; or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility, in each case, which delay, restrict or prohibit the providing of services contemplated by this Agreement; it being understood that the Collateral Agent, the Custodial Agent and the Securities Intermediary shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under such circumstances.

Article XVI
Miscellaneous

Section 16.01.      Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder pursuant to the Pledge, shall be absolute and unconditional irrespective of:

(a)            any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

(b)            any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the Obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, this Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

(c)            any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

Section 16.02.      [Reserved].

Section 16.03.      No Implied Duties. The duties and obligations of the Agent shall be determined solely by the express terms of this Agreement, and no duties, obligations or responsibilities shall be implied into this Agreement against the Agent.

134

Section 16.04.      Instructions to The Bank of New York Mellon Trust Company, N.A. Upon The Bank of New York Mellon Trust Company, N.A.’s receipt of any initial direction, notice or instruction hereunder, any further instruction, notice or direction that The Bank of New York Mellon Trust Company, N.A. is required to make to The Bank of New York Mellon Trust Company, N.A. in its other capacities under the terms of this Agreement shall be deemed by the Company as being made by The Bank of New York Mellon Trust Company, N.A. in such other capacities without any further action by The Bank of New York Mellon Trust Company, N.A. in such other capacities.

Section 16.05.      Calculations. For the avoidance of doubt, the Company will be responsible for making all calculations called for under this Agreement and the Certificates and neither the Purchase Contract Agent nor any other Agent will be responsible for performing any such calculations or for monitoring the price of the Common Stock or for making any determinations required under Article V hereof.

[SIGNATURES ON THE FOLLOWING PAGE]

135

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DUKE ENERGY CORPORATION			THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:	/s/ Jordan Morgan		By:	/s/ Ann M. Dolezal
	Name:	Jordan Morgan		Name:	Ann M. Dolezal
	Title:	Assistant Treasurer		Title:	Vice President

Address for Notices:	Address for Notices:
525 South Tryon Street Charlotte, North Carolina 28202 Attention: Nicholas J. Giaimo, Senior Vice President, Treasurer and Chief Risk Officer Email: nick.giaimo@duke-energy.com	The Bank of New York Mellon Trust Company, N.A. 455 Salisbury Road, Suite 300 Jacksonville, Florida 32256 Attention: Corporate Trust Administration Email: barbara.zsombori@bny.com

[Signature Page to the Purchase Contract and Pledge Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

Address for Notices:

The Bank of New York Mellon Trust Company, N.A. 455 Salisbury Road, Suite 300 Jacksonville, Florida 32256 Attention: Corporate Trust Administration Email: barbara.zsombori@bny.com

[Signature Page to the Purchase Contract and Pledge Agreement]

EXHIBIT A

(FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

A-1

No.	CUSIP No. 26441C 881
Number of Corporate Units:	ISIN No. US26441C8819
Dated:

DUKE ENERGY CORPORATION

Corporate Units

This Corporate Units Certificate certifies that [Cede & Co.] is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number, taken together with the number of all other Outstanding Corporate Units and the number of all Outstanding Treasury Units, shall not exceed 40,000,000 Units. Each Corporate Unit consists of (i) the rights and obligations of the Holder under one Purchase Contract with the Company pursuant to which (A) the Holder will agree to purchase from the Company, and the Company will agree to sell to the Holder, on the Purchase Contract Settlement Date (unless a Termination Event, an Early Settlement or a Fundamental Change Early Settlement has occurred), for the Stated Amount in Cash, a number of shares of Common Stock equal to the Settlement Rate, subject to anti-dilution adjustments, and (B) the Company will pay the Holder quarterly Contract Adjustment Payments, subject to the Company’s right to defer such Contract Adjustment Payments, and (ii) either (A) an Applicable Ownership Interests in Notes or (B) upon the occurrence of a Successful Optional Remarketing during an Optional Remarketing Period or a Tax Credit Event Redemption, the Applicable Ownership Interests in the Treasury Portfolio, subject to the pledge of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) by such Holder pursuant to the Purchase Contract and Pledge Agreement.

All capitalized terms used herein that are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meanings set forth therein.

In the event of any inconsistency between the provisions of this Corporate Units Certificate and the provisions of the Purchase Contract and Pledge Agreement, the provisions of the Purchase Contract and Pledge Agreement shall govern and control.

Pursuant to the Purchase Contract and Pledge Agreement, the Applicable Ownership Interests in Notes or the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the Obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

A-2

All payments of interest on the Pledged Applicable Ownership Interests in Notes or distributions with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, constituting part of the Corporate Units shall be paid on the dates and in the manner set forth in the Purchase Contract and Pledge Agreement. Interest on the RSNs underlying the Applicable Ownership Interests in Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, forming part of the Corporate Units evidenced hereby, which are payable on each Payment Date (or, in the case of distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), which is payable on the maturity date thereof), shall, subject to receipt thereof by the Purchase Contract Agent, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for the relevant Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Fundamental Change Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in the Final Remarketing of the RSNs underlying the Pledged Applicable Ownership Interests in Notes equal to the principal amount thereof or the proceeds of the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, pledged to secure the Holder’s Obligations under such Purchase Contract.

Interest on the Applicable Ownership Interests in Notes and distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), to the extent payable to the Holder pursuant to the Purchase Contract and Pledge Agreement, if the book-entry system for the Units has been terminated, will be payable by check mailed to the address of the Holder as it appears on the Security Register or, if the Holder so requests and designates an account in writing to the Purchase Contract Agent at least five Business Days prior to the relevant Payment Date, by wire transfer to such account. All payments with respect to Global Certificates will be made by wire transfer of immediately available funds to the Depository.

A-3

Each Purchase Contract evidenced hereby obligates each Holder and Beneficial Owner to agree, for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (i) to treat each Beneficial Owner of a Corporate Unit as the owner, separately, of each of the applicable Purchase Contract and the applicable interests in the Collateral, including the RSNs underlying the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, (ii) to treat the RSNs as indebtedness, (iii) to allocate, as of the date hereof, 100% of the purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0% to each Purchase Contract, which will establish each Beneficial Owner’s initial tax basis in each Purchase Contract as $0.00 and each Beneficial Owner’s initial tax basis in each Applicable Ownership Interests in Notes as $50 (allocated equally between the interest in each series of RSNs), and (iv) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

The Company shall pay, on each Contract Adjustment Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 2.90% per year of the Stated Amount, computed on the basis of a 360-day year consisting of twelve 30-day months. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Contract Adjustment Payment Date. The Company may, at its option, defer such Contract Adjustment Payments as described in the Purchase Contract and Pledge Agreement. The Contract Adjustment Payments will rank junior and be subordinated in right of payment and upon liquidation to all of the Company’s Senior Indebtedness.

If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register or, if such Person so requests and designates an account in writing to the Purchase Contract Agent at least five Business Days prior to the relevant Payment Date, by wire transfer to such account.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual or electronic signature, this Corporate Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

A-4

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

Attested:		DUKE ENERGY CORPORATION

By:		By:
	Name:		Name:
	Title:		Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but, in its capacity as Purchase Contract Agent, solely as attorney in fact of such Holder

By:
Authorized Signatory

A-5

CERTIFICATE OF AUTHENTICATION OF
PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

A-6

(REVERSE OF CORPORATE UNITS CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Security Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, to which Purchase Contract and Pledge Agreement and any supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Fundamental Change Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

No fractional shares of Common Stock will be issued upon settlement of any Purchase Contracts, as provided in Section 5.09 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Fundamental Change Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of shares of Common Stock equal to the Minimum Settlement Rate, in the case of an Early Settlement, or the Settlement Rate plus the applicable number of Make-Whole Shares (determined, in each case, as set forth in the Purchase Contract and Pledge Agreement), in the case of a Fundamental Change Early Settlement.

In accordance with the terms of the Purchase Contract and Pledge Agreement, unless a Termination Event shall have occurred, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or a Fundamental Change Early Settlement, from the proceeds of the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), from the proceeds of a Final Remarketing of the RSNs underlying the Pledged Applicable Ownership Interests in Notes or from the exercise of a Holder’s Put Right. Unless a Termination Event has occurred, a Holder of Corporate Units who (1) does not make an effective Cash Settlement in the manner and by the time provided in Section 5.02(b)(ix) or 5.03(a) of the Purchase Contract and Pledge Agreement, (2) does not, in the manner and at the times provided in the Purchase Contract and Pledge Agreement, make an effective Early Settlement and (3) does not, in the manner and at the times provided in the Purchase Contract and Pledge Agreement, make an effective Fundamental Change Early Settlement, shall pay the Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the shares of Common Stock to be delivered under the related Purchase Contract (1) in the case of a Successful Final Remarketing, from the proceeds of the sale of the RSNs underlying the Pledged Applicable Ownership Interests in Notes held by the Collateral Agent in the Final Remarketing, (2) in the case of a Successful Optional Remarketing or a Tax Credit Event Redemption, from the proceeds at maturity of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio or clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio) or (3) in the case of a Failed Remarketing, from the proceeds of the exercise of a Holder’s Put Right, as described below.

A-7

As provided in the Purchase Contract and Pledge Agreement, upon the occurrence of a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Applicable Ownership Interests in Notes, unless such Holder has elected Cash Settlement and delivered Cash in accordance with Section 5.02(b)(ix) of the Purchase Contract and Pledge Agreement, shall be deemed to have exercised such Holder’s Put Right with respect to the RSNs underlying such Applicable Ownership Interests in Notes and to have elected to apply the Proceeds of the Put Right therefor against such Holder’s obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holders’ Obligations under such Purchase Contracts.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent, the Collateral Agent, and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the RSNs underlying the Pledged Applicable Ownership Interests in Notes or the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of such term) forming a part of each Corporate Unit, and all other Collateral, from the Pledge. A Corporate Unit shall thereafter represent the right to receive the RSNs underlying the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate Units in accordance with the terms of the Purchase Contract and Pledge Agreement.

A-8

Under the terms of the Purchase Contract and Pledge Agreement, the Purchase Contract Agent shall exercise the voting and any other consensual rights pertaining to the RSNs underlying the Pledged Applicable Ownership Interests in Notes to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of RSNs are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of RSNs, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage prepaid, to the Corporate Units Holders the notice required by the Purchase Contract and Pledge Agreement.

Subject to the provisions of the Purchase Contract and Pledge Agreement, upon the occurrence of a Successful Optional Remarketing or a Tax Credit Event Redemption and receipt in the Collateral Account of the proceeds thereof, the Collateral Agent shall instruct the Securities Intermediary to apply an amount equal to the Remarketing Treasury Portfolio Purchase Price or the Tax Credit Event Treasury Portfolio Purchase Price, as applicable, to purchase the Remarketing Treasury Portfolio or the Tax Credit Event Treasury Portfolio, as applicable.

Following the occurrence of a Successful Optional Remarketing or a Tax Credit Event Redemption, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio or (ii)(A) with respect to the Tax Credit Event Portfolio, as applicable, of the definition of such term) as the Collateral Agent had in respect of Applicable Ownership Interests in Notes and the underlying RSNs, subject to the Pledge thereof as provided in the Purchase Contract and Pledge Agreement, and any reference herein to the RSNs or Applicable Ownership Interests in Notes shall be deemed to be a reference to the Remarketing Treasury Portfolio, the Tax Credit Event Treasury Portfolio or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be.

The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute Treasury Securities with an aggregate principal amount at maturity equal to the aggregate principal amount of RSNs underlying the Applicable Ownership Interests in Notes, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Applicable Ownership Interests in Notes, or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract constituting such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

A-9

Subject to, and in compliance with, the terms and conditions set forth in the Purchase Contract and Pledge Agreement, the Holder of Corporate Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Treasury Securities secure the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury Unit.” Subject to certain exceptions described in the Purchase Contract and Pledge Agreement, a Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units.

Subject to and upon compliance with the provisions of, and certain exceptions described in, the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement in integral multiples of 40 Corporate Units, or if Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units, in integral multiples of 160,000 Corporate Units.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the RSNs underlying the Pledged Applicable Ownership Interests in Notes or the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of such term) underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.

Upon the occurrence of a Fundamental Change, a Holder of Corporate Units may effect Fundamental Change Early Settlement of the Purchase Contracts underlying such Corporate Units pursuant to the terms of the Purchase Contract and Pledge Agreement in integral multiples of 40 Corporate Units, or if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units, in integral multiples of 160,000 Corporate Units. Upon Fundamental Change Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the RSNs underlying the Pledged Applicable Ownership Interests in Notes or the portion of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) and clause (ii)(A), as applicable, of the definition of such term) underlying such Corporate Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock or other consideration specified in the Purchase Contract and Pledge Agreement on account of each Purchase Contract that forms a part of a Corporate Unit as to which Fundamental Change Early Settlement is effected equal to the sum of the applicable Settlement Rate and the applicable number of Make-Whole Shares (determined, in each case, as set forth in the Purchase Contract and Pledge Agreement).

A-10

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement) under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, irrevocably appoints the Purchase Contract Agent to enter into and perform under the related Purchase Contracts forming part of the Corporate Units evidenced hereby, the Purchase Contract and Pledge Agreement and the Remarketing Agreement to be entered into among the Company, the Purchase Contract Agent and the Remarketing Agent(s) identified therein, as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time (the “Remarketing Agreement”), on its behalf and in its name as its attorney-in-fact and the Holder of this Corporate Units Certificate hereby authorizes the Purchase Contract Agent to take such actions on its behalf and to exercise such powers as are delegated to the Purchase Contract Agent by the terms of the Purchase Contract and Pledge Agreement or the Remarketing Agreement or under any other document or instrument referred to or provided for herein or in connection herewith; agrees to be bound by the terms and provisions of the Corporate Unit evidenced hereby (including, but not limited to, the terms and provisions of the Purchase Contract forming part of such Unit, and the Purchase Contract and Pledge Agreement) for so long as it remains a Holder of such Unit; consents to, and agrees to be bound by, the Pledge of the Applicable Ownership Interests in Notes and the underlying RSNs or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, underlying this Corporate Units Certificate pursuant to the Purchase Contract and Pledge Agreement; and expressly withholds any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise of the Purchase Contract forming part of the Corporate Unit evidenced hereby by the Company or its trustee, receiver, liquidator or any person or entity performing similar functions in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, any payments with respect to the RSNs underlying the Pledged Applicable Ownership Interests in Notes (other than interest payments thereon) or the Proceeds of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(A) with respect to the Remarketing Treasury Portfolio and clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition of Applicable Ownership Interests in the Treasury Portfolio), as the case may be, on the Purchase Contract Settlement Date in an amount equal to the aggregate Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s Obligations under the related Purchase Contracts. The Holder of this Corporate Units Certificate hereby accepts the authorizations, appointments, acknowledgments and other actions taken by the Purchase Contract Agent in accordance with the Purchase Contract and Pledge Agreement, the Remarketing Agreement or any other document or instrument referred to or provided for or in connection with the Purchase Contract and Pledge Agreement. Upon The Bank of New York Mellon Trust Company, N.A.’s receipt of any initial direction, notice or instruction under the Purchase Contract and Pledge Agreement, any further instruction, notice or direction that The Bank of New York Mellon Trust Company, N.A. is required to make to The Bank of New York Mellon Trust Company, N.A. in its other capacities under the terms of the Purchase Contract and Pledge Agreement shall be deemed by the Holder of this Corporate Units Certificate as being made by The Bank of New York Mellon Trust Company, N.A. in such other capacities without any further action by The Bank of New York Mellon Trust Company, N.A. in such other capacities.

A-11

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of not less than a majority of the Outstanding Units.

The Corporate Units and Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

Prior to due presentment of this Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of (subject to the applicable record date) any payment or distribution with respect to the RSNs underlying the Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i)(B) or clause (i)(C) with respect to the Remarketing Treasury Portfolio and clause (ii)(B) with respect to the Tax Credit Event Treasury Portfolio, as applicable, of the definition thereof) or payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with the Corporate Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company or the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary. A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

A-12

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney, to transfer said Corporate Units Certificates on the books of Duke Energy Corporation, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature Guarantee:

A-13

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to, the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. If shares are to be registered in the name of, or beneficial interests therein are to be transferred to, a Person other than the undersigned (or the Beneficial Owner of this Certificate), the undersigned (or the Beneficial Owner of this Certificate) will pay any transfer tax payable incident thereto.

Dated:	(if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of registered Holder:

Name:	Name:

Address:	Address:

Social Security or other Taxpayer Identification Number, if any

Signature:

Signature Guarantee:

A-14

ELECTION TO SETTLE EARLY/FUNDAMENTAL CHANGE
EARLY SETTLEMENT

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect [Early Settlement] [Fundamental Change Early Settlement] may be exercised only with respect to Purchase Contracts underlying Corporate Units in multiples of 40 Corporate Units or an integral multiple thereof; provided that if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component of the Corporate Units, Corporate Units Holders may only effect [Early Settlement] [Fundamental Change Early Settlement] in multiples of 160,000 Corporate Units. The undersigned Holder directs that a certificate for shares (including in book entry if requested by the Holder) of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and (if applicable) any accrued and unpaid Contract Adjustment Payments (including deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) payable upon such [Early Settlement] [Fundamental Change Early Settlement] and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected to, the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. RSNs underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and any other Collateral deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee:

A-15

Number of Corporate Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of registered Holder:

Name:	Name:

Address:	Address:

Social Security or other Taxpayer Identification Number, if any

Signature:

Signature Guarantee:

Transfer Instructions for RSNs underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Fundamental Change Early Settlement]:

A-16

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Corporate Units evidenced by this Global Certificate is [  ]. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Corporate Units evidenced by the Global Certificate	Amount of decrease in number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

A-17

EXHIBIT B

(FORM OF FACE OF TREASURY UNITS CERTIFICATE)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

B-1

No.	CUSIP No. 26441C 808
Number of Treasury Units:	ISIN No. US26441C8082
Dated:

Duke Energy Corporation

Treasury Units

This Treasury Units Certificate certifies that [Cede & Co.] is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number, taken together with the number of all other Outstanding Treasury Units and the number of all Outstanding Corporate Units, shall not exceed 40,000,000 Units. Each Treasury Unit consists of (i) a 1/20 undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Purchase Contract and Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company pursuant to which (A) the Holder will agree to purchase from the Company, and the Company will agree to sell to the Holder, on the Purchase Contract Settlement Date (unless a Termination Event, an Early Settlement or a Fundamental Change Early Settlement has occurred), for the Stated Amount in Cash, a number of shares of Common Stock equal to the Settlement Rate, subject to anti-dilution adjustments, and (B) the Company will pay the Holder quarterly Contract Adjustment Payments, subject to the Company’s right to defer such Contract Adjustment Payments.

All capitalized terms used herein that are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meanings set forth therein.

In the event of any inconsistency between the provisions of this Treasury Units Certificate and the provisions of the Purchase Contract and Pledge Agreement, the provisions of the Purchase Contract and Pledge Agreement shall govern and control.

Pursuant to the Purchase Contract and Pledge Agreement, the Treasury Securities underlying each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the Obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Fundamental Change Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the Holder’s Obligations under such Purchase Contract.

B-2

Each Purchase Contract evidenced hereby obligates each Holder and Beneficial Owner to agree, for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority), to (i) treat each Beneficial Owner of a Treasury Unit as the owner, separately, of each of the applicable Purchase Contract and the applicable interests in the Treasury Securities and (ii) in all events, not take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenant.

The Company shall pay, on each Contract Adjustment Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 2.90% per year of the Stated Amount, computed on the basis of a 360-day year consisting of twelve 30-day months. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Contract Adjustment Payment Date. The Company may, at its option, defer such Contract Adjustment Payments, as described in the Purchase Contract and Pledge Agreement. The Contract Adjustment Payments will rank junior and be subordinated in right of payment and upon liquidation to all of the Company’s Senior Indebtedness.

If the book-entry system for the Treasury Units has been terminated, the Contract Adjustment Payments will be payable by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register or, if such Person so requests and designates an account in writing to the Purchase Contract Agent at least five Business Days prior to the relevant Payment Date, by wire transfer to such account.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual or electronic signature, this Treasury Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

B-3

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

DUKE ENERGY CORPORATION
Attested:

By:		By:
	Name:		Name:
	Title:		Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as attorney-in-fact of such Holder

By:
Authorized Signatory

B-4

CERTIFICATE OF AUTHENTICATION OF
PURCHASE CONTRACT AGENT

This is one of the Treasury Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

B-5

(REVERSE OF TREASURY UNITS CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Security Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, to which Purchase Contract and Pledge Agreement and any supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Fundamental Change Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

No fractional shares of Common Stock will be issued upon settlement of any Purchase Contracts, as provided in Section 5.09 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Fundamental Change Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of shares of Common Stock equal to the Minimum Settlement Rate, in the case of an Early Settlement, or the Settlement Rate plus the applicable number of Make-Whole Shares (determined, in each case, as set forth in the Purchase Contract and Pledge Agreement), in the case of a Fundamental Change Early Settlement.

In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Treasury Unit Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Fundamental Change Early Settlement of each such Purchase Contract or by applying the proceeds of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Purchase Price for such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury Units who does not, in the manner and at the times provided in the Purchase Contract and Pledge Agreement, make an effective Early Settlement or Fundamental Change Early Settlement, shall pay the Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

B-6

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities underlying each Treasury Unit, and all other Collateral, from the Pledge. A Treasury Unit shall thereafter represent the right to receive the Treasury Security underlying such Treasury Unit, in accordance with the terms of the Purchase Contract and Pledge Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute RSNs for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the interest in the Treasury Security and the Purchase Contract constituting such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

Subject to, and in compliance with, the terms and conditions set forth in the Purchase Contract and Pledge Agreement, the Holder of Treasury Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Applicable Ownership Interests in Notes secure the Holder’s obligation under the Purchase Contract shall be referred to as a “Corporate Unit.” Subject to certain exceptions described in the Purchase Contract and Pledge Agreement, a Holder may make such Collateral Substitution only in integral multiples of 40 Treasury Units for 40 Corporate Units.

Subject to and upon compliance with the provisions of, and certain exceptions described in, the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement in integral multiples of 20 Treasury Units.

B-7

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.

Upon the occurrence of a Fundamental Change, a Holder of Treasury Units may effect Fundamental Change Early Settlement of the Purchase Contracts underlying such Treasury Units pursuant to the terms of the Purchase Contract and Pledge Agreement in integral multiples of 20 Treasury Units. Upon Fundamental Change Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock or other consideration specified in the Purchase Contract and Pledge Agreement on account of each Purchase Contract that forms a part of a Treasury Unit as to which Fundamental Change Early Settlement is effected equal to the sum of the applicable Settlement Rate and the applicable number of Make-Whole Shares (determined, in each case, as set forth in the Purchase Contract and Pledge Agreement).

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement) under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, irrevocably appoints the Purchase Contract Agent to enter into and perform under the related Purchase Contracts forming part of the Treasury Units evidenced hereby, the Purchase Contract and Pledge Agreement and the Remarketing Agreement to be entered into among the Company, the Purchase Contract Agent and the Remarketing Agent(s) identified therein, as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time (the “Remarketing Agreement”), on its behalf and in its name as its attorney-in-fact and the Holder of this Treasury Units Certificate hereby authorizes the Purchase Contract Agent to take such actions on its behalf and to exercise such powers as are delegated to the Purchase Contract Agent by the terms of the Purchase Contract and Pledge Agreement or the Remarketing Agreement or under any other document or instrument referred to or provided for herein or in connection herewith; agrees to be bound by the terms and provisions of the Treasury Unit evidenced hereby (including, but not limited to, the terms and provisions of the Purchase Contract forming part of such Unit, and the Purchase Contract and Pledge Agreement) for so long as it remains a Holder of such Unit; consents to, and agrees to be bound by, the Pledge of the Pledged Treasury Securities underlying this Treasury Units Certificate pursuant to the Purchase Contract and Pledge Agreement; and expressly withholds any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise of the Purchase Contract forming part of the Treasury Unit evidenced hereby by the Company or its trustee, receiver, liquidator or any person or entity performing similar functions in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, payments in respect to the aggregate principal amount at maturity of the Pledged Treasury Securities on the Purchase Contract Settlement Date equal to the aggregate Purchase Price, as described in the Purchase Contract and Pledge Agreement, for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s Obligations under such Purchase Contracts. The Holder of this Treasury Units Certificate hereby accepts the authorizations, appointments, acknowledgments and other actions taken by the Purchase Contract Agent in accordance with the Purchase Contract and Pledge Agreement, the Remarketing Agreement or any other document or instrument referred to or provided for or in connection with the Purchase Contract and Pledge Agreement. Upon The Bank of New York Mellon Trust Company, N.A.’s receipt of any initial direction, notice or instruction under the Purchase Contract and Pledge Agreement, any further instruction, notice or direction that The Bank of New York Mellon Trust Company, N.A. is required to make to The Bank of New York Mellon Trust Company, N.A. in its other capacities under the terms of the Purchase Contract and Pledge Agreement shall be deemed by the Holder of this Treasury Units Certificate as being made by The Bank of New York Mellon Trust Company, N.A. in such other capacities without any further action by The Bank of New York Mellon Trust Company, N.A. in such other capacities.

B-8

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of not less than a majority of the Outstanding Units.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

Prior to due presentment of this Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of (subject to the applicable record date) any payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with the Treasury Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company or the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary. A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

B-9

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney, to transfer said Treasury Units Certificates on the books of Duke Energy Corporation, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature
Guarantee:

B-10

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to, the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. If shares are to be registered in the name of, or beneficial interests therein are to be transferred to, a Person other than the undersigned (or the Beneficial Owner of this Certificate), the undersigned (or the Beneficial Owner of this Certificate) will pay any transfer tax payable incident thereto.

(if assigned to another person)

Dated:	REGISTERED HOLDER

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	Please print name and address of registered Holder:

Name	Name:

Address:	Address:

Social Security or other Taxpayer Identification Number, if any

Signature:

Signature Guarantee:

B-11

ELECTION TO SETTLE EARLY/FUNDAMENTAL CHANGE
EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Fundamental Change Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units in multiples of 20 Treasury Units or an integral multiple thereof. The undersigned Holder directs that a certificate for shares (including in book entry if requested by the Holder) of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and (if applicable) any accrued and unpaid Contract Adjustment Payments (including deferred Contract Adjustment Payments and Compounded Contract Adjustment Payments thereon) payable upon such [Early Settlement] [Fundamental Change Early Settlement] and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected to, the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

The undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature:

Signature Guarantee:

B-12

Number of Treasury Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER:

Please print name and address of registered Holder:

Name:	Name:

Address:	Address:

Social Security or other Taxpayer Identification Number, if any

Signature:

Signature Guarantee:

Transfer Instructions for Pledged Treasury Securities transferable upon [Early Settlement] [Fundamental Change Early Settlement]:

B-13

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Treasury Units evidenced by this Global Certificate is [         ]. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Treasury Units evidenced by the Global Certificate	Amount of decrease in number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

B-14

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT FROM HOLDER

(To Create Treasury Units or Corporate Units)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: [Corporate Units] [Treasury Units] of Duke Energy Corporation, a Delaware corporation (the “Company”).

The undersigned Holder hereby notifies you that it has deposited with The Bank of New York Mellon Trust Company, N.A., as Securities Intermediary, for credit to the Collateral Account, $[ ] principal amount at maturity of [RSNs of each series] [Treasury Securities] in exchange for an equal principal amount at maturity of [Pledged Treasury Securities] [RSNs underlying Pledged Applicable Ownership Interests in Notes] held in the Collateral Account, in accordance with the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [RSNs underlying Pledged Applicable Ownership Interests in Notes] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units].

Dated:	Signature

Signature Guarantee:

Please print name and address of Registered Holder:

Name:	Social Security or other Taxpayer Identification Number

Address

C-1

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS UPON TERMINATION EVENT

(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:

Email:

Re: [Corporate Units] [Treasury Units] of Duke Energy Corporation, a Delaware Corporation (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time.

We hereby notify you that we have been notified by the Company pursuant to Section 5.07 of the Purchase Contract and Pledge Agreement or by Holders of not less than 25% of the aggregate Stated Amount of the Units pursuant to Section 3.15(b) of the Purchase Contract and Pledge Agreement that a Termination Event has occurred and that [the RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) underlying the Pledged Applicable Ownership Interests in Notes] [the Applicable Ownership Interests in the Treasury Portfolio] [the Treasury Securities] comprising a portion of your ownership interest in [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [RSNs] [Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] (the “Released Securities”).

Pursuant to Section 3.15 of the Purchase Contract and Pledge Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units] [Treasury Units] effected through book entry or by delivery to us of your [Corporate Units Certificate] [Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units] [Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate] [Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Dated:

The Bank of New York Mellon Trust
Company, N.A.,
as Purchase Contract Agent

By:
Name:
Title:

D-2

EXHIBIT E

NOTICE TO SETTLE WITH CASH

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Corporate Units of Duke Energy Corporation, a Delaware corporation (the “Company”).

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.03 of the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Security Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that such Holder has elected, prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period, to pay to or upon the order of the Securities Intermediary for deposit in the Collateral Account, prior to 4:00 p.m., New York City time, on the first Business Day immediately preceding the first day of the Final Remarketing Period (in Cash by certified or cashiers’ check or wire transfer, in immediately available funds) $[ ] as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to [ ] Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder’s election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Dated:	Signature:

Signature Guarantee:

Please print name and address of Registered Holder:

Name of DTC Participant:

Social Security or other Taxpayer Identification Number, if any:

DTC Participant code:

Phone:

Email:

E-1

Wire instructions for payment of:

Bank Name:
Bank Address:
Wire ABA:

ACH ABA:

For the account of:
Account No.:
Amount:

Any written notices should be sent to:

Name(s):

Address:
Email:

U.S. Federal Tax Information

If you, a DTC participant, do not have a W-9 on file with the Purchase Contract Agent, you must attach a completed W-9 form, a copy of which is available at: http//www.irs.gov.

E-2

EXHIBIT F

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT

(Creation of Treasury Units)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Corporate Units of Duke Energy Corporation (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $[ ] aggregate principal amount at maturity of Treasury Securities or security entitlements with respect thereto in exchange for an equal aggregate principal amount of RSNs underlying Pledged Applicable Ownership Interests in Notes (consisting of an equal amount of 2032 RSNs and 2036 RSNs) relating to [ ] Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to Transfer to the undersigned an equal aggregate principal amount at maturity of RSNs underlying Pledged Applicable Ownership Interests in Notes or security entitlements with respect thereto related to [ ] Corporate Units of such Holder in accordance with Section 3.13 of the Agreement.

F-1

Dated:

The Bank of New York Mellon Trust
Company, N.A.,
as Purchase Contract Agent and as
attorney-in-fact of the Holders from
time to time of the Units

By:
Name:
Title:

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the RSNs underlying Pledged Applicable Ownership Interests in Notes:

Name:	Social Security or other Taxpayer Identification Number, if any

Address:

F-2

EXHIBIT G

INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY

(Creation of Treasury Units)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Corporate Units of Duke Energy Corporation (the “Company”).

Reference is hereby made to the securities account of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, maintained on the books of the Securities Intermediary and designated “Duke Energy Equity Units Collateral Account (No. 9017184)” (the “Collateral Account”).

Please also refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Security Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

When you have confirmed that $[ ] aggregate principal amount at maturity of Treasury Securities or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of [ ], as Holder of [ ] Corporate Units (the “Holder”), you are hereby instructed to release from the Collateral Account an equal aggregate principal amount of RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) underlying Pledged Applicable Ownership Interests in Notes or security entitlements with respect thereto relating to [ ] Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

Dated:

The Bank of New York Mellon Trust
Company, N.A.,
as Collateral Agent

By:

Name:
Title:

G-1

EXHIBIT H

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT

(Re-creation of Corporate Units)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Treasury Units of Duke Energy Corporation (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

We hereby notify you in accordance with Section 3.14 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $[ ] principal amount of RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) relating to [ ] Corporate Units in exchange for $[ ] principal amount at maturity of Pledged Treasury Securities relating to [ ] Treasury Units and has delivered to the undersigned a notice stating that the Holder has Transferred such RSNs or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned $[ ] aggregate principal amount at maturity of Treasury Securities related to [ ] Treasury Units of such Holder in accordance with Section 3.14 of the Agreement.

The Bank of New York Mellon Trust
Company, N.A., as Purchase
Contract Agent

Dated:	By:
Name:
Title:

H-1

Please print name and address of Holder electing to substitute RSNs or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer Identification Number, if any

Address:

H-2

EXHIBIT I

INSTRUCTION
FROM COLLATERAL AGENT TO
SECURITIES INTERMEDIARY

(Re-creation of Corporate Units)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Treasury Units of Duke Energy Corporation (the “Company”).

Reference is hereby made to the securities account of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, maintained on the books of the Securities Intermediary and designated “Duke Energy Equity Units Collateral Account (No. 9017184)” (the “Collateral Account”).

Please also refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

When you have confirmed that $[ ] aggregate principal amount of RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of [ ], as Holder of [ ] Treasury Units (the “Holder”), you are hereby instructed to release from the Collateral Account $[ ] aggregate principal amount at maturity of Treasury Securities by Transfer to the Purchase Contract Agent.

Dated:

The Bank of New York Mellon Trust Company,
N.A., as Collateral Agent

Name:
Title:

I-1

EXHIBIT J

NOTICE TO SETTLE WITH CASH FROM PURCHASE CONTRACT
AGENT TO COLLATERAL AGENT

(Cash Settlement Amounts)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Corporate Units of Duke Energy Corporation (the “Company”)

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time,. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

In accordance with Section 5.03(a)(iv) of the Agreement, we hereby notify you that as of 4:00 p.m., New York City time, on the first Business Day immediately preceding the first day of the Final Remarketing Period, we have received (i) notification from the Securities Intermediary that it has received for deposit in the Collateral Account $[ ] in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to [ ] Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $[ ] of RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) underlying Pledged Applicable Ownership Interests in Notes are to be offered for purchase in each Remarketing during the Final Remarketing Period.

Dated:

The Bank of New York Mellon Trust Company,
N.A., as Purchase Contract Agent

Name:
Title:

J-1

EXHIBIT K

INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: 4.85% Remarketable Senior Notes due 2032 and 4.85% Remarketable Senior Notes due 2036 of Duke Energy Corporation

The undersigned hereby notifies you in accordance with Section 5.02(d) of the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among Duke Energy Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $[ ] aggregate principal amount of Separate 2032 RSNs and $[ ] aggregate principal amount of Separate 2036 RSNs for delivery to the Remarketing Agent(s) prior to a Remarketing, other than during a Blackout Period, for remarketing pursuant to Section 5.02(d) of the Agreement. The undersigned will, upon request of the Remarketing Agent(s), execute and deliver any additional documents deemed by the Remarketing Agent(s) or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate RSNs tendered hereby. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

The undersigned hereby instructs you to deliver such Separate RSNs to or upon the order of the Remarketing Agent(s) against payment of the Proceeds of a Successful Remarketing attributable to such Separate RSNs from the Remarketing Agent(s), and to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “Payment Instructions” or the Depository in accordance with the applicable procedures of the Depository if such Remarketing was effected through The Depository Trust Company (“DTC”). The undersigned hereby instructs you, in the event of a Failed Remarketing to deliver such Separate RSNs to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to surrender, sell, assign and transfer the Separate RSNs surrendered hereby and that the undersigned is the record owner of any Separate RSNs surrendered herewith in physical form or a participant in DTC and the Beneficial Owner of any Separate RSNs surrendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.02(a) or (b), as applicable, of the Agreement and (iii) acknowledges and agrees that after 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period, such election shall become an irrevocable election to have such Separate RSNs remarketed in each Remarketing during the Applicable Remarketing Period, and that the Separate RSNs surrendered herewith will only be returned in the event of a Failed Remarketing.

K-1

Date:

Name

Address

By:
Name:
Title:

Signature
Guarantee:

Social Security or other Taxpayer Identification Number, if any

A.          PAYMENT INSTRUCTIONS

Proceeds of a Successful Remarketing attributable to the Separate RSNs delivered hereunder should be paid by the following wire instructions, or if unavailable by check in the name of the person(s) set forth below and mailed to the address set forth below.

[Wire Instructions]

Name(s):
(Please Print)
Address:
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

K-2

B.          DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, RSNs which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)
Address:
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

In the event of a Failed Remarketing, RSNs which are in book-entry form should be credited to the account at DTC to the person(s) set forth below.

DTC Account Number:

Name of Account Party:

K-3

EXHIBIT L

INSTRUCTION TO CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: 4.85% Remarketable Senior Notes due 2032 and 4.85% Remarketable Senior Notes due 2036 of Duke Energy Corporation

The undersigned hereby notifies you in accordance with Section 5.02(d) of the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among Duke Energy Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $[ ] aggregate principal amount of Separate 2032 RSNs and $[ ] aggregate principal amount of Separate 2036 RSNs delivered to you for Remarketing pursuant to Section 5.02(d) of the Agreement. The undersigned hereby instructs you to return such Separate RSNs to the person(s) and the address(es) indicated herein under “A. Delivery Instructions.”

With this notice, the undersigned hereby agrees to be bound by the terms and conditions of Section 5.02(d) of the Agreement. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

Name

Address

By:
Name:
Title:

Signature
Guarantee:

Social Security or other Taxpayer Identification Number, if any

L-1

A.          DELIVERY INSTRUCTIONS

In the event of a withdrawal of Separate RSNs from a Remarketing, Separate RSNs which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)
Address:
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

In the event of a withdrawal of Separate RSNs from a Remarketing, Separate RSNs which are in book-entry form should be credited to the account at The Depository Trust Company to the person(s) set forth below.

DTC Account Number:

Name of Account Party:

L-2

EXHIBIT M

NOTICE TO SETTLE WITH CASH AFTER FAILED FINAL REMARKETING

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re: Corporate Units of Duke Energy Corporation, a Delaware corporation (the “Company”)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(b)(ix) of the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Purchase Contract and Pledge Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that such Holder has elected to pay to or upon the order of the Securities Intermediary for deposit in the Collateral Account, on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date (in Cash by certified or cashier’s check or wire transfer, in immediately available funds), $[ ] as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to [ ] Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to settle the Purchase Contracts related to such Holder’s Corporate Units with separate Cash. Capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Contract and Pledge Agreement.

Date:

Signature:

Signature Guarantee

Please print name and address of Registered Holder:

M-1

EXHIBIT N

NOTICE
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT

(Settlement with Separate Cash)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re:         Corporate Units of Duke Energy Corporation, a Delaware corporation (the “Company”)

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

We hereby notify you in accordance with the last paragraph of Section 5.02(b)(ix) of the Agreement that the holder of Corporate Units named below (the “Holder”) has elected to settle the [ ] Purchase Contracts related to its Pledged Applicable Ownership Interests in Notes with $[ ] of separate Cash prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date (in Cash by certified or cashier’s check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary) and has delivered to the undersigned a notice to that effect.

We hereby request that you, upon confirmation that the Purchase Price has been paid by the Holder to the Securities Intermediary for credit to the Collateral Account in accordance with Section 5.02(b)(ix) of the Agreement in lieu of exercise of such Holder’s Put Right, give us notice of the receipt of such payment and, thereafter, you are instructed to, or instructed to cause the Securities Intermediary to, (A) deposit the separate Cash received in the Collateral Account and, if applicable, invest such separate Cash in Permitted Investments consistent with the instructions of the Company as provided in Section 5.03(a)(v) of the Agreement with respect to Cash Settlement (as specified by Section 5.02(b)(ix)), (B) promptly release from the Pledge the RSNs of each series underlying the Applicable Ownership Interests in Notes related to the Corporate Units as to which such Holder has paid such separate Cash, and (C) promptly Transfer all such RSNs to us for distribution to such Holder, in each case free and clear of the Pledge created by the Agreement.

N-1

Dated:

By:	The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and attorney-in-fact of the Holders from time to time of the Units

Name:
Title:

Please print name and address of Holder electing a Cash Settlement

Name

Address

Social Security or other Taxpayer Identification Number, if any

N-2

EXHIBIT O

NOTICE OF SETTLEMENT WITH SEPARATE CASH FROM
SECURITIES INTERMEDIARY TO PURCHASE CONTRACT AGENT AND
COLLATERAL AGENT

(Settlement with Separate Cash)

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Re:         Corporate Units of Duke Energy Corporation (the “Company”)

Please refer to the Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

In accordance with the last paragraph of Section 5.02(b)(ix) of the Agreement, we hereby notify you that as of 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, (i) we have received from [ ] $[ ] in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to [ ] Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $[ ] of RSNs (consisting of an equal amount of 2032 RSNs and 2036 RSNs) underlying related Pledged Applicable Ownership Interests in Notes are to be released from the Pledge and Transferred to you.

The Bank of New York Mellon Trust Company, N.A., as Securities Intermediary

Dated:

By:
Name:
Title:

O-1

EXHIBIT P

FORM OF REMARKETING AGREEMENT

[•]

The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attn: Corporate Trust Administration

Ladies and Gentlemen:

This Agreement is dated as of [•], 20[•] (the “Agreement”) by and among Duke Energy Corporation, a Delaware corporation (the “Company”), and [•]1, as the reset agent and the remarketing agent[s] (the “Remarketing Agent”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, not individually, but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below), relating to the appointment of [•]2 to serve as Remarketing Agent with respect to the Remarketing of the RSNs (as defined below).

The Company has also entered into: (a) a Purchase Contract and Pledge Agreement, dated as of August 13, 2026 (the “Purchase Contract and Pledge Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, and (b) an Underwriting Agreement, dated August 10, 2026 (the “Underwriting Agreement”), among the Company and the underwriters named therein, each related to the Company’s Corporate Units (the “Corporate Units”).

On August 13, 2026, the Company issued an aggregate of 40,000,000 Corporate Units, each of which initially consists of a stock purchase contract issued by the Company and (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Remarketable Senior Notes due August 1, 2032 (the “2032 RSNs”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Remarketable Senior Notes due August 1, 2036 (the “2036 RSNs” and, together with the 2032 RSNs, the “RSNs”). The 2032 RSNs were issued pursuant to an Indenture, dated as of June 3, 2008, (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a thirty-sixth supplemental indenture, dated as of August 13, 2026, to the Base Indenture relating to the 2032 RSNs (the “Thirty-sixth Supplemental Indenture”), by and between the Company and the Trustee. The 2036 RSNs were issued pursuant to the Base Indenture, as heretofore supplemented and as further supplemented by a thirty-seventh supplemental indenture, dated as of August 13, 2026, to the Base Indenture relating to the 2036 RSNs (the “Thirty-seventh Supplemental Indenture” and, together with the Thirty-sixth Supplemental Indenture, the “Supplemental Indentures”), by and between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”

1 Insert one or more Remarketing Agents to be designated by the Company.

2 Insert one or more Remarketing Agents to be designated by the Company.

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The RSNs that form part of the Corporate Units are pledged pursuant to the Purchase Contract and Pledge Agreement to secure Corporate Units Holders’ Obligations under the related Purchase Contracts on the Purchase Contract Settlement Date.

The terms and conditions under which the Remarketing will occur are as provided for in the Indenture and the Purchase Contract and Pledge Agreement and as provided for herein.

Section 1.    DEFINITIONS.

(a)           Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement.

(b)           As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Applicable Time” has the meaning specified in Section 3(b) of this Agreement.

“Base Indenture” has the meaning specified in the third paragraph of this Agreement.

“Base Prospectus” as of any time means the prospectus relating to the Remarketed RSNs that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Closing Date” has the meaning specified in Section 3(b) of this Agreement.

“Commencement Date” has the meaning specified in Section 3 of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” has the meaning specified in Section 5(b) of this Agreement.

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“indemnified party” has the meaning specified in Section 7(a) of this Agreement.

“Indenture” has the meaning specified in the third paragraph of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, if any, as defined in Rule 433 under the Securities Act, relating to the Remarketed RSNs.

“Material Adverse Change” has the meaning specified in Section 6(b) of this Agreement.

“Permitted Free Writing Prospectus” has the meaning specified in Section 5(e) of this Agreement.

“Preliminary Prospectus” means a preliminary prospectus, if any, relating to the Remarketed RSNs included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus.

“Pricing Disclosure Package” means the Registration Statement, if any, or any amendment thereof and the Preliminary Prospectus, if any, taken together with the Permitted Free Writing Prospectus, if any, used in connection with a Successful Remarketing at the Applicable Time.

“Prospectus” means the prospectus, if any, relating to the Remarketed RSNs, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

“Purchase Contract Agent” has the meaning specified in the first paragraph of this Agreement.

“Purchase Contract and Pledge Agreement” has the meaning specified in the second paragraph of this Agreement.

“Registration Statement” means a registration statement, if any, under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed RSNs pursuant to Section 5(a), including all exhibits thereto and the documents incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, and any post-effective amendments thereto.

“Remarketed RSNs” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of RSNs underlying the Pledged Applicable Ownership Interests in Notes and the Separate RSNs, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in the case of an Optional Remarketing, by 4:00 p.m., New York City time, on the Business Day immediately prior to the first day of the applicable Optional Remarketing Period, or in the case of a Final Remarketing, promptly after 4:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include (i) the RSNs underlying the Pledged Applicable Ownership Interests in Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, an Early Settlement or a Fundamental Change Early Settlement in accordance with the Purchase Contract and Pledge Agreement and, in the case of a Final Remarketing, who have not notified the Purchase Contract Agent prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required Cash payment prior to 4:00 p.m., New York City time, on the first Business Day immediately preceding the first day of the Final Remarketing Period and (ii) the Separate RSNs of the holders of Separate RSNs, if any, who have elected to have their Separate RSNs remarketed in any such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.

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“Remarketing Agent” has the meaning specified in the first paragraph of this Agreement.

“Remarketing Fee” has the meaning specified in Section 4 of this Agreement.

“Remarketing Materials” means the Preliminary Prospectus, the Prospectus and/or any Issuer Free Writing Prospectus furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

“Representation Date” has the meaning specified in Section 3 of this Agreement.

“Representatives” has the meaning specified in Section 3(b) of this Agreement.

“Reset Rates” has the meaning specified in Section 2(d) of this Agreement.

“RSNs” has the meaning specified in the third paragraph of this Agreement.

“Securities” has the meaning specified in Section 10 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplemental Indentures” has the meaning specified in the third paragraph of this Agreement.

“Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement, the Corporate Units, the RSNs and the Indenture, in each case as amended or supplemented from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

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“Trustee” has the meaning specified in the third paragraph of this Agreement.

“Underwriters” has the meaning specified in Section 3(b) of this Agreement.

“Underwriting Agreement” has the meaning specified in the second paragraph of this Agreement.

Section 2.    APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENT.

(a)           The Company hereby appoints [•] as the exclusive Remarketing Agent(s), and, subject to the terms and conditions set forth herein, [each of] [•] hereby accepts appointment as Remarketing Agent, for the purpose of (i) remarketing the Remarketed RSNs on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Supplemental Indentures, the Reset Rates for the RSNs, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

(b)           Unless a Termination Event or a Tax Credit Event Redemption has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during the applicable Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed RSNs at the applicable Remarketing Price. For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Optional Remarketing, as the Company may commence or postpone or cancel (for the avoidance of doubt, prior to the execution of a related underwriting agreement or purchase agreement entered into in connection with such remarketing of the Remarketed RSNs) an Optional Remarketing in its absolute and sole discretion. In the case of an Optional Remarketing, on any Remarketing Date, the Remarketing Agent shall notify the Company, the Collateral Agent, Quotation Agent and the Purchase Contract Agent of the amount and issue of the U.S. Treasury securities (or principal or interest strips thereof) that will constitute the Remarketing Treasury Portfolio, which will be selected by the Remarketing Agent in its sole reasonable discretion in accordance with the Purchase Contract and Pledge Agreement. The Company will cause the Quotation Agent to notify the Remarketing Agent of the Remarketing Treasury Portfolio Purchase Price no later than 4:00 p.m., New York City time, on such Remarketing Date. If the Remarketing Agent is also acting as Quotation Agent, the Quotation Agent shall be entitled to all rights, protections and privileges granted herein to the Remarketing Agent.

(c)           If there is no Successful Optional Remarketing during the applicable Optional Remarketing Period or no Optional Remarketing occurs on the Optional Remarketing Date, if any, and unless a Termination Event or a Tax Credit Event Redemption has occurred prior to such date, on each Remarketing Date in the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed RSNs at the applicable Remarketing Price. It is understood and agreed that the Remarketing on any Remarketing Date in the Final Remarketing Period will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone the Final Remarketing in the Company’s sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

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(d)           In connection with a Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Remarketed RSNs should bear (the “Reset Rates”) in order for the Remarketed RSNs to have an aggregate market value equal to at least the applicable Remarketing Price and that in the reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed RSNs at no less than the applicable Remarketing Price in such Remarketing; provided that such Reset Rates shall not exceed the maximum interest rate permitted by applicable law; provided further that in order to remarket the RSNs, the Remarketing Agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward) in accordance with Article 7 of the Supplemental Indentures in order to produce the required price in the Remarketing.

(e)            If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (i) the Remarketing Agent is unable to Remarket all of the Remarketed RSNs, at a price not less than the applicable Remarketing Price pursuant to the terms and conditions hereof or (ii) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 was not satisfied, the Remarketing Agent shall advise by telephone (and promptly deliver a notice in writing thereafter to) the Depository, the Purchase Contract Agent, the Collateral Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. In the event of a Failed Remarketing, the applicable interest rate on the RSNs will not be reset and will continue to be the Coupon Rate (as defined in the Supplemental Indentures).

(f)            In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agent shall promptly advise by e-mail:

(i)          the Depository, the Purchase Contract Agent, the Trustee, the Collateral Agent, the Custodial Agent and the Company of the Reset Rates with respect to the RSNs and the aggregate principal amount of Remarketed RSNs sold in such Remarketing;

(ii)         each purchaser (or the Depository Participant thereof) of Remarketed RSNs of the Reset Rates and the aggregate principal amount of Remarketed RSNs such purchaser is to purchase;

(iii)        each such purchaser (if other than a Depository Participant) to give instructions to its Depository Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed RSNs purchased through the facilities of the Depository; and

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(iv)        each such purchaser (or Depository Participant thereof) that the Remarketed RSNs will not be delivered until the Remarketing Settlement Date and (if applicable) that if such purchaser wishes to trade the Remarketed RSNs that it has purchased prior to the Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

The Remarketing Agent shall also, if required by the Securities Act, deliver, in conformity with the requirements of the Securities Act, to each purchaser a Prospectus in connection with the Remarketing.

(g)           The proceeds from a Successful Remarketing (i) with respect to the RSNs underlying the Applicable Ownership Interests in Notes that are components of the Corporate Units and (ii) with respect to the Separate RSNs, in each case, shall be applied in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.

(h)           It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed RSNs, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon surrender of Remarketed RSNs for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon surrender of the Remarketed RSNs for Remarketing.

Section 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the “Commencement Date”), (ii) at the first time of sale of the Remarketed RSNs during the Applicable Remarketing Period and (iii) on and as of the Remarketing Settlement Date (in each case a “Representation Date”), that:

(a)           This Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification hereunder may be limited by federal or state securities laws or public policy.

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(b)           Each of the representations and warranties of the Company as set forth in Section 2 of the Underwriting Agreement (other than, for the avoidance of doubt, any representation related to registration of the offered securities when the applicable Remarketing is conducted pursuant to an exemption from registration under the Securities Act) is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(b), any reference in such sections of the Underwriting Agreement to (i) the “Registration Statement,” “Base Prospectus,” “Issuer Free Writing Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Pricing Disclosure Package” shall be deemed to refer to such terms as defined herein, (ii) the “Closing Date” shall be deemed to refer to the Remarketing Settlement Date, (iii) “Applicable Time” shall be deemed to refer to the time immediately prior to the time of the first sale of Remarketed RSNs to investors during the applicable Remarketing Period; (iv) the “Securities” shall be deemed to refer to the Remarketed RSNs, (v) “Agreement” shall be deemed to refer to this Agreement and (vi) “Underwriters” or “Representatives” shall be deemed to refer to the Remarketing Agent. In the event the applicable Remarketing is conducted pursuant to an exemption from registration under the Securities Act, each of the Company and the Remarketing Agent agree to negotiate in good faith to supplement or amend the representations in this Section 3 as is necessary.

(c)           The Remarketed RSNs have been duly authorized and when duly executed, authenticated, issued and delivered in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(d)           The Remarketed RSNs and the Indenture conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus, if any.

(e)           No event of default, and no event that with the passage of time or the giving of notice or both would become an event of default, shall have occurred and be continuing, under any of the Transaction Documents.

Section 4.    FEES.

In the event of a Successful Remarketing of the Remarketed RSNs, the Company shall pay the Remarketing Agent a remarketing fee to be agreed upon in writing by the Company and the Remarketing Agent prior to any such Remarketing (the “Remarketing Fee”).

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Section 5.    COVENANTS OF THE COMPANY.

The Company covenants and agrees as follows:

(a)            If and to the extent the Remarketed RSNs are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, the Company shall:

(i)          prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission, if not already effective, prior to the second Business Day immediately preceding the applicable Remarketing Date;

(ii)         file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

(iii)        advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

(iv)        file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed RSNs;

(v)         file all Issuer Free Writing Prospectuses required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act;

(vi)        advise the Remarketing Agent, promptly after it receives notice thereof, (a) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, (b) of the suspension of the qualification of any of the Remarketed RSNs for offering or sale in any jurisdiction, (c) of the initiation or threatening of any proceeding for any such purpose, or (d) of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain its withdrawal;

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(vii)       furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (a) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (b) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (c) the Prospectus and any amended or supplemented Prospectus; and (d) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(viii)      during the time between the applicable Commencement Date and the Remarketing Settlement Date, prior to filing with the Commission (a) any amendment to the Registration Statement or supplement to the Prospectus or (b) any Prospectus pursuant to Rule 424 under the Securities Act, furnish a copy thereof to the Remarketing Agent, and not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent;

(ix)        as soon as practicable, but in any event not later than eighteen months, after the date of a Successful Remarketing, make “generally available to its security holders” an “earnings statement” of the Company complying with (which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158; and

(x)          take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed RSNs for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.

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(b)           The Company shall pay: (i) the costs incident to the preparation and printing of the Registration Statement, if any, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (iii) the cost of printing, word-processing or reproducing this Agreement and any documents in connection with the offering, purchase, sale and delivery of the Remarketed RSNs; (iv) any fees and expenses of qualifying the Remarketed RSNs under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agent); (v) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Remarketed RSNs; and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder. Except as expressly provided herein, the Remarketing Agent will pay all of its own expenses, including the fees of its counsel.

(c)           The Company shall furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company’s officers, directors, employees and accountants to participate in all such discussions and supply all such information reasonably requested by any such Person in connection with such investigation.

(d)           At the written request of the Remarketing Agent, between the applicable Commencement Date and the applicable Remarketing Settlement Date, the Company will not, without the prior written consent of the Remarketing Agent (which consent may be withheld at the reasonable discretion of the Remarketing Agent), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Remarketed RSNs or securities exchangeable for or convertible into debt securities similar to the Remarketed RSNs.

(e)           The Company represents and agrees that, unless it obtains the prior written consent of the Remarketing Agent, and the Remarketing Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Remarketed RSNs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission; provided that, if prepared and used in accordance with Section 5(f) of this Agreement, such prior written consent shall be deemed given with respect to any final term sheet. Any such free writing prospectus consented to in writing by the Company and the Remarketing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, and has complied and will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

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(f)           The Company shall prepare a final term sheet relating to the Remarketed RSNs, containing only information that describes the final terms of the Remarketed RSNs after providing the Remarketing Agent and its legal counsel with a reasonable opportunity to review and comment on such final term sheet (such final term sheet to be in form and substance as last reviewed by the Remarketing Agent and the Company), and will file such final term sheet within the period required by Rule 433(d) of the Securities Act following the date such final terms have been established for the Remarketed RSNs. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

Section 6.    CONDITIONS TO THE REMARKETING AGENT’S OBLIGATIONS.

The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

(a)           The Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; the Issuer Free Writing Prospectus, if any, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been timely filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has paid the fees required by the Commission relating to the Remarketed RSNs within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Remarketing Agent.

(b)           During the period of time between the applicable Commencement Date and the Remarketing Settlement Date, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof), or any development that could reasonably be expected to result in a material adverse change, in or affecting particularly, the business or properties of the Company (such change or development, a “Material Adverse Change”) that, in the Remarketing Agent’s judgment, makes it impractical and inadvisable to proceed with completion of a remarketing; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the Remarketing Agent’s reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of a Remarketing.

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(b)           The Company shall pay: (i) the costs incident to the preparation and printing of the Registration Statement, if any, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (iii) the cost of printing, word-processing or reproducing this Agreement and any documents in connection with the offering, purchase, sale and delivery of the Remarketed RSNs; (iv) any fees and expenses of qualifying the Remarketed RSNs under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agent); (v) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Remarketed RSNs; and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder. Except as expressly provided herein, the Remarketing Agent will pay all of its own expenses, including the fees of its counsel.

(c)           The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein and in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to such Remarketing Date.

(d)           The Company shall have furnished to the Remarketing Agent a written certificate executed by any Vice President, Treasurer or Assistant Treasurer of the Company, dated as of the applicable Remarketing Settlement Date, to the effect that, to the best of their knowledge after reasonable investigation:

(i)          the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)         the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)        there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act;

(iv)        for the period from the Commencement Date to such Remarketing Settlement Date, there has not occurred any Material Adverse Change;

(v)         the representations and warranties of the Company in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Remarketing Settlement Date; and

(vi)        the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Remarketing Settlement Date.

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(e)           (i) On the date of a Successful Remarketing, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated as of such date, in form and substance satisfactory to the Remarketing Agent, of the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Remarketing Materials, if any, and (ii) on the applicable Remarketing Settlement Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the independent accountants of the Company, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the applicable Remarketing Settlement Date.

(f)            Each of (i) outside counsel for the Company reasonably acceptable to the Remarketing Agent, and (ii) counsel of the Company, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated as of the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel’s opinion furnished pursuant to Sections 6(f) and 6(e), respectively, of the Underwriting Agreement, adapted as necessary to relate to the Remarketed RSNs and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.

(g)           Counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated as of the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent.

(h)           At the applicable Remarketing Settlement Date, counsel for the Remarketing Agent shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Remarketed RSNs as contemplated herein.

Section 7.    INDEMNIFICATION.

(a)           The Company agrees that it will indemnify and hold harmless each Remarketing Agent and the officers, directors, partners, members, employees, agents and affiliates of each Remarketing Agent and each person, if any, who controls any Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “indemnified party”), against any loss, expense, claim, damage or liability to which, jointly or severally, such Remarketing Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Base Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter provided in this Section 7, the Company agrees to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by or through any Remarketing Agent expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

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(b)           Each Remarketing Agent, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Base Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by or through such Remarketing Agent expressly for use in any such document; and, except as hereinafter provided in this Section 7, each Remarketing Agent, severally and not jointly, agrees to reimburse the Company and its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c)           Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission to so notify an indemnifying party shall not relieve it from any liability that it may have to the indemnified party otherwise than under its agreement contained in this Section 7. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees to promptly notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Remarketed RSNs.

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Section 8.    CONTRIBUTION.

(a)           If any Remarketing Agent or person entitled to indemnification by the terms of subsection (a) of Section 7 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of Section 7, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of Section 7 or if such claim is unavailable under controlling precedent, such Remarketing Agent or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Remarketing Agent or person is entitled, there shall be considered the relative benefits received by such Remarketing Agent or person and the Company from the offering of the Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Remarketing Agent or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Remarketing Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Remarketing Agents were treated as one entity for such purpose).

(b)           No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

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(c)            The indemnity and contribution provided for in Section 7 and this Section 8 and the representations and warranties of the Company and the several Remarketing Agents set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Remarketing Agent or any person controlling any Remarketing Agent or the Company or their respective directors or officers, (ii) the acceptance of any Securities and payment therefor under this Agreement and (iii) any termination of this Agreement.

Section 9.    RESIGNATION AND REMOVAL OF THE REMARKETING AGENT.

The Remarketing Agent may, upon 30 days’ prior written notice, resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent by written notice at any time, in the case of a resignation, delivered to the Company and the Purchase Contract Agent and, in the case of a removal, delivered to the Remarketing Agent and the Purchase Contract Agent; provided, however, that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as a successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

Section 10.  DEALING IN SECURITIES.

The Remarketing Agent, when acting as the Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed RSNs, Corporate Units, Treasury Units or any of the securities of the Company (collectively, the “Securities”), but shall not be obligated to purchase any of the Remarketed RSNs for its own account. The Remarketing Agent may exercise any vote or join in any action that any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 11.  REMARKETING AGENT’S PERFORMANCE; DUTY OF CARE.

The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of the Transaction Documents, and the Remarketing Agent shall not be responsible for the performance of any other duties and obligations than as are specifically set forth in the Transaction Documents, and no implied covenants or obligations shall be read into the Transaction Documents against the Remarketing Agent. The Remarketing Agent may conclusively rely upon any notice or document given or furnished to the Remarketing Agent and shall be protected in acting upon any such notice or document reasonably believed by it to have been given, signed, presented or made by the proper party or parties. The Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rates on the RSNs or, if there is any such limitation, the maximum permissible Reset Rates on the RSNs, and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the third Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rates. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed RSNs in its individual capacity or as Remarketing Agent for any action or failure to act on its part in connection with a Remarketing or otherwise, except if such liability is (a) judicially determined to have resulted from its failure to comply with the terms of this Agreement or bad faith, gross negligence or willful misconduct on its part or (b) determined pursuant to Section 7 or Section 8 of this Agreement. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of the Remarketing Agent pursuant to this Agreement.

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Section 12.  TERMINATION.

This Agreement shall automatically terminate (a) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9 of this Agreement and (b) on the earlier of (i) the occurrence of a Termination Event or a Tax Credit Event Redemption and (ii) the Business Day immediately following the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out of pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 hereof shall have been paid in full.

Section 13.  REIMBURSEMENT OF REMARKETING AGENT’S EXPENSES.

If this Agreement shall be terminated pursuant to Section 12 or if the settlement of the Remarketed RSNs does not occur in connection with a Successful Remarketing because of any of the events referred to in Section 6(b)(ii) to (iv) hereof, then the Company shall not then be under any liability to the Remarketing Agent except as provided in Sections 5(b), 7 and 8 hereof; but, if for any other reason, the settlement of the Remarketed RSNs does not occur in connection with a Successful Remarketing, the Company will reimburse the Remarketing Agent for all out-of-pocket expenses, including fees and disbursements of its counsel, reasonably incurred by the Remarketing Agent in making preparations for the settlement of the Remarketed RSNs, but the Company shall then be under no further liability to the Remarketing Agent with respect to such failed settlement of the Remarketed RSNs except as provided in Sections 5(b), 7 and 8 hereof.

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Section 14.  RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)           In the event that any Remarketing Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Remarketing Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Remarketing Agent that is a Covered Entity or a BHC Act Affiliate of such Remarketing Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Remarketing Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15.  NO FIDUCIARY DUTY.

The Company hereby acknowledges that (a) the transactions contemplated under this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Remarketing Agent and any affiliate through which it may be acting, on the other hand, (b) the Remarketing Agent is not acting as a fiduciary of the Company and (c) the Company’s engagement of the Remarketing Agent in connection with the Remarketing is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Remarketing (irrespective of whether the Remarketing Agent has advised or is currently advising the Company on related or other matters, and the Remarketing Agent shall have no responsibility or liability to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement). The Company agrees that it will not claim that the Remarketing Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

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Section 16.  NOTICES.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

[•]

with a copy to:

[•]

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to:

525 South Tryon Street

Charlotte, North Carolina 28202

Attention: Nicholas J. Giaimo, Senior Vice President, Treasurer and Chief Risk Officer
Email: nick.giaimo@duke-energy.com

(c)           if to the Purchase Contract Agent, shall be delivered or sent by mail to:

The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent

4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. For purposes of this Section 16, the provisions of Section 1.05 of the Purchase Contract and Pledge Agreement shall be incorporated herein as if set forth herein in full with respect to notices to be delivered to the Purchase Contract Agent.

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Section 17.  PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 18.  SURVIVAL.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Remarketing Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of the Remarketed RSNs. The provisions of Sections 7, 8, 11 and 13 hereof shall survive the resignation or removal of the Remarketing Agent pursuant to this Agreement or the termination and cancellation of this Agreement.

Section 19.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Section 20.  JUDICIAL PROCEEDINGS.

Each party hereto expressly accepts and irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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Section 21.  WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 22.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 23.  HEADINGS.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 24.  SEVERABILITY.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 25.  AMENDMENTS.

This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Notes, the RSNs, or the Corporate Units that would in any way materially adversely affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent. The Purchase Contract Agent shall be permitted to conclusively rely on an Officer’s Certificate and Opinion of Counsel delivered to it pursuant to the Purchase Contract and Pledge Agreement to the effect that any such amendment or modification does not in any way materially adversely affect the rights, duties and obligations of the Remarketing Agent.

Section 26.  SUCCESSORS AND ASSIGNS.

Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

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Section 27.  RIGHTS OF THE PURCHASE CONTRACT AGENT.

The parties hereto acknowledge that the Purchase Contract Agent is entering into this Agreement pursuant to the Purchase Contract and Pledge Agreement not in its individual capacity but solely as Purchase Contract Agent and as attorney-in-fact of the Holders of the Units. Notwithstanding any other provisions of this Agreement, the Purchase Contract Agent shall be entitled to all the rights, protections, indemnities, immunities and privileges granted to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement. For the avoidance of doubt, the parties hereto agree that in no event shall the Purchase Contract Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase Contract Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Purchase Contract Agent assumes no responsibility for the correctness of the recitals contained herein, makes no representation as to the validity or sufficiency of this Agreement or the validity of the RSNs and shall not be accountable for the use or application of the proceeds from the RSNs, including the Remarketed RSNs.

[SIGNATURES ON THE FOLLOWING PAGE]

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If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DUKE ENERGY CORPORATION

By:
Name:
Title:

CONFIRMED AND ACCEPTED:

[•]
as Remarketing Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually, but solely as Purchase Contract Agent and as attorney-in-fact of the Holders of the Purchase Contracts

By:
Name:
Title:

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